UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Quanex Building Products Corporation

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QUANEX BUILDING PRODUCTS CORPORATION	January 24, 2011

1900 West Loop South Suite 1500 Houston, Texas 77027 (713) 961-4600	Dear Fellow Stockholder:

You are cordially invited to attend the Company’s Annual Meeting of Stockholders to be held at 8:00 a.m., C.S.T., on Thursday, February 24, 2011, at the Company’s principal executive offices at 1900 West Loop South, 15th Floor, Houston, Texas.

This year you will be asked to vote in favor of the election of three directors, in favor of an advisory vote approving the Company’s executive compensation structure, in favor of an amendment to the Company’s 2008 Omnibus Incentive Plan, and in favor of ratifying the appointment of Deloitte & Touche LLP as the Company’s external auditors. In addition, you will be asked to provide an advisory vote indicating whether you prefer that the Company seek shareholder advisory votes on executive compensation every one, two, or three years. These proposals are more fully explained in the attached proxy statement, which you are encouraged to read.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL OUTLINED IN THE ATTACHED PROXY, AND IN FAVOR OF A ONE-YEAR TIMELINE FOR COMPENSATION ADVISORY VOTES. THE BOARD FURTHER URGES YOU TO VOTE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Thank you for your continued support.

Sincerely,

/s/ DAVID D. PETRATIS

David D. Petratis
Chairman of the Board

YOUR VOTE IS IMPORTANT

QUANEX BUILDING PRODUCTS CORPORATION
PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 24, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quanex Building Products Corporation, a Delaware corporation (the “Company” or “QBP”), will be held at the principal executive offices of the Company, 1900 West Loop South, Suite 1500, Houston, Texas, 77027, on Thursday, February 24, 2011, at 8:00 a.m., C.S.T., for the following purposes:
(1)	To elect three directors to serve until the Annual Meeting of Stockholders in 2014;
(2)	To provide a non-binding advisory vote approving the Company’s executive compensation program;
(3)	To provide a non-binding advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future;
(4)	To approve an amendment to the Company’s 2008 Omnibus Incentive Plan to increase the number of shares available for grant under the Plan;
(5)	To ratify the appointment of Deloitte & Touche LLP as the Company’s external auditors; and
(6)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.
The Board of Directors has fixed the close of business on January 7, 2010, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company’s principal executive offices, will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting, and will be made available at the time and place of the meeting during the whole time thereof.
Please execute your vote promptly. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting and wish to vote in person.
The Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2010, accompanies this Notice.

By order of the Board of Directors,

/s/ KEVIN P. DELANEY

Kevin P. Delaney Senior Vice President — General Counsel and Secretary
Houston, Texas
January 24, 2011

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held February 24, 2011
This Proxy Statement and the accompanying form of proxy are to be first mailed on or about January 24, 2011, to all holders of record on January 7, 2011 (the “Record Date”), of the common stock, $.01 par value (the “Common Stock”), of Quanex Building Products Corporation, a Delaware corporation (the “Company”), and are furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held at the Company’s principal executive offices, 1900 West Loop South, Suite 1500, Houston, Texas, 77027, at 8:00 a.m., C.S.T., on Thursday, February 24, 2011, and at any adjournment or adjournments thereof. Shares of Common Stock represented by any un-revoked proxy in the enclosed form, if such proxy is properly executed and is received prior to the meeting, will be voted in accordance with the specifications made on such proxy. Proxies on which no specifications have been made will be voted for the election as director of the nominees listed herein and for each other proposal included herein. Proxies are revocable by written notice to the Secretary of the Company at the address of the Company set forth below, or by delivery of a later dated proxy, at any time prior to their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the meeting.
The Common Stock is the only class of securities of the Company that is entitled to vote at the meeting. As of the close of business on the Record Date, the date for determining stockholders who are entitled to receive notice of and to vote at the meeting, there were 37,500,325 shares of Common Stock outstanding. Each share is entitled to one vote. The presence at the meeting, in person or by proxy, of the holders of a majority of shares of Common Stock is necessary to constitute a quorum.
The cost of soliciting proxies will be borne by the Company. Solicitation may be made personally or by mail, telephone or electronic data transfer by officers, directors and regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies), or by the firm of Alliance Advisors, LLC, which has been retained by the Company to assist in the solicitation for a fee of approximately $6,000. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxy materials to the beneficial owners of Common Stock. The mailing address of the Company’s principal executive office is 1900 West Loop South, Suite 1500, Houston, Texas, 77027.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 24, 2011:
Our Proxy Statement and 2010 Annual Report are available online at the following web address:
http://www.quanex.com/ ir_annual_reports.html
In accordance with Securities and Exchange Commission rules, this website provides complete anonymity with respect to any stockholder accessing it.

MATTERS TO COME BEFORE THE MEETING
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Three directors are to be elected at the meeting. The Company’s Certificate of Incorporation and Amended and Restated Bylaws both provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with the terms of office of the classes expiring at different times. Directors are divided into three classes with Classes I, II, and III standing for election at the annual meetings of stockholders in 2011, 2012 and 2013, respectively. Ms. Davis and Mr. Rupp were elected to a term ending in 2011 by written consent of our sole stockholder dated February 28, 2008. Mr. Stevens was elected by the Board in 2010 to a term ending in 2011. Both Class II directors were elected to a term ending in 2012 at the 2009 Annual Meeting. William C. Griffiths was elected to a term ending in 2013 at the 2010 Annual Meeting, while LeRoy D. Nosbaum was elected by the Board in 2010 to a term ending in 2013, so as to ensure the satisfaction of the Company’s Bylaw requirement that director classes be as equal in size as possible. The terms of office of Susan F. Davis, Joseph D. Rupp, and Curtis M. Stevens expire at the 2011 Annual Meeting.
In reviewing the information contained in this Proxy Statement that relates to our directors and officers, it is important to note that Quanex Building Products Corporation was initially created on December 12, 2007, in connection with the April 2008 spin-off of the building products business of Quanex Corporation, and related merger of Quanex Corporation with Gerdau S.A. In connection with these transactions, the directors and officers of Quanex Corporation became the directors and officers of Quanex Building Products Corporation. As such, we have listed these “carryover” directors and officers as beginning with the Company in 2007 despite the fact that they may have served in similar positions with Quanex Corporation prior to that time. For information related to the transaction, the origins of Quanex Building Products Corporation, and any pre-transaction service as a director or officer of Quanex Corporation, please see (a) the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008, (b) the Information Statement attached as Exhibit 99.1 to the Company’s Registration Statement on Form 10, filed April 4, 2008 and effective April 9, 2008, and (c) Quanex Corporation’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended October 31, 2007.

Nominees for election for term expiring at the 2014			Director
Annual Meeting (Class I Directors)	Principal Occupation	Age	Since

Susan F. Davis	Executive Vice President of Human Resources of Johnson Controls, Inc., a global leader in automotive systems, battery technology and building controls (Milwaukee, Wisconsin).	57	2007

Joseph D. Rupp	Chairman, President and Chief Executive Officer of Olin Corporation, a basic materials company concentrated in chemicals and ammunition (Clayton, Missouri).	60	2007

Curtis M. Stevens	Executive Vice President, Administration and Chief Financial Officer of Louisiana-Pacific Corporation, a leading building materials manufacturer (Nashville, Tennessee).	58	2010

Directors whose terms expire at the 2012 Annual Meeting (Class II Directors)

Donald G. Barger, Jr.	Retired Executive Vice President and Chief Financial Officer of YRC Worldwide Inc. (formerly Yellow Roadway Corporation), a provider of transportation services throughout North America and other international markets (Overland Park, Kansas).	67	2007

David D. Petratis	Chairman, President and Chief Executive Officer, Quanex Building Products Corporation (Houston, Texas).	53	2008

Nominees for election for term expiring at the 2013 Annual Meeting (Class III Director)

William C. Griffiths	Former Chairman of the Board, President and Chief Executive Officer of Champion Enterprises, Inc., a leading producer of modular and manufactured housing (Troy, Michigan).	59	2009

LeRoy D. Nosbaum	Retired Chairman and Chief Executive Officer of Itron, Inc., a leading technology provider to the global energy and water industries and a leading provider of intelligent metering, data collection and utility software solutions (Spokane, Washington)	64	2010

Director Biographies, Key Attributes, and Skills
Donald Barger, age 67
Biography: Mr. Barger retired in February 2008 from YRC Worldwide Inc. (formerly Yellow Roadway Corporation), one of the world’s largest transportation service providers. Mr. Barger served as a special advisor to the Chief Executive Officer of YRC Worldwide Inc. from August 2007 to February 2008, and as Executive Vice President and Chief Financial Officer of YRCW from December 2000 to August 2007. From March 1998 to December 2000, Mr. Barger was Vice President and Chief Financial Officer of Hillenbrand Industries, a provider of services and products for the health care and funeral services industries. From 1993 to 1998, Mr. Barger was Vice President of Finance and Chief Financial Officer of Worthington Industries, Inc., a diversified steel processor.
Key Attributes, Experience, and Skills: During his time at YRC Worldwide, Hillenbrand Industries, and Worthington Industries, Mr. Barger built a deep knowledge of finance, accounting, auditing, and management processes, and also gained extensive strategic, and manufacturing process expertise. Mr. Barger has also participated in numerous mergers, acquisitions, and restructurings, and has built strong public company, corporate governance, and international experiences. Mr. Barger has also amassed a good deal of public company board experience through his service on the boards of Quanex Corporation, Gardner Denver, Globe Specialty Metals and Precision Aerospace Components.
Other Directorships Since 2005: Mr. Barger currently serves on the boards of Gardner Denver, Inc., Globe Specialty Metals, Inc. and Precision Aerospace Components, Inc. Mr. Barger also served on the Board of Quanex Corporation from 1995 until its merger with Gerdau in April 2008.
Susan Davis, age 57
Biography: Ms. Davis was elected in September 2006 as Executive Vice President of Human Resources for Johnson Controls, Inc., a global leader in automotive systems, building efficiency and power solutions. Ms. Davis previously served as Vice President of Human Resources for Johnson Controls from 1994 to 2006, and in various other positions with Johnson Controls, which she originally joined in 1983. Johnson Controls is a $34 billion NYSE-traded company.
Key Attributes, Experience, and Skills: As the executive leader of Human Resources for Johnson Controls since 1994, Ms. Davis has acquired extensive management, corporate governance, public company, and international business expertise. She has also worked extensively with executive compensation and management development issues. Further, Johnson Controls’ status as a global leader in building efficiency products and controls has provided Ms. Davis with the opportunity to accumulate extensive experience in the building products industry and with manufacturing processes, both of which are very valuable in her service as a director of the Company. Ms. Davis also gained public company board experience as a result of her service as a director for Butler Manufacturing and Quanex Corporation.
Other Directorships Since 2005: Ms. Davis served on the board of Quanex Corporation from 1998 until its merger with Gerdau in April 2008.

William Griffiths, age 59
Biography: Mr. Griffiths is the former Chairman of the Board, President and CEO of Champion Enterprises, Inc. a $1 billion NYSE-traded producer of modular and manufactured housing. He joined Champion as a Director, and as President and Chief Executive Officer, in August 2004, and was named Chairman of the Board in 2006. Champion filed for Chapter 11 bankruptcy on November 15, 2009, and emerged from bankruptcy in March 2010. Mr. Griffiths resigned from Champion in June 2010. From 2001 to 2004, Mr. Griffiths was President — Fluid Systems Division at SPX Corporation, a global multi-industry company located in Charlotte, NC.
Key Attributes, Experience, and Skills: During his tenure as CEO of Champion Enterprises, Mr. Griffiths gained extensive experience with manufacturing processes, corporate governance, and public company issues. Champion also provided Mr. Griffiths with valuable expertise and insight into the building products industry. In addition, Mr. Griffiths’ tenure as a senior leader at SPX Corporation provided him with extensive and wide-reaching expertise in international operations management and international business in general. It also allowed him to build a great deal of experience in mergers and acquisitions, both international and domestic.
Other Directorships Since 2005: Mr. Griffiths served as a member of the Champion board from 2004 to 2010, including a term as Chairman from 2006 to 2010. Mr. Griffiths also served as a member of the board of Wolverine Tube, Inc. from 2005 to 2007.
LeRoy Nosbaum, age 64
Biography: Mr. Nosbaum is the retired Chairman and Chief Executive Officer of Itron, Inc., a leading technology provider to the global energy and water industries and a leading provider of intelligent metering, data collection and utility software solutions. Mr. Nosbaum joined Itron in 1996, was promoted to the role of President and CEO in 2000, and was elected as Chairman in 2002. He retired from Itron in 2009. Prior to his employment with Itron, Mr. Nosbaum served in various positions at Metricom, Inc. from 1989 to 1996, and at Schlumberger Limited from 1977 to 1989.
Key Attributes, Experience, and Skills: Mr. Nosbaum brings to the board strong sales, marketing and technology expertise, which he gained during his service as the Executive VP of Marketing and Sales for Metricom, Inc. In his various roles at Itron, Mr. Nosbaum also built extensive public company, strategic development, technology and manufacturing process expertise. Mr. Nosbaum gained extensive acquisition experience while serving as CEO of Itron. Mr. Nosbaum also gained international experience at Itron, which is an international company with operations throughout Europe, South America, and Asia. In addition, he has built corporate governance expertise both through his role as CEO of Itron, and through his service on the Nominating and Corporate Governance Committee of Esterline Technologies.
Other Directorships Since 2005: Mr. Nosbaum served as director of Itron from 2000 to 2002 and as Chairman from 2002 to 2009. Mr. Nosbaum currently serves on the board of Esterline Technologies Corporation.
David Petratis, age 53
Biography: Mr. Petratis was elected Chairman of the Board of QBP on December 4, 2008, and was named President and CEO of the Company on July 1, 2008. Before joining the Company, Mr. Petratis was President and Chief Executive Officer of Schneider Electric North America and Executive Vice President of Schneider Electric S.A. of Paris, France. Schneider Electric is a global manufacturer of electrical distribution and control. Prior to that time, Mr. Petratis was President of MGE UPS Systems America, a spin-out of Schneider Electric. Prior to that, he held key management positions with Square D Company from 1981 to 1994.
Key Attributes, Experience, and Skills: As QBP’s Chairman and Chief Executive Officer, Mr. Petratis provides the Board with valuable insight into management’s views and perspectives. Mr. Petratis’ time at Schneider Electric and QBP have provided him with an extensive background in the building products industry, as well as strong experience with operations and lean manufacturing, the merger and acquisition process, and strategy development. In addition to his service as Chairman of QBP, Mr. Petratis has also acquired public board experience through his tenure as a director of Gardner Denver, Inc.
Other Directorships Since 2005: Mr. Petratis currently serves on the board of Gardner Denver, Inc.

Joseph Rupp, age 60
Biography: Mr. Rupp has been Chairman, President and Chief Executive Officer of Olin Corporation since 2005. Prior to his election as Chairman, Mr. Rupp was President and Chief Executive Officer of Olin from 2002 to 2005. Prior to 2002, Mr. Rupp served in various positions with Olin, which he originally joined in 1972. Olin is a $1.5 billion NYSE-traded basic materials company concentrated in chemicals and ammunition.
Key Attributes, Experience, and Skills: As the CEO of Olin, Mr. Rupp has amassed strong corporate governance expertise, public company management experience, and solid financial acumen. He also brings a wealth of experience in operations management, lean manufacturing processes, and mergers and acquisitions. In addition, he has gained extensive public board experience as a director of Olin since 2002 and as a director of Quanex Corporation from 2007 to 2008.
Other Directorships Since 2005: Mr. Rupp served as a director of Olin Corporation from 2002 to 2005, and has been Chairman of Olin’s board since 2005. He also served as a director of Quanex Corporation from 2007 until its merger with Gerdau in April 2008.
Curtis Stevens, age 58
Biography: Mr. Stevens is currently the Executive Vice President, Administration and Chief Financial Officer of Louisiana-Pacific Corporation, a NYSE traded building materials manufacturer. Mr. Stevens has served as CFO of Louisiana-Pacific since 1997, and as Executive Vice President, Administration, since 2002. Prior to joining Louisiana-Pacific, Mr. Stevens served for 14 years in various financial and operational positions at Planar Systems, a flat-panel display products manufacturer.
Key Attributes, Experience, and Skills: Through his role as CFO of Louisiana-Pacific, Mr. Stevens has acquired broad experience in the building products industry. He also possesses a strong background in accounting and finance, as well as extensive expertise in information technology and supply chain management, strategy development, and public company issues. Further, Louisiana-Pacific’s international operations have provided Mr. Stevens with strong international business experience.
Other Directorships Since 2005. Mr. Stevens served as a director of Longview Fibre Company (NYSE) from 2006 to when the company was sold in 2007.
The Board of Directors has affirmatively determined that Ms. Davis and each of Messrs. Barger, Griffiths, Nosbaum Rupp, and Stevens have no material relationship with the Company and have satisfied the independence requirements of the New York Stock Exchange. In assessing director independence, the Board of Directors considered the relationships (as a customer or supplier or otherwise) of the Company with various companies with which such directors may be affiliated and has determined that there are no such relationships that, in the opinion of the Board, might impact any director’s independence. In making this assessment, the Board took into account the level of transactions with such companies in relationship to the Company’s and the other parties’ aggregate sales, the level of director involvement in such transactions and the ability of such directors to influence such transactions, and determined that no such transactions existed. During the fiscal year, the Nominating and Corporate Governance Committee determined that there were no “related party” transactions, as defined by the Securities and Exchange Commission. In addition, each of such directors has met the definitions of “non-employee director” under Rule 16b-3 of the Securities and Exchange Act of 1934 and “outside director” under Section 162(m) of the Internal Revenue Code of 1986.
There are no arrangements or understandings between any person and any of the directors pursuant to which such director was selected as a nominee for election at the Meeting, and there are no family relationships among any of the directors or executive officers of the Company. Ms. Davis and Messrs. Rupp and Stevens have each indicated a willingness to serve if elected. If a nominee should be unable to serve or will not serve for any reason, and if any other person is nominated, the persons designated on the accompanying form of proxy will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominee unless authority to vote on such matter is withheld. The nominee(s) receiving a plurality of votes cast at the meeting will be elected director(s). Abstentions and broker non-votes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.

Recommendation
The Board of Directors recommends that you vote “FOR” each nominee. Unless you give contrary instructions in your proxy, your proxy will be voted “FOR” the elections of Ms. Davis, Mr. Rupp, and Mr. Stevens. If any nominee should become unable or unwilling to accept nomination or election, the person acting under the proxy will vote for the election of such other person as the Board of Directors may recommend. The Board has no reason, however, to believe that any nominee will be unable or unwilling to serve if elected.

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
At the meeting, the stockholders will vote on a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers.
We believe that our compensation policies and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder the opportunity to express approval or withhold approval of the compensation we pay our named executive officers through voting for or against the following resolution:
“Resolved, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2011 proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion).”
The Company and the compensation committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this proxy statement. As always, the compensation committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.
Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement for a detailed discussion of the Company’s executive compensation program.
Because your vote is advisory, it will not be binding upon the Company or the board of directors. However, the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements.
Board Recommendation
The Board recommends that you vote “FOR” the ratification of the advisory (non-binding) proposal on the compensation of the Company’s named executive officers.

PROPOSAL NO. 3
ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE
ADVISORY VOTE ON EXECUTIVE COMPENSATION
At the meeting, the stockholders will vote on a non-binding, advisory proposal regarding the frequency of the advisory stockholder vote on executive compensation discussed in Proposal No. 2 above in this proxy statement. Stockholders will have the opportunity to cast an advisory vote on whether the stockholder vote on executive compensation should occur every one, two or three years. Stockholders may also abstain from voting on the matter.
Because your vote is advisory, it will not be binding upon the Company or the board of directors. However, the board of directors will take into account the outcome of the vote when considering the frequency of the advisory stockholder vote on executive compensation.
Board Recommendation
The board of directors recommends voting for an advisory stockholder vote on executive compensation every year. We believe this approach provides the most direct form of communication for our shareholders. Implicit in the annual process, the vote corresponds directly to the information presented in the accompanying proxy statement for the annual shareholders’ meeting. We emphasize, however, that you are not voting to approve or disapprove the board of directors’ recommendation. Instead, your proxy card provides you with four options regarding this non-binding, advisory proposal. You may cast an advisory vote for the stockholder vote on executive compensation to occur every one, two or three years, or you may abstain from voting on the matter.

PROPOSAL NO. 4
APPROVAL OF AMENDMENT TO THE COMPANY’S
2008 OMNIBUS INCENTIVE PLAN
The Company has adopted the Quanex Building Products Corporation 2008 Omnibus Incentive Plan (the “Omnibus Plan”). On February 18, 2008, the Omnibus Plan was approved by the Company’s sole stockholder at the time, Quanex Building Products, L.L.C. On February 28, 2008, the Company’s Board of Directors adopted the Omnibus Plan. The material terms of the performance goals that may apply to performance stock awards, performance unit awards and annual incentive awards granted under the Omnibus Plan were approved at our 2009 annual meeting of stockholders.
The Company’s Board of Directors has further amended the Omnibus Plan (the “Amendment”), subject to approval of our stockholders of the Amendment, to increase the aggregate number of shares available for awards under the Omnibus Plan by 2,400,000 shares. Together with shares available for awards under the Omnibus Plan before the amendment, the Omnibus Plan following the Amendment will have approximately 2,751,350 shares available for awards. The exact amount of the increase will be determined based on the number of shares available for awards at the close of business on February 23, 2011. Of the proposed increase and remaining shares, 1,000,000 shares will be available for grant as awards other than stock options or stock appreciation rights. A copy of the text of the Amendment is attached as Annex A to this proxy statement.
The purpose of the increase in shares available for awards under the Omnibus Plan is to secure adequate shares to fund expected awards under the Omnibus Plan through the 2014 fiscal year. We believe the current number of shares available for grant is insufficient and will seriously harm our ability to attract and retain qualified employees and directors. Further, we believe that the additional 2,400,000 shares, under these circumstances, represents a reasonable amount of potential equity dilution and allows the Company to recruit, motivate and retain talented employees and directors who will help us achieve our business goals, including creating long-term value for our stockholders.
As of January 1, 2011, 351,350 shares remain available for future awards under the Omnibus Plan. For the Company’s fiscal year 2010 and through January 1, 2011 of this fiscal year, stock options for 359,790 and 352,600 shares, respectively, have been granted under the Omnibus Plan, and restricted stock awards of 74,900 and 64,200 shares, respectively, have been granted under the Omnibus Plan.
As of January 1, 2011, there were 2,041,568 stock options outstanding with a weighted-average exercise price of $13.84 and a weighted-average remaining contractual life of 7.9 years; and 417,609 full value awards outstanding subject to restrictions that they may not be sold or otherwise transferred until such restrictions have lapsed.
Reasons for Seeking Stockholder Approval
Stockholder approval of the Amendment is required under the rules of the New York Stock Exchange applicable to the Company. Stockholder approval of the Amendment will also permit options granted under the Omnibus Plan that are intended to be incentive stock options to qualify as such.
If the Amendment is not approved, it will not go into effect. Awards may continue to be made under the Omnibus Plan in accordance with its terms as they existed prior to the Amendment until the shares remaining for awards under the Omnibus Plan are exhausted.
Summary of the Omnibus Plan as Amended
The principal provisions of the Omnibus Plan are summarized below. This summary is not a complete description of the Omnibus Plan. You are urged to read the full text of the Omnibus Plan, as amended, attached as Annex B to this proxy statement, for additional information not contained in this summary.
Purpose. The Omnibus Plan was established to provide those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with us and our affiliates.

Duration. Changes made by the Amendment are effective as of the date of its approval by the stockholders. The Omnibus Plan will remain in effect, subject to the right of the Board of Directors to amend or terminate the Omnibus Plan, until all shares subject to the Omnibus Plan shall have been awarded; provided, that the applicable provisions of the Omnibus Plan will continue in effect with respect to an award granted under the Omnibus Plan for so long as such award remains outstanding.
Types of Awards. The Omnibus Plan provides for the granting of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance stock awards, performance unit awards, annual incentive awards, other stock-based awards and cash-based awards. Certain awards under the Omnibus Plan may be paid in cash or in common stock, as determined by the Compensation Committee.
Administration. The Omnibus Plan is administered by the Compensation Committee, which consists exclusively of non-employee independent directors. The Compensation Committee will make all determinations that it decides are necessary or desirable in the interpretation and administration of the Omnibus Plan.
Shares Subject to the Omnibus Plan. A total of 2,751,350 shares will be reserved for awards under the Omnibus Plan following approval of the Amendment by the stockholders. No more than 1,000,000 of the 2,751,350 shares available for awards or grants under the Omnibus Plan may be granted as awards other than stock options or stock appreciation rights. With respect to each type of award based in common stock, the maximum number of shares that may be granted to a participant in the Omnibus Plan during any fiscal year under the Omnibus Plan is set out in the chart below:

Maximum Number of Shares of
Common Stock That May be Granted to
Type of Award	a Participant During a Fiscal Year
Option	350,000
SAR	350,000
Performance/Restricted Stock	175,000
Performance Unit Payable in Stock	175,000
For performance unit awards payable in cash, a maximum cash value of $2,500,000 may be paid to a participant during a fiscal year, regardless of whether any previously deferred payments are being paid to that participant during such fiscal year. For annual incentive awards, a maximum cash value of $2,500,000 may be paid to a participant during a fiscal year, regardless of whether any previously deferred payments are being paid to that participant during such fiscal year.
Generally, if an award granted under the Omnibus Plan is forfeited or cancelled for any reason or is settled in cash in lieu of common stock, the common stock allocable to the forfeited or cancelled portion of the award may again be subject to an award granted under the Omnibus Plan. If shares of common stock are delivered to satisfy the exercise price of any option award, those shares will not be added to the aggregate number of shares available under the Omnibus Plan. If any shares are withheld to satisfy tax obligations associated with any award, those shares will count against the aggregate number of shares available under the Omnibus Plan. If any outstanding award is forfeited or cancelled for any reason, or is settled for cash in lieu of shares, the shares allocable to such award will again be subject to an award granted under the Omnibus Plan.
Transferability of Awards. Awards granted under the Omnibus Plan generally will be non-transferable by the holder other than (i) by will, (ii) under the laws of descent and distribution or (iii) to certain types of trusts or family limited partnerships. Generally, the awards will be exercisable during the holder’s lifetime only by the holder or certain types of trusts or family limited partnerships.

Eligibility. Key employees (approximately 200 persons) and directors (approximately six persons) of the Company are eligible to receive awards under the Plan other than annual incentive awards. Key executive employees of the Company (approximately ten persons) who, by the nature and scope of their positions, regularly and directly make or influence policy decisions which significantly impact the overall results or success of the Company, are eligible to receive annual incentive awards under the Plan. Eligibility will be determined by the Compensation Committee, which has exclusive authority to select the participants to whom awards may be granted, and may determine the type, size and terms of each award.
In case of certain corporate acquisitions by us, awards may be granted under the Omnibus Plan in substitution for stock options or other awards held by employees of other entities who are about to become employees of us or our affiliates. The terms and conditions of such substitute awards may vary from the terms and conditions set forth in the Omnibus Plan to such extent as the Board of Directors may deem appropriate to conform to the provisions of the award for which the substitution is being granted.
The Board of Directors or Compensation Committee may establish certain performance goals applicable to performance stock awards, performance unit awards and annual incentive awards granted under the Omnibus Plan.
The Compensation Committee will determine the material terms of awards for executive officers and key employees, while the Nominating and Corporate Governance Committee will determine the material terms of awards for director participants.
Stock Options. For options granted under the Omnibus Plan, the Compensation Committee will specify the option price, size and term, and will further determine the option’s vesting schedule and any exercise restrictions. Other terms and conditions applicable to options may be determined by the Compensation Committee at the time of grant.
The exercise price for options may be paid (i) by cash, certified check, bank draft or money order, (ii) by means of a cashless exercise or (iii) in any other form of payment which is acceptable to the Compensation Committee. The Compensation Committee may also permit a holder to pay the option price and any applicable tax withholding by authorizing the sale or other disposition of all or a portion of the shares of common stock acquired upon exercise of the option and remit to us a sufficient portion of the sale proceeds to pay the option price and applicable tax withholding.
All options granted under the Omnibus Plan will be granted with an exercise price equal to or greater than the fair market value of the common stock at the time the option is granted. No option granted under the Omnibus Plan will have a term longer than ten years from the date of grant.
The Omnibus Plan prohibits any repricing of options after their grant, other than in connection with a stock split or the payment of a stock dividend.
SARs. Subject to the terms and conditions of the Omnibus Plan, a SAR entitles its holder a right to receive a cash amount equal to the excess of (i) the fair market value of one share of our common stock on the date of exercise of the SAR over (ii) the grant price of the SAR. All SARs to be granted under the Omnibus Plan will have a grant price equal to or greater than the fair market value of our common stock at the time the SAR is granted.
The Compensation Committee may determine the term of any SAR, so long as that term does not exceed ten years. With respect to exercise of a SAR, the Compensation Committee, in its sole discretion, may also impose whatever terms and conditions it deems advisable. The Compensation Committee will also determine the extent to which any holder of a SAR will have the right to exercise the SAR following such holder’s termination of employment or other severance from service with us.
Upon the exercise of a SAR, a holder will be entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR by (ii) the number of shares of common stock with respect to which the SAR is exercised. At the discretion of the Compensation Committee, this payment may be in cash, in common stock of equivalent value, in some combination thereof, or in any other manner that may be approved by the Compensation Committee.
Restricted Stock Awards. The Compensation Committee may grant restricted stock to any eligible persons selected by it. The amount of an award of restricted stock, and any vesting or transferability provisions relating to such an award, will be determined by the Compensation Committee in its sole discretion.

Subject to the terms and conditions of the Omnibus Plan, each recipient of a restricted stock award will have the rights of a stockholder of the Company with respect to the shares of restricted stock included in the restricted stock award during any period of restriction established for the restricted stock award. Dividends to be paid with respect to restricted stock (other than dividends paid by means of shares of common stock or rights to acquire shares of common stock) will be paid to the holder of restricted stock currently. Dividends paid in shares of common stock or rights to acquire shares of common stock will be added to and become a part of the holder’s restricted stock.
Restricted Stock Unit Awards. A restricted stock unit award is similar in nature to a restricted stock award except that in the case of a restricted stock unit, no shares of common stock are actually transferred to a holder until a later date as specified in the applicable award agreement. Each restricted stock unit will have a value equal to the fair market value of a share of common stock.
Payment under a restricted stock unit award will be made in either cash or shares of common stock, as specified in the applicable award agreement. Any payment under a restricted stock unit award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the restricted stock unit is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the Omnibus Plan) or (ii) at a time that is permissible under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
In its discretion, the Compensation Committee may specify that the holder of a restricted stock unit award is entitled to the payment of dividend equivalents under the award. Other terms and conditions applicable to restricted stock units may be determined by the Compensation Committee at the time of grant.
Performance Stock Awards and Performance Unit Awards. Performance unit awards will be payable in cash or shares of common stock, or a combination of cash and shares of common stock, and may be paid in a lump sum, in installments, or on a deferred basis in accordance with procedures established by the Compensation Committee. Any payment under a performance unit award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the performance unit payment is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the Omnibus Plan) or (ii) at a time that is permissible under Section 409A of the Code.
Subject to the terms and conditions of the Omnibus Plan, each holder of a performance stock award will have all the rights of a stockholder with respect to the shares of common stock issued to the holder pursuant to a performance stock award during any period in which such issued shares are subject to forfeiture and restrictions on transfer. These rights will include the right to vote such shares. The forfeiture restrictions and restrictions on transfer of the shares of common stock issued to the holder pursuant to a performance stock award will lapse upon the achievement of the established performance goals and in accordance with any other vesting or other restrictions originally established by the Compensation Committee.
Any performance goal for a particular performance stock award or performance unit award will be established by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which such performance goal relates or (ii) the lapse of 25% of the period of service. In any event, the performance goal must be established while the outcome is substantially uncertain.
Other terms and conditions applicable to performance awards may be determined by the Compensation Committee at the time of grant.
Annual Incentive Awards. The Compensation Committee may grant annual incentive awards to executives who, by the nature and scope of their positions, regularly and directly make or influence policy decisions that significantly impact our overall results or success.
Annual incentive awards will be payable in cash. Subject to the terms and provisions of the Omnibus Plan, the Compensation Committee will determine the material terms of annual incentive awards, including the amount of the award, any vesting or transferability restrictions, and the performance period over which the performance goal of such award shall be measured.
Other Stock-Based Awards. The Compensation Committee may also grant other types of equity-based or equity-related awards not otherwise described by the terms and provisions of the Omnibus Plan in such amounts, and subject to such terms and conditions, as the Compensation Committee shall determine. Such awards may involve the transfer of shares of common stock to holders, or payment in cash or otherwise of amounts based on the value of shares of common stock, and may include awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Each other stock-based award will be expressed in terms of shares of common stock or units based on shares of common stock, as determined by the Compensation Committee. The Compensation Committee also may establish performance goals relating to other stock-based awards. If the Compensation Committee decides to establish performance goals, the number and/or value of other stock-based awards that will be paid out to the holder will depend on the extent to which the performance goals are met.
Any payment with respect to an other stock-based award will be made in cash or shares of common stock, as determined by the Compensation Committee.
The Compensation Committee will determine the extent to which a holder’s rights under an other stock-based award will be affected by the holder’s termination of employment or other severance from service with us. Other terms and conditions applicable to other stock unit awards may be determined by the Compensation Committee at the time of grant.
Cash-Based Awards. The Compensation Committee may grant cash-based awards in such amounts and upon such terms as the Compensation Committee may determine. If the Compensation Committee exercises its discretion to establish performance goals, the number and/or value of cash based awards that will be paid out to the holder will depend on the extent to which such performance goals are met.
Any payment with respect to a cash-based award will be made in cash.
The Compensation Committee will determine the extent to which a holder’s rights under a cash-based award will be affected by the holder’s termination of employment or other severance from service with us. Other terms and conditions applicable to cash-based awards may be determined by the Compensation Committee at the time of grant.
Deferrals. The Compensation Committee will be allowed to permit a participant to defer the receipt of cash or shares pursuant to any awards under the Omnibus Plan. Any deferral permitted under the Omnibus Plan will be administered in a manner that is intended to comply with Section 409A of the Code.
Effect of Certain Transactions and Change of Control. The Omnibus Plan provides that appropriate adjustments may be made to any outstanding award in case of any change in the Company’s outstanding common stock by reason of recapitalization, reorganization, subdivision, merger, consolidation, combination, exchange, stock dividend, or other relevant changes to the Company’s capital structure. For any award granted under the Omnibus Plan, the Compensation Committee may specify the effect of a change in control of the Company with respect to that award.
New Plan Benefits
The benefits or amounts that will be received by or allocated under the Omnibus Plan to executive officers, non-executive directors and employees other than executive officers by reason of the Amendment are not yet determinable. Future awards or grants are in the discretion of the Compensation Committee and cannot be determined at this time.

The table below sets forth the number of restricted stock awards, restricted stock units and stock options that were granted under the Omnibus Plan in fiscal 2011 through January 1, 2011. The dollar value represents the aggregate of the grant date fair value computed in accordance with FASB ASC topic 718 of the respective restricted stock and option awards. If the Amendment is not approved, the grants will remain outstanding.
2008 OMNIBUS INCENTIVE PLAN

	Restricted Stock Awards		Stock Options
	Number of	Grant Date	Number of	Grant Date
	Units	Fair Value	Units	Fair Value
Name and Position	(#)	($)	($)	(#)
David D. Petratis	27,500	464,750	128,900	936,007
Chairman of the Board, President & Chief Executive Officer

Brent L. Korb	8,900	150,410	41,900	304,257
Senior Vice President — Finance & Chief Financial Officer

Kevin P. Delaney	7,500	126,750	35,300	256,331
Senior Vice President — General Counsel & Secretary

Jairaj T. Chetnani	1,900	32,110	8,800	63,901
Vice President — Treasurer

Deborah M. Gadin	1,700	28,730	8,000	58,092
Vice President — Controller

Executive Group	47,500	802,750	222,900	1,618,588
Non-executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	16,700	282,230	129,700	956,927

TOTAL	64,200	1,084,980	352,600	2,575,515
Tax Aspects of the Omnibus Plan as Amended
The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and awards pursuant to the Omnibus Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the Omnibus Plan, nor does it address state, local, or non-U.S. taxes.
Options, SARs, Performance Stock Awards, Performance Unit Awards and Other Stock-Based Awards. A participant generally is not required to recognize income on the grant of an option, a SAR, a performance stock award, a performance unit award or an other stock-based award. Instead, ordinary income generally is required to be recognized on the date the option or SAR is exercised, or in the case of performance stock awards, performance unit awards or other stock-based awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is: (a) in the case of an option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a SAR, the fair market value of any shares or cash received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of performance stock awards, performance unit awards or other stock-based awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.
Annual Incentive Awards and Cash-Based Awards. Upon payment of an annual incentive award or cash-based award, a participant is required to recognize ordinary income in the amount of the award paid.

Restricted Common Stock. Unless a participant who receives an award of restricted common stock makes an election under section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted common stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a section 83(b) election has not been made, any dividends received with respect to restricted common stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. If a participant makes a section 83(b) election within 30 days of the date of transfer of the restricted common stock, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.
Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the Omnibus Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.
Deductibility by the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under section 162(m) of the Code (see “Performance Based Compensation” and “Parachute Payments” below).
Performance-Based Compensation. In general, under section 162(m) of the Code, remuneration paid by a public corporation to its Chief Executive Officer and its other three highest compensated officers (excluding the chief financial officer), ranked by pay, is not deductible to the extent it exceeds $1 million for any year. Taxable payments or benefits under the Omnibus Plan may be subject to this deduction limit. However, under section 162(m), qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The Omnibus Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based awards under the Omnibus Plan.
Parachute Payments. Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.
Withholding. Awards under the Omnibus Plan may be subject to tax withholding. Where an award results in income subject to withholding, the Company may require the participant to remit the withholding amount to the Company or cause shares of common stock to be withheld or sold in order to satisfy the tax withholding obligations.
Section 409A. Awards under the Omnibus Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of section 409A of the Code. Generally, to the extent that the grant, deferral, vesting or payment of these awards fails to meet certain requirements under section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of section 409A of the Code are satisfied. It is the intent of the Company that awards under the Omnibus Plan will be structured and administered in a manner that either complies with or is exempt from the requirements of section 409A of the Code.
Ratification of this proposal will require the affirmative vote of a majority of the votes cast upon the proposal at the Annual Meeting.
Board Recommendation
The Board recommends that you vote “FOR” the approval of the amendment to the Omnibus Plan to increase the aggregate number of shares available for awards under the Omnibus Plan by 2,400,000 shares.

PROPOSAL NO. 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit our consolidated financial statements for fiscal year 2011. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1980. We are asking the stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2011. Deloitte & Touche LLP was appointed by the Audit Committee in accordance with its charter.
In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.
The Audit Committee has approved all services provided by Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions you may ask.
Ratification of this proposal will require the affirmative vote of a majority of the votes cast upon the proposal at the Annual Meeting.
Board Recommendation
The Board recommends that you vote “FOR” the ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2011.

EXECUTIVE OFFICERS
Set forth below is certain information concerning the executive officers of the Company, each of whom serves at the pleasure of the Board of Directors. There is no family relationship between any of these individuals or any of the Company’s directors.

Name and Age	Office and Length of Service
David D. Petratis, 53	Chairman of the Board, President and Chief Executive Officer since 2008
Brent L. Korb, 38	Senior Vice President — Finance and Chief Financial Officer since 2008
Kevin P. Delaney, 49	Senior Vice President — General Counsel and Secretary since 2007
Jairaj T. Chetnani, 39	Vice President — Treasurer since 2008
Deborah M. Gadin, 41	Vice President — Controller since 2008
Mr. Petratis was elected Chairman of the Board of the Company on December 4, 2008, and was named President and CEO of the Company on July 1, 2008. Before joining the Company, Mr. Petratis was President and Chief Executive Officer of Schneider Electric North America and Executive Vice President of Schneider Electric S.A. of Paris, France. Schneider Electric is a global manufacturer of electrical distribution and control. Prior to that time, Mr. Petratis was President of MGE UPS Systems America, a spin-out of Schneider Electric. Prior to that, he held key management positions with Square D Company from 1981 to 1994. Mr. Petratis currently serves on the board of Gardner Denver, Inc.
Mr. Korb was named Senior Vice President — Finance and Chief Financial Officer of the Company on August 1, 2008. Mr. Korb was named Vice President — Controller of Quanex Corporation in 2005, and was elected to the same position with the Company upon its creation on December 12, 2007. Prior to his election as Vice President — Controller of Quanex Corporation, Mr. Korb served as Assistant Controller of Quanex Corporation from 2003 to 2005. Prior to that time, Mr. Korb was Controller & Director of Business Analysis since 2003, and Manager of Business Analysis since 2001, of Resolution Performance Products, a manufacturer of specialty chemicals. From 1996 to 2001, Mr. Korb held positions at Service Corporation International, a provider of funeral, cremation and cemetery services, including Director International Finance & Accounting, Manager International Finance & Accounting, Manager Corporate Development, Manager Strategic Planning, and Financial Analyst.
Mr. Delaney was named Senior Vice President — General Counsel and Secretary of Quanex Corporation on February 24, 2005, and was elected to the same position with the Company upon its creation on December 12, 2007. Prior to that, he was Vice President — General Counsel of Quanex Corporation since 2003, and Secretary since 2004. Prior to that he was Chief Counsel for Trane Residential Systems, a business of American Standard Companies, a global manufacturer with market leading positions in automotive, bath and kitchen and air conditioning systems, since 2002, Assistant General Counsel for American Standard Companies since 2001 and Group Counsel for The Trane Company’s North American Unitary Products Group since 1997. Prior to that time, Mr. Delaney was Vice President — General Counsel with GS Roofing Products Company, Inc. from 1995 to 1997 and Senior Attorney with GTE Directories Corporation from 1991 to 1995.
Mr. Chetnani was named Vice President — Treasurer of the Company on December 1, 2008, and prior to that time was Treasurer with MEMC Electronic Materials, a NYSE listed global manufacturer of semiconductor wafers since 2005. Prior to that time, Mr. Chetnani held positions of increasing responsibility in Corporate Treasury at YRC Worldwide, Inc., a Fortune 500 transportation services provider and Hillenbrand Industries, an international holding company in the medical, funeral and financial services industries.
Ms. Gadin was named Vice President — Controller of the Company on June 16, 2008. Ms. Gadin was named Assistant Controller of Quanex Corporation in 2005, and was elected to the same position with the Company upon its creation on December 12, 2007. Prior to 2005, Ms. Gadin was Director of Financial Planning, Reporting and Analysis at Hexion Specialty Chemicals, the world’s largest producer of resins for industrial applications, since 2004. From 1996 to 2004, Ms. Gadin held positions of increasing responsibility at Service Corporation International, including Director Financial Reporting, Director Operational Process Improvement, Director Finance and Development, Director Corporate Development, Manager Corporate Development and Senior Financial Analyst. Prior to that time, Ms. Gadin was a certified public accountant at Coopers and Lybrand LLP.

DIRECTOR AND OFFICER COMPENSATION
Director Compensation
Directors who are also employees of the Company do not receive any additional compensation for serving on our Board. Mr. Petratis was the only director who was also an employee of the Company, and as such he did not receive any additional compensation for such service.
For the first nine months of fiscal 2010, our non-employee directors received the following compensation:
•	Annual Cash Retainer(1) — $40,000/year paid quarterly
•	Board Meeting Fees(1) — $1,500/meeting ($1,250/telephonic meeting)
•	Committee Meeting Fees(1) — $1,250/meeting
•	Committee Chairman Fees(1)
•	$7,500/year paid quarterly to the chairman of the Nominating and Corporate Governance Committee (who also serves as the lead director)
•	$10,000/year paid quarterly to the chairmen of the Audit Committee and Compensation and Management Development Committee

•	Lead Director fee of $7,500

•	Executive Committee Chair receives no extra pay
•
Annual Stock Retainer(2) — Equivalent value of $25,000 in restricted stock units and equivalent value of $50,000 in options to purchase shares of the Company’s common stock. Both the restricted stock units and the stock options vest immediately upon issuance on October 31, however the restricted stock units are restricted until the director ceases to serve in such role.

•
Initial Stock Option Grant(2) — Following the first full year of service as a director, each non-employee director receives an initial stock option grant to purchase 5,000 shares of the Company’s common stock. These options vest immediately.

•
Initial Transaction-Related Stock Option Grant — Directors who served as directors of Quanex Corporation received an initial stock option grant of 10,000 options on the date the Company was spun off from Quanex Corporation.

•	Expense Reimbursement — Directors are reimbursed for their expenses relating to attendance at meetings.

1.
Non-employee directors are permitted to defer all or any part of their cash retainers and fees under the Quanex Building Products Corporation Deferred Compensation Plan (the “DC Plan”). These deferrals are placed into notional accounts maintained under the DC Plan and are deemed invested in cash, units denominated in Common Stock, or any of the accounts available under the Company’s qualified 401(k) plan, as the director elects. If a director elects to make a deferral to his or her notional common stock unit account for a period of three full years or more, a matching award equal to 20% of the amount deferred is made by the Company to the director’s notional account. The Board elected to temporarily suspend the match effective April 1, 2009, due to the turbulent economic conditions at that time. The number of units that is deemed invested in Company common stock units and credited to a director’s notional account is equal to the number of shares of Common Stock that could have been purchased with the dollar amount deferred or matched based on the closing price of the Common Stock on the New York Stock Exchange on the date the amount would have been paid had it not been deferred. If a dividend or other distribution is declared and paid on Common Stock, for each notional common stock unit credited to a director’s account a corresponding credit will be accrued in the director’s notional matching account. Except with respect to matching deferrals (and dividend deferrals, if any), all director deferrals are 100% vested. Matching deferrals (and dividend deferrals, if any) are 100% vested, unless a director receives a distribution from the DC Plan for any reason other than death, disability or retirement, within three years after a deferral was credited to his or her notional common stock unit account. If a director receives such a distribution from the DC Plan, any matching amount corresponding to the deferral that has been credited for less than three years, plus any dividends or other distributions that correspond to such matching amount, will be forfeited. No payments may be made under the DC Plan until a distribution is permitted in accordance with the terms of the DC Plan. In the event of a “change of control” of the Company, any amount credited to a director’s account is fully vested and is payable in cash within five days after the change of control occurs. A “change in control” is defined generally as (i) an acquisition of securities resulting in an individual or entity or group thereof becoming, directly or indirectly, the beneficial owner of 20% or more of either (a) the Company’s then-outstanding Common Stock or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a change in a majority of the persons who were members of the Board of Directors as of December 12, 2007 (the “Incumbent Board”), (iii) generally, a reorganization, merger or consolidation or sale of the Company or disposition of all or substantially all of the assets of the Company, or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. For this purpose, an individual will be treated as a member of the Incumbent Board if he becomes a director subsequent to December 12, 2007, and his election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; unless his initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board. All distributions under the DC Plan will be made in cash. Any deferral or payment permitted under the DC Plan will be administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code of 1986.

2.	Restricted stock unit grants and stock option grants are issued from the Quanex Building Products Corporation 2008 Omnibus Incentive Plan.

Effective August 1, 2010, we amended our director compensation structure. Following that date, our non-employee directors receive the following compensation:
•	Annual Cash Retainer(1) — $50,000/year paid quarterly
•	Committee Member Retainer(1) —
•	Member of Audit Committee: $7,500/year paid quarterly
•	Member of Compensation and Management Development Committee: $5,000/year paid quarterly
•	Member of Nominating and Corporate Governance Committee: $5,000/year paid quarterly
•	Committee Chairman Fees(1) —
•	Chairman of Audit Committee: $15,000/year paid quarterly
•	Chairman of Compensation and Management Development Committee: $10,000/year paid quarterly

•	Chairman of Nominating and Corporate Governance Committee: $10,000/year paid quarterly
•	Lead Director Fee(1) — $20,000/year paid quarterly
•
Annual Stock Retainer(2) — Equivalent value of $25,000 in restricted stock units and equivalent value of $50,000 in options to purchase shares of the Company’s common stock. Both the restricted stock units and the stock options vest immediately upon issuance on October 31, however the restricted stock units are restricted until the director ceases to serve in such role.

•
Initial Stock Option Grant(2) — Following the first full year of service as a director, each non-employee director receives an initial stock option grant to purchase 5,000 shares of the Company’s common stock. These options vest immediately.

•	Expense Reimbursement — Directors are reimbursed for their expenses relating to attendance at meetings.

1.
Non-employee directors are permitted to defer all or any part of their cash retainers and fees under the Quanex Building Products Corporation Deferred Compensation Plan (the “DC Plan”). These deferrals are placed into notional accounts maintained under the DC Plan and are deemed invested in cash, units denominated in Common Stock, or any of the accounts available under the Company’s qualified 401(k) plan, as the director elects. If a director elects to make a deferral to his or her notional common stock unit account for a period of three full years or more, a matching award equal to 20% of the amount deferred is made by the Company to the director’s notional account. The Board elected to temporarily suspend the match effective April 1, 2009, due to the turbulent economic conditions at that time. The number of units that is deemed invested in Company common stock units and credited to a director’s notional account is equal to the number of shares of Common Stock that could have been purchased with the dollar amount deferred or matched based on the closing price of the Common Stock on the New York Stock Exchange on the date the amount would have been paid had it not been deferred. If a dividend or other distribution is declared and paid on Common Stock, for each notional common stock unit credited to a director’s account a corresponding credit will be accrued in the director’s notional matching account. Except with respect to matching deferrals (and dividend deferrals, if any), all director deferrals are 100% vested. Matching deferrals (and dividend deferrals, if any) are 100% vested, unless a director receives a distribution from the DC Plan for any reason other than death, disability or retirement, within three years after a deferral was credited to his or her notional common stock unit account. If a director receives such a distribution from the DC Plan, any matching amount corresponding to the deferral that has been credited for less than three years, plus any dividends or other distributions that correspond to such matching amount, will be forfeited. No payments may be made under the DC Plan until a distribution is permitted in accordance with the terms of the DC Plan. In the event of a “change of control” of the Company, any amount credited to a director’s account is fully vested and is payable in cash within five days after the change of control occurs. A “change in control” is defined generally as (i) an acquisition of securities resulting in an individual or entity or group thereof becoming, directly or indirectly, the beneficial owner of 20% or more of either (a) the Company’s then-outstanding Common Stock or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a change in a majority of the persons who were members of the Board of Directors as of December 12, 2007 (the “Incumbent Board”), (iii) generally, a reorganization, merger or consolidation or sale of the Company or disposition of all or substantially all of the assets of the Company, or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. For this purpose, an individual will be treated as a member of the Incumbent Board if he becomes a director subsequent to December 12, 2007, and his election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; unless his initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board. All distributions under the DC Plan will be made in cash. Any deferral or payment permitted under the DC Plan will be administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code of 1986.

2.	Restricted stock unit grants and stock option grants are issued from the Quanex Building Products Corporation 2008 Omnibus Incentive Plan.

The table below shows the total compensation of our non-employee directors in fiscal 2010.

					Change in
					Pension Value &
					Nonqualified
		Fees Earned			Deferred
		or Paid in	Stock	Option	Compensation	All Other
		Cash (1)	Awards (2)	Awards (2)	Earnings (3)	Compensation (4)	Total
Name	Year	($)	($)	($)	($)	($)	($)
Donald G. Barger, Jr.	2010	65,750	25,192	50,385	—	920	142,247
Susan F. Davis	2010	64,500	25,192	50,385	—	602	140,679
William C. Griffiths	2010	62,000	25,192	85,586	—	220	172,998
LeRoy D. Nosbaum	2010	26,500	25,192	50,385	—	—	102,077
Joseph D. Rupp	2010	69,500	25,192	50,385	—	602	145,679
Curtis M. Stevens	2010	—	25,192	50,385	—	—	75,577

(1)
Amounts shown reflect fees earned by the directors from Quanex Building Products Corporation during fiscal year 2010. During fiscal 2010, Mr. Barger and Ms. Davis elected to defer cash compensation of $65,750 and $64,500, respectively, under the DC Plan in the form of notional common stock units, and their accounts were credited with 4,052 and 3,959 notional common stock units, respectively.

(2)
These columns show respectively, the aggregate grant date fair value for restricted stock units and stock options awarded in fiscal 2010 computed in accordance with FASB ASC Topic 718. Director grants vest immediately and as such are expensed on the date of grant. A discussion of the assumptions used in computing the grant date fair values may be found in Note 14 to Quanex Building Products Corporation’s audited financial statements on Form 10-K for the year ended October 31, 2010. These values reflect the Company’s assumptions to determine the accounting expense for these awards and do not necessarily correspond to the actual value that may be recognized by directors.

The following table shows the grant date fair value of restricted stock units and option grants made during fiscal year 2010 as well as the aggregate number of restricted stock units and stock option awards outstanding for each director as of October 31, 2010:

	Restricted Stock Units			Stock Options
	Grants		Outstanding	Grants		Outstanding
		Grant Date	as of October		Grant Date	as of October
		Fair Value	31, 2010		Fair Value	31, 2010
Name	Grant Date	($)	(#)	Grant Date	($)	(#)
Barger	10/31/2010	25,192	7,971	10/31/2010	50,385	32,300
Davis	10/31/2010	25,192	5,698	10/31/2010	50,385	32,300
Griffiths	10/31/2010	25,192	2,969	10/31/2010	50,385	16,879
				2/26/2010	35,201
Nosbaum	10/31/2010	25,192	1,398	10/31/2010	50,385	6,390
Rupp	10/31/2010	25,192	5,698	10/31/2010	50,385	32,300
Stevens	10/31/2010	25,192	1,398	10/31/2010	50,385	6,390

(3)	The Company does not provide a pension plan for non-employee directors. None of the directors received preferential or above-market earnings on deferred compensations.

(4)	Amounts shown represent dividends on outstanding restricted stock units.

Compensation Discussion and Analysis
Introduction
This section of the proxy describes the compensation paid to the executive officers listed in the Summary Compensation Table on page 41:
•	David D. Petratis — Chairman, President and CEO

•	Brent L. Korb — Senior Vice President, Finance and CFO

•	Kevin P. Delaney — Senior Vice President — General Counsel and Secretary

•	Jairaj T. Chetnani — Vice President — Treasurer

•	Deborah M. Gadin — Vice President — Controller
The compensation programs described, however, apply more broadly to other officers and management personnel at the Company, with changes as appropriate to reflect different levels and types of responsibility. The Company believes that this approach helps to align Quanex employees into a unified team committed to the Company’s corporate objectives.
Executive Summary and 2010 Highlights
We use traditional compensation elements of base salary, annual incentives, long-term incentives, and employee benefits to deliver attractive and competitive compensation. We benchmark both compensation and company performance in evaluating the appropriateness of pay. All of our executive pay programs are administered by an independent compensation committee, with assistance from an independent consultant. We target the market median for fixed compensation, while providing the executive with an opportunity to earn upper quartile incentive pay based on company performance.
When reviewing fiscal 2010 accomplishments, we highlight the following:
•
We reorganized the Company to realize market synergies of our Engineered Products Group (EPG) divisions, resulting in 11% year over year growth amid declining markets that continue to remain under pressure.

•	We enhanced our position as a market leader in energy-efficient window systems with the launch of our EnergyCore product, earning several awards in the process.

•
We focused efforts on managing available cash, to position the Company to take advantage of the market turnaround, increasing available cash from $123 million to $187 million during one of the most trying times in our industry’s history.

•	We eliminated tax gross up payments on executive perquisites, effective December 31, 2009.

•	We implemented a recoupment policy for cash-based incentive compensation programs, effective December 1, 2009.

Compensation Objectives
We design our executive compensation program to further our corporate goal of being a consistently high-performing growth company. Our compensation plan and pay strategy focus on and are intended to influence the profit margins of our businesses, cash flow generation, returns to stockholders and efficient management of our operations as measured by returns on capital.
Our specific objectives and related plan features include:

Objective	How We Meet our Objectives
Attract and retain effective leadership	• We provide a competitive total pay package, taking into account the base salary, incentives, benefits and perquisites for each executive.

•    We regularly benchmark our pay programs against the competitive market, comparing both fixed and variable, at-risk compensation that is tied to short and long-term performance; we use the results of this analysis as context in making pay adjustments.

•    Our plans include three-year performance cycles on LTIP awards, three-year vesting schedules on equity incentives, and career-weighted vesting on our supplemental retirement plan to motivate long-term retention.

Motivate and reward executives for achieving specific financial goals	• We offer a compensation program that focuses on variable, performance-based compensation (through Annual and Long-Term Incentive Awards).
• Specific financial performance measures used in the incentive programs include:

•    Annual incentive awards (AIA) use return on invested capital (ROIC) for corporate participants and return on net assets (RONA) for division executives. These profit efficiency ratios motivate executives to efficiently employ the capital entrusted to them.

• Long Term Incentive Plan (LTIP) awards use compounded earnings per share (EPS) growth goals to motivate long-term focus on bottom-line performance.

Create a strong financial incentive to meet or exceed long-term financial goals and build long-term value	• We link a significant part of total compensation to Quanex’s financial and stock price performance — 71% of compensation mix is performance-based.
• We deliver 75% of long-term incentives in the form of equity compensation.

•    Long-term compensation opportunities are weighted to deliver more than two times the target short-term incentive opportunity, resulting in a significant portion of our total compensation delivered in the form of long-term incentive.

• Emphasizing long-term shareowner returns, we encourage significant Quanex stock ownership among executives.
Align executive and shareholder interests	• The ultimate value of two-thirds of our annual equity grants is driven by stock price performance over the grant date value.
• We maintain stock ownership goals for executives and encourage officers to retain shares acquired upon option exercises until their respective goals are met.

Competitive Positioning
Annually the Compensation Committee examines the level of competitiveness and overall effectiveness of our executive compensation program. Quanex uses comparative compensation data from a group of 32 direct and related industry companies, referred to in this CD&A as the “Reference Group,” as a point of reference in designing its compensation levels and in setting compensation levels. The Reference Group consists of companies selected on criteria including size, complexity, revenue, market capitalization, risk profile, asset intensity, margins, and industrial application of the primary business. The use of a larger Reference Group is intended to provide more statistically valid comparisons with less volatility from year to year. For fiscal 2010, the Reference Group consisted of the following 32 companies:

Actuant Corp.	Encore Wire Corp.	Nordson Corp.
Albany International Corp.	EnPro Industries Inc.	Olympic Steel Inc.
American Woodmark Corp.*	Gibraltar Industries Inc.*	Simpson Manufacturing Inc.*
Apogee Enterprises Inc. *	Global Industries Ltd.	Superior Industries International
Astec Industries Inc.	Graco Inc.	Texas Industries Inc.
Builders Firstsource Inc.*	Greenbrier Companies Inc.	Titan International Inc.
Castle (A M) & Co.	Griffon Corporation*	Trex Company, Inc.*
CLARCOR Inc.	H&E Equipment Services Inc.	Universal Forest Products Inc.*
Compass Minerals International Inc.	Headwaters Inc.	Valmont Industries Inc.
Drew Industries Inc.*	Louisiana-Pacific Corp.*	Watts Water Technologies Inc.
Eagle Materials Inc.*	Martin Marietta Materials Inc.

*
The eleven companies in the Reference Group identified by the asterisk are those we consider more traditional peers (i.e., Industry Reference Group). These companies are used by the Compensation Committee to evaluate Company performance, as they tend to best reflect the operational and financial performance of our industry.

Cogent Compensation Partners, an independent compensation consultant to the Compensation Committee, uses the Reference Group pay information, along with manufacturing and general industry survey data, to develop the appropriate range of compensation for each executive position. Cogent also prepares an independent analysis of our key performance indicators such as profitability, growth, capital efficiency, balance sheet strength, and total return to stockholders compared to those companies in our Reference Group identified as the Industry Reference Group. These results are then reported to the Compensation Committee so it has a thorough picture of the competitiveness of pay in the context of our performance compared with that of our peers. While the Compensation Committee uses this analysis to help frame its decisions on compensation, it uses its collective judgment in determining executive pay. The Compensation Committee exercises discretion in making compensation decisions based on the following inputs: its understanding of market conditions, its understanding of competitive pay analysis, recommendations from the CEO regarding his direct reports, the Committee’s overall evaluation of the executive’s performance, and our overall compensation strategy.
Program Description
Our executive compensation program is a traditional design structure that has been customized to suit the business and organizational objectives of the Company. It includes base salary, annual cash incentive compensation, long-term incentives and executive benefits. Our long-term incentive program consists of stock option grants, restricted stock grants and performance unit awards. By design, the majority of compensation value available to our executives is considered “performance-based.” That is, the opportunity to earn value is largely dependent on the executive and the Company meeting certain performance goals and creating shareholder value. The amount of pay that is performance-based for an executive is directly related to the level of responsibility held by the position; accordingly, our highest ranked executive has the most performance-based pay as a percentage of total compensation. We set realistic but challenging goals in our annual incentive and performance unit plans. In both cases, if we fail to meet the pre-determined standards, no plan-based compensation is earned by executives.

We evaluate the various components of compensation annually relative to the competitive market for prevalence and value. By setting each of the elements against the competitive market within the parameters of our compensation strategy, the relative weighting of each element of our total pay mix varies by individual. We do not set fixed percentages for each element of compensation. The mix may also change over time as the competitive market moves or other market conditions which affect us change. We do not have and do not anticipate establishing any policies for allocating between long-term and currently paid compensation, or between cash and non-cash compensation. We have a process of assessing the appropriate allocation between these elements of compensation on a periodic basis and adjusting our position based on market conditions and our business strategy.
Base Salary
Purpose: This pay element is intended to compensate executives for their qualifications and the value of their job in the competitive market.
Competitive Positioning: The Company’s goal is to target the market median as our strategic target for base salary. We review each executive’s salary and performance every year to determine whether his/her base salary should be adjusted. Along with individual performance, we also consider movement of salary in the market, as well as our financial results from the prior year to determine appropriate salary adjustments.
While the Compensation Committee applies general compensation concepts when determining competitiveness of our executives’ salaries, the Compensation Committee considers base salaries as being generally competitive when they are within approximately 10% of the stated market target (in this case, the market 50th percentile). In the most recent analysis using our new reference group plus general industry data, the salaries for our named executive officers ranged from 91% to 104% of the market 50th percentile.
Changes for Fiscal 2011: Based on the CEO’s view of the Company’s end markets for fiscal 2011, he recommended to the Committee that no base salary increases should be made to himself or his direct reports. As such, the Compensation Committee at its December 2010 meeting did not increase the salaries of any officer. In addition, Mr. Petratis permanently waived his contractual right to a $25,000 base salary increase.
Set forth below are the current annual base salaries currently in effect for (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (iii) the three most highly compensated executive officers:

Name and Principal Position	Annual Base Salary ($)
David D. Petratis Chairman, President and CEO	700,000
Brent L. Korb Senior Vice President — Finance and CFO	341,250
Kevin P. Delaney Senior Vice President — General Counsel and Secretary	287,922
Jairaj T. Chetnani Vice President — Treasurer	205,000
Deborah M. Gadin Vice President — Controller	185,606
Annual Incentive Awards (AIA)
Purpose: This element of compensation is intended to reward executives for the achievement of annual goals related to key business drivers. It is also intended to communicate to executives the key business goals of the Company from year to year.
Competitive Positioning: The Company’s strategy is to target the market median for annual incentives for performance that meets expected levels. We have established the range of possible payouts under the plan so that our competitive position could be above or below our stated strategy based on performance outcomes. Our most recent analysis showed all but one of our executives to be in a range of 95% to 107% of the market median on total cash compensation.
Plan Mechanics: The Omnibus Plan serves as the governing plan document for our AIA. The AIA is a goal attainment incentive plan design that pays target award levels for expected performance results.

Fiscal 2010: In establishing the goals for fiscal 2010, we considered the key performance measures for the business given the evolving market environment. Specifically, we believed that focusing on return on invested capital (ROIC), a profit efficiency ratio, would be essential to success in 2010. Because of the economic downturn in the market, our ROIC targets were set at levels considered to be stretch goals, even though they were below historic levels. Motivating executives to achieve goals related to return on invested capital benefits stockholders, as it motivates management to profitably and efficiently employ the capital entrusted to them. The Company set the ROIC goal based on the forecasted results of the operating divisions and the projected market for building products. For AIA purposes, Return on Invested Capital is calculated as the total of the prior twelve months’ net income plus prior twelve months’ after-tax interest expense and capitalized interest, the sum of which is divided by the trailing five quarters’ average total debt (current and long term) and total stockholders’ equity.
The targets are shown in the table below:

Goal	Threshold	Target	Maximum	Actual Results
Return on Invested Capital (ROIC)	0.56%	2.55%	4.16%	5.83%
We also adopted a growth modifier based on relative market share gain for our AIA. Depending on the relative change in the Engineered Products Group revenue vs. the change in market New Housing Starts and Repair and Remodeling expenditures, the bonus payments could be adjusted within a range of +/- 25% depending on the level of outperformance/underperformance to the underlying market. This growth modifier was intended to balance growth and returns, and reward for market share expansion. The growth modifier cannot increase AIA awards above a participant’s existing maximum award opportunity.

QBP Change vs.	AIA Growth
Market	Modifier
-25% and below	75%
-17.5% to -25%	83%
-10% to -17.5%	92%
-10% to +10%	100%
+10% to +17.5%	108%
+17.5% to +25%	117%
+25% and above	125%
We set the target performance goals at a level that represents a reasonable chance of achievement based on the forecasted performance of the divisions. The target performance level is driven from our business budgeting process, which uses a number of assumptions about the state of our markets and material commodity prices to determine our relative financial performance (including expected sales, expected expenses and other factors). We recognize the volatility in the market through establishing a range of outcomes around the target.
Target Award Levels: Based on competitive market practices for annual incentives, and our compensation strategy, we set a target award opportunity for each of our executives. This is the amount of incentive compensation the executive can earn when performance meets expected results, or “target.” The table below reflects the payout percentage of an executive’s base salary at the threshold, target and maximum levels of performance.
Potential AIA Payout
Expressed as a % of Salary

Participant	Threshold	Target	Maximum
CEO	25.00%	100.00%	200.00%
SVPs	18.75%	75.00%	150.00%
VPs	10.00%	40.00%	80.00%

Target Performance Levels: The threshold, target and maximum performance goals were established at the December 2009 Compensation and Management Development Committee meeting to correspond with the threshold, target, and maximum award levels. The goals are derived by the annual operating plan process which focuses on changes in revenue and operating income. This process used assumptions about the broad market for building products and the Company’s relative results. Scenarios were developed based on a range of assumptions used to build the budget. We did not perform specific analysis on the probability of achievement given that the market is difficult to predict. Rather we relied on our experience in setting these goals and our objective of setting a reasonably attainable and motivationally meaningful goal. The maximum performance levels are set such that objectives must be meaningfully exceeded. The amount of an executive’s AIA payout in a particular year is calculated by comparing the actual performance against the threshold, target and maximum payout levels established at the start of the year. Actual performance below the threshold level results in no payout, whereas actual performance above the maximum level results in maximum payout. Actual performance between the threshold and maximum levels results in a pro rata payout between either the threshold and target payout or the target and maximum payout based on where the actual results fall.
Fiscal 2010 Payouts: The Company’s performance relative to ROIC was above the maximum, resulting in maximum payout, 200% of target. Since the program specifies that the modifier cannot increase the payout above a maximum of 200% of target, the modifier did not affect the ultimate payout for fiscal 2010 performance.
Based on the Company’s results against pre-established goals, the Compensation and Management Development Committee approved the following bonuses for named executives:
Fiscal 2010 AIA Payouts

	2010 Eligible	AIA	2010	2010 AIA
Name	Earnings	Target	AIA %	Payout
David D. Petratis	$700,000	100%	200%	$1,400,000
Brent L. Korb	$339,896	75%	150%	$509,844
Kevin P. Delaney	$287,337	75%	150%	$431,005
Jairaj T. Chetnani	$204,583	40%	80%	$163,667
Deborah M. Gadin	$185,156	40%	80%	$148,124
In reaching its decision to award bonuses to executive participants in the AIA program, the Compensation and Management Development Committee considered performance against the pre-established ROIC goal. In addition to the formulaic outcome, the Committee took into account the Company’s significant performance with respect to other financial and strategic accomplishments during fiscal 2010, including: (1) 11% year over year growth for the Engineered Products Group, (2) an increase in cash on hand from $124 million to $187 million, (3) significant improvements in margins over the course of the year, (4) important marketing and product development initiatives such as the award-winning EnergyCore and the Company’s new branding program for its Engineered Products Group, and (5) improved safety performance across our workforce.
Fiscal 2011: In establishing the goals for fiscal 2011, we considered the key performance measures for the business given the evolving market environment. Specifically, we believe that focusing on return on invested capital (ROIC), a profit efficiency ratio, will be essential to success in 2011. Motivating executives to achieve goals related to return on invested capital benefits stockholders, as it motivates members of management to profitably and efficiently employ the capital entrusted to them. For this reason, the Compensation Committee adopted performance measures for the AIA consisting of ROIC. The Company set the goals for each performance measure based on the forecasted results of the operating divisions and the projected market for building products.
Long-Term Incentive Compensation
Purpose: We have a long-term incentive program designed to help align the interests of executive management with shareholders and reward executives for the achievement of long-term goals. Long-term incentives are also critical to the retention of key employees and provide executives an opportunity for personal capital accumulation. For these reasons we have placed more value on the long-term incentive element of compensation than on other elements. The result is that this element of compensation represents at least half of the named executive officers’ total direct compensation.

Competitive Positioning: For long-term incentives, we target the opportunity to earn the market’s 75th percentile when Company performance warrants, consistent with our program’s design. When reviewing the position versus the market, we found that the named executive officers’ competitive positioning ranges from 69% to 134% of the market’s 75th percentile. We believe the wide range of competitiveness in our executive group is due to widely varying practices among reference group companies. Our program consists of a combination of stock options, performance units, and restricted stock. Stock options comprise half of our target long-term incentive value, restricted stock comprises 25% of our long-term incentive value, and performance nits comprise the remaining 25%. Measures used for the performance units include Earnings Per Share Grown and Relative Total Shareholder return; each goal is weighted 50% of the total performance unit award. The individual performance of each named executive officer is not considered in the value of the long-term incentive awards granted to such officer. Since the goals are set prospectively, the Company’s financial performance determines the ultimate value of the award.
Participation: Participation in the program includes the corporate executives and the key contributors in our divisions and is determined based on competitive practices as well as our assessment of which positions contribute to long-term value creation. Participation in the stock option and restricted stock award program extends through the organization to include key divisional employees and corporate staff.
Target Award Levels: We established the CEO’s total long-term incentive value based on our compensation goal of providing the opportunity to earn 75th percentile long-term incentive compensation value when performance warrants. It represents more than 50% of the CEO’s total direct compensation. When establishing appropriate targets for other named executive officers, we also targeted approximately the 75th percentile of the competitive market. The long-term incentive award values for the other named executive officers represent relatively less as a percentage of total direct compensation, reflecting the officers’ responsibilities and ability to influence shareholder returns. From year to year, the CEO may recommend adjustments to the value of long-term incentives awarded to the other executive officers, based on his assessment of their individual contribution.
The following table sets forth the target award levels for long-term incentives of each of our named executive officers:
Long-Term Incentive Target Award Levels
Expressed as a % of Salary

Title	Target
Chairman, President and CEO	300%
Senior Vice President — Finance and CFO	200%
Senior Vice President — General Counsel and Secretary	200%
Vice Presidents	70%
Vehicles and Goals: The Company’s program consists of a combination of stock options, performance units and restricted stock. The allocation between the long-term incentive vehicles is determined by the Compensation Committee based on the market information provided by its compensation consultant and input from senior management as to the key business drivers that allow us to maintain a results-oriented culture. The Omnibus Plan does not provide for any specific subjective individual performance component in determining the ultimate value of the award. Following is a description of each vehicle type and related performance goals.
Stock Options
Options to purchase company stock comprise approximately half of our long-term incentive target value and provide executives the opportunity to share in the increase in stock value over time. They provide an element of compensation that varies along with changes in stock price over time. These awards also offer our executives the opportunity to accumulate value (if the Company’s stock appreciates) since the growth in value occurs over a long period of time (up to 10 years), and gains from that growth are not taxed until such time as the options are exercised. Since we generally use ratable vesting over three years for each award, stock options serve a meaningful role in the retention of our key employees.
The Compensation Committee’s decisions related to executive stock option grants are made each December. In order to determine the number of stock options to be awarded to an executive, the Compensation Committee takes approximately half of the executive’s total long-term incentive target award value and divides it by the Black-Scholes value of an option to purchase our common stock. This strategy allows for an appropriate balance between our growth strategy and risk profile, and also provides an appropriate balance for accounting purposes and stock ownership dilution. Our stock options are granted at the fair market value closing price on the date of grant, have a term of ten years, and generally ratably vest over a three-year period.

Performance Units
Beginning in fiscal 2009, we awarded performance units to our executives. Performance units are payable in cash and are intended to motivate executives to achieve preset goals that are in line with critical business drivers. These awards also provide incentive for executives to outperform peer companies as measured by relative shareholder return.
Performance unit awards are granted in December and comprise approximately 25% of our executives’ total long-term incentive grant value. Setting this percentage of long-term value on performance units helps bridge the line of sight for executives between annual accomplishments and long-term value creation. The performance measures are chosen to provide incentive for executives to focus on those things which we believe are closely linked to the creation of stockholder value over time. We set target award values each year. These target values are used to calculate the number of units granted to each executive. The final value of each unit is not determined until the end of a three-year performance cycle. That final unit value is dependent on our performance against preset goals. If the threshold level of performance is not met, no cash payout will occur. However, if maximum performance goals are met or exceeded, then the value of each unit could reach 200% of the target value.
Measures used for the performance units include Earnings Per Share Growth (or EPS Growth) and Relative Total Stockholder Return (or Relative TSR). Each goal is weighted 50% of the total performance unit award.
We use the above approach to accomplish three things: (1) to provide line of sight to performance measures that influence stock price performance, (2) to mitigate the short-term effects of stock price volatility and (3) to measure our performance relative to our reference group, which provides meaningful context to judge our performance in the market.
Restricted Stock
We grant restricted stock awards to executives as another form of long-term compensation. The number of restricted stock awards we typically grant is determined by taking 25% of the participant’s long-term incentive value and dividing it by the current stock price at the time of the award. We chose 25% of the total value because it provides meaningful retentive value to our key executives, helps smooth out market volatility and is reasonably cost efficient. The restricted stock awards typically vest three years after the award is granted, so long as the participant remains employed by us. We believe restricted stock awards are an effective long-term compensation vehicle through which key employees can be retained, especially through volatile periods in the market.
Fiscal 2010 Long-Term Incentive Grants
The number of long-term incentive awards granted was determined by: (1) taking 50% of the participant’s target award value and dividing it by the calculated Black-Scholes value of a Quanex stock option to determine the number of options, (2) taking 25% of the participant’s target award value and dividing it by the 10-day average closing stock price between November 2, 2009, and November 13, 2009, to determine the number of restricted stock awards and (3) taking 25% of the participant’s target award value and dividing it by $100 (target unit value), to determine the number of performance units. Both equity grant calculations apply an average stock price based on the first 10 trading days in November 2009. For more information related to long-term incentive awards granted during fiscal 2010, please see the table entitled “Grants of Plan Based Awards”, located on page 44.
Fiscal 2011 Long-Term Incentive Grants
At the Compensation Committee’s December 2010 meeting, executives were granted a combination of stock options, performance units and restricted stock awards based on the allocations discussed above.

The performance unit measures and goals include EPS Growth and Relative TSR, each weighted 50%. EPS Growth is measured as the cumulative value of EPS over the three-year performance period, and Relative TSR is expressed as the stock price appreciation plus dividends reinvested relative to appreciation of our peer group. Relative TSR is determined by calculating the change in the value of our stock plus the value of dividends and comparing that value with that of our peer group. This measure is considered by the Compensation Committee to be a meaningful way to assess our performance in terms of generating investment returns for stockholders. We use this measure relative to our peers over a three-year period as it gives a good indication of management’s ability to generate these returns compared to other companies in a similar market condition. Stock price performance is not captured in our audited financial statements. Our performance against these pre-established goals determines the potential payout to executives within a range from threshold to maximum, as set forth below.

	Relative Total	3-Yr. Cumulative
	Shareholder Return	Compounded Annual	Performance Unit Value
Milestones	Percentile	EPS Growth %	R-TSR	EPS	Total
Maximum	75%	12%	$100.00	$100.00	$200.00
Target	60%	9%	$50.00	$50.00	$100.00
Threshold	40%	6%	$37.50	$37.50	$75.00
The reader is cautioned that the foregoing goals are not intended to and do not reflect guidance by or expectations of the Company as to actual results. These goals are part of an overall compensation program designed, among other things, to align executive compensation with the market’s reasonable expectations of performance and shareholder returns.
Processes and Procedures for Determining Executive Compensation
Guided by the principal objectives described above, the Compensation Committee approves the structure of the executive compensation program and administers the programs for our executive officers, including matters where approval by our independent Compensation Committee members is appropriate for tax or regulatory reasons. The following describes the roles of key participants in the process.
The Role of Executives
Our Chief Executive Officer is the only executive who works with the Compensation Committee and compensation consultant in establishing compensation levels and performance targets. Our Chief Executive Officer is responsible for reviewing the compensation and performance of the other executive officers. Therefore, he makes recommendations to the Compensation Committee regarding adjustments in compensation to such executive officers. The Compensation Committee considers the Chief Executive Officer’s recommendations along with the committee’s own evaluation of individual and business performance and the market data provided by its compensation consultant. In making his recommendations, the Chief Executive Officer relies upon his evaluation of his direct reports’ performance and competitive compensation information. The Chief Executive Officer does not recommend his own compensation. The Chief Executive Officer recommends AIA performance goals to the Compensation Committee. The Chief Executive Officer, with input from the compensation consultant, recommends performance goals for long-term incentive awards that are properly aligned with the business goals and compensation strategy.
Our Senior Vice-President — General Counsel and Secretary serves as the liaison between the compensation consultant, the Compensation Committee, and the Governance Committee. In this role, he interfaces with the compensation consultant to carry out the duties of the Compensation Committee and Governance Committee.
The Role of External Advisors
The Compensation Committee engaged Cogent Compensation Partners (“Cogent”), an independent consultant to the Committee, to help with its responsibilities. Cogent assists the Committee by providing advice regarding market trends relating to the form, design, and amount of compensation. Cogent assists with target award values for both annual and long-term incentives. Cogent, an executive compensation consulting firm, is an independent consultant to the Compensation Committee and also assists the Nominating and Corporate Governance Committee by periodically reviewing director compensation programs.

The Role of the Compensation and Management Development Committee
The Compensation and Management Development Committee is currently comprised of three non-employee independent directors. The Committee’s duties in administering executive compensation programs include:
•	Review and approve the Company’s overall total compensation policy

•	Review and evaluate company performance against pre-established performance metrics

•	Annually, establish the annual total compensation paid to officers and key executives, including base salary, annual incentive, and long-term incentives

•	Regularly review and approve all employment agreements and severance arrangements for the executive officers

•	Review the Company’s Compensation Discussion and Analysis disclosure
The Compensation Committee determines the Chief Executive Officer’s salary and incentive awards based upon an assessment of individual and company performance as well as market data provided by the compensation consultant. A more expansive list of the Committee’s responsibilities can be found in its charter, which can be viewed on our website at www.quanex.com.
Post-Employment Compensation
Severance and change of control benefits are provided under the employment agreements of our executives, as well as under our incentive plans. These benefits are discussed at greater length in the section entitled “Employment Agreements and Potential Payouts upon Termination or Change in Control.”
Deferred Compensation Plan
The Company has a nonqualified deferred compensation program that gives executives the opportunity to defer income. As with our various other plans and programs, this deferral opportunity is designed to attract and retain key executives.
The deferred compensation program is administered by the Compensation Committee. Before they can participate, eligible employees must first receive recommendation by our senior managers and then final approval by the Compensation Committee. Participants in the program may choose to defer up to 100% of their annual and long-term incentive bonuses. Participants may choose from a variety of investment choices in which to invest their deferrals over the defined deferral period. Until April 1, 2009 when the Company match was temporarily suspended, the plan provided that we match 20% of the annual incentive deferrals invested in a Quanex Building Products common stock denominated account.
Executive Benefits
Purpose: The role of executive benefits is to provide financial security, enhanced employee welfare, and competitive packages that are meaningful in the markets for which we compete for executive talent. These programs provide meaningful and competitive post retirement income, and in some cases, our plans replace benefits that would otherwise be lost because of plan limits imposed by the Internal Revenue Code.
Competitive Positioning: Our strategy with respect to executive benefits is to provide a meaningful benefit to executives at a cost that is efficient, and our desired competitive positioning is the middle of the market. In 2009, Cogent, in conjunction with Mercer, our outside actuary, conducted a total remuneration study which revealed that our indirect benefits were generally in the upper quartile of the reference group, though total remuneration was not materially affected and remained within our stated strategy. We provide executives with health and welfare benefits that are consistent with our program for exempt personnel generally. Supplemental retirement and supplemental life benefits are also provided to our officers.

Program Elements:
• Retirement benefits. Our executives participate in the Company’s defined benefit pension plan, 401(k) defined contribution retirement plan, and supplemental executive retirement plan. Executives also receive company contributions under our 401(k) plan, a 20% match under our deferred compensation plan, a 15% match under our employee stock purchase program (ESPP) and dividends on unvested restricted stock. The Company match for the 401(k), ESPP and deferred compensation plans was temporarily suspended, effective April 1, 2009; however, in January 2010, the Company’s board approved reinstatement of the ESPP and 401(k) matches, effective February 1, 2010. The Company match on deferred compensation plan amounts remains suspended.
• Life insurance benefits. Our executives participate in Company provided life insurance, the amount of which takes into consideration their age and/or income. Our executives also have the opportunity to purchase supplemental life insurance.
• Perquisites. We provide our executives with certain perquisites which help us compete for executive talent, and in some cases, allow our executives to devote more attention to the business of the Company. These perquisites include financial and tax planning, company provided automobiles, and club memberships. The Compensation Committee eliminated tax gross-up payments on perquisites, effective December 31, 2009.
Other Compensation Items
Clawback Provision (Recovery of Incentive Payments)
We implemented a policy to enable the Board, in its judgment and to the extent permitted by governing law, to require reimbursement of any cash bonus paid to executives where (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, and (b) a lower payment would have been made to the executive(s) based on the restated financial results. In each such instance, the Company may seek to recover that portion of the affected executive(s)’ annual and/or long term incentive bonus payments that is higher than the payment would have originally been. No reimbursement will be required if such material restatement was caused by or resulted from any change in accounting policy or rules.
Risk Assessment
The Committee discussed and analyzed risks associated with the Company’s compensation policies and practices for executive officers and all employees generally, but not limited to, eligibility, affordability retention impact, corporate objectives, alignment with shareholders, governance, and possible unintended consequences. The Committee did not identify any risks arising from the Company’s compensation policies or practices reasonably likely to have a material adverse effect on the Company.
Executive Stock Ownership Guidelines
We encourage our executives to own our common stock because we believe such ownership provides strong alignment of interests between executives and stockholders. Our executive stock ownership guidelines provide that different levels of executives are expected to own a specific value of our common stock, expressed as a percentage of salary, within the later of three years of adopting the program or the date the executive assumes his/her role. The chart below shows the guidelines by executive level.

Level	Typical Executive Position	Stock Ownership Goal
1	CEO	4x Base Salary
2	SVP	2x Base Salary
3	VP	1x Base Salary
Currently, none of our named executive officers have yet reached the three-year deadline for meeting the Company’s stock ownership guidelines. Nonetheless, all of our named executives currently exceed their respective stock ownership goals.

Timing of Certain Committee Actions
The Compensation Committee schedules actions related to executive pay to coincide with its regularly scheduled Board meeting in December:

Executive Compensation Element	Action Item
Base Salaries	• Review and/or adjust based on market review

Short-Term Incentives	• Determine year-end results and approve payouts • Set goals for upcoming year

Long-Term Incentives:
•    Determine performance results and approve long-term cash plan’s payouts

•    Set goals for long-term cash plan’s next three-year performance cycle

•    Determine and approve equity awards, including stock options and restricted stock awards

Compensation decisions related to promotions or new hire awards are addressed on an individual basis, at the time the executive is promoted or first joins the Company.
Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code provides that we may not deduct for federal income tax purposes compensation of more than $1,000,000 paid in any year to the Chief Executive Officer or any of the three other most highly compensated executive officers, excluding the Chief Financial Officer, unless the compensation is paid solely on the attainment of one or more pre-established objective performance goals and certain other considerations are met. Under the terms of our 2010 annual cash bonus program and 2010 performance unit program, the Compensation Committee may, in its discretion, adjust payouts to executives downward. Because the plans are intended to comply with Internal Revenue Code Section 162(m), no upward discretion in determining payouts is permitted.
Employment Agreements and Potential Payments upon Termination or Change in Control
The Company has entered into change in control agreements with its named executive officers. On December 1, 2008, the Company entered into a change in control agreement with Mr. Chetnani. We believe that the change in control agreements help us attract and retain our named executive officers by reducing the personal uncertainty and anxiety that arises from the possibility of a future business combination. During a potential change in control, we do not want executives leaving to pursue other employment out of concern for the security of their jobs or being unable to concentrate on their work. To enable executives to focus on the best interest of our stockholders, we offer change in control agreements that generally provide benefits to executives whose employment terminates in connection with a change in control.
In addition, to attract certain of our named executive officers to accept employment with us, we agreed to provide those officers who previously were employed by Quanex Corporation with severance agreements that will provide them certain of the protections they would have been entitled to if they had remained with Quanex Corporation following the spin-off of Quanex Building Products Corporation from Quanex Corporation in April 2008. The Company also entered into a letter severance arrangement with the new President and CEO, effective July 1, 2008. The Company entered into these arrangements because executives at this level generally require a longer timeframe to find comparable jobs as fewer jobs at this level exist in the market. In addition, executives often have a large percentage of their personal wealth dependent on the status of their employer, given the requirement to hold a multiple of their salary in stock and the fact that a large part of their compensation is stock-based. The amount and type of benefits were based on competitive market practices for executives at this level.

Provisions of the severance agreements and severance letter arrangement require a termination of employment before any benefits are paid. The change in control agreements require both a change in control and a termination of employment before any benefits are paid (a “double trigger”). If an executive officer who is covered by both a change in control agreement and a severance agreement or letter arrangement experiences both a change in control of the Company and a termination of employment, benefits are payable under only the change in control agreement; in no event will the executive be able to receive payment under both the severance agreement or letter arrangement and the change in control agreement.
Severance Agreements of Certain Executives
This section describes the severance agreements entered into by Quanex Building Products with the SVP — Finance and CFO and the SVP — General Counsel and Secretary. As described above, benefits are payable under the severance agreements following a termination of employment that meets certain requirements. A termination of employment that triggers benefits under the severance agreements includes involuntary termination by the Company without cause. “Cause” exists if the executive commits gross negligence or willful misconduct in connection with his employment; an act of fraud, embezzlement or theft in connection with his employment; intentional wrongful damage to our property; intentional wrongful disclosure of our secret processes or confidential information; or an act leading to a conviction of a felony or a misdemeanor involving moral turpitude.
If a named executive officer is entitled to benefits under the severance agreement, the named executive officer will receive the following:
•	Annual base salary and compensation for earned but unused vacation time accrued through the date of termination of employment;
•
Pro rated amount equal to the greater of the executive officer’s (i) target performance bonus for the year of the termination of employment and (ii) performance bonus for the year immediately preceding the year of the termination of employment;

•	Lump sum severance equal to 18 months’ of the executive’s base salary for the fiscal year in which the termination occurs;
•	Continued participation in health and welfare plans and payment of benefit premiums for 18 months; and
•	All other perquisites to which the executive is entitled pursuant to the terms of the agreements providing for such perquisites.
President and CEO Severance Letter Agreement
This section describes the severance letter agreement entered into by Quanex Building Products and David D. Petratis, upon his hire as President and CEO. In the event that employment is terminated by the Board of Directors for any reason other than “Cause”, as defined in the change in control agreement, or a material violation of the Company’s Code of Business Conduct and Ethics, the following benefits would be payable:
•	Base salary continuation for two years (at the rate in effect immediately preceding the date of termination), paid semi-monthly for 24 months;
•	Pro-rated AIA bonus for the year of termination, as determined by the Board of Directors; and
•
Continued participation in health and welfare plans and payment of benefit premiums (i.e., medical, dental, vision, life, disability and any other welfare plans he currently participates in) for 18 months.

Change in Control Agreements
As described above, benefits are payable under the change in control agreements following both (i) termination of the named executive officer’s employment with us and (ii) a change in control of the Company. Each of the following events generally constitutes a change in control of the Company for purposes of the change in control agreements:
•
Any person or entity acquiring or becoming beneficial owner as defined in SEC regulations of 20% or more of (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company;

•	Generally, our current directors ceasing to constitute a majority of our directors;
•
Consummation of a merger, consolidation, or recapitalization (unless the directors continue to represent a majority of the directors on the board, more than 80% of the pre-spin-off ownership survives, and, in the event of a recapitalization, no person owns 20% or more of (i) the then outstanding shares of our common stock or (ii) the combined voting power of our then outstanding voting securities);

•	The stockholders approve a complete liquidation or dissolution of the Company; or
•	The sale, lease or disposal of substantially all of our assets.
Terminations of employment that meet the termination requirement under the change in control agreements will be similar to but broader than those required under the severance agreements. Good reason under the change in control agreements will include (but will not be limited to):
•
the executive is assigned any duties inconsistent with his position; there is a change in his position, authority, duties or responsibilities; he is removed from, or not re-elected or reappointed to, any duties or position he previously held or was assigned or there is a material diminution in such position, authority, duties or responsibilities;

•	the executive’s annual base salary is reduced;
•	the executive’s annual bonus is reduced below a certain amount;
•	the executive’s principal office is relocated outside of the portion of the metropolitan area of the City of Houston, Texas that is located within the highway known as “Beltway 8”;
•	the executive’s benefits are reduced or terminated;
•	any other non-contractual benefits that were provided to the executive or any material fringe benefit is reduced;
•	the executive’s number of paid vacation days is reduced;
•	the executive’s office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) are reduced or moved;
•	the executive is required to perform a majority of his duties outside our principal executive offices for a period of more than 21 consecutive days or for more than 90 days in any calendar year; or
•	any provision of any employment agreement with the executive is breached.
If the executive officer is entitled to benefits under a change in control agreement, the executive officer would receive the following:
•	Annual base salary and compensation for earned but unused vacation time accrued through the date of termination of employment;
•
Pro rated amount equal to the greater of the executive officer’s (i) target performance bonus for the year of the termination of employment and (ii) performance bonus for the year immediately preceding the year of the termination of employment;

•
Lump sum severance equal to three times (for the Chief Executive Officer and Senior Vice Presidents) or two times (for Vice Presidents) the sum of (i) base salary for the year of termination and (ii) the greater of the executive officer’s (x) target performance bonus for the year of the termination of employment and (y) performance bonus for the year immediately preceding the year of the termination of employment;

•	Continued health and welfare benefits for the shorter of (i) three years from the date of termination or (ii) such time as the executive becomes fully employed; and
•	All other perquisites to which the executive is entitled pursuant to the terms of the agreements providing for such perquisites.
If an executive officer is entitled to benefits under a change in control agreement, the following would occur immediately upon the occurrence of a change in control (regardless of whether the named executive officer’s employment is terminated as a result of the change in control):
•	all options to acquire common stock and all stock appreciation rights pertaining to common stock held by the executive immediately prior to a change in control would become fully exercisable; and
•	all restrictions on any restricted common stock granted to the executive prior to the change in control would be removed and the stock would be freely transferable.
As set forth above, a named executive officer is entitled to benefits under either the severance agreement or the change in control agreement; under no circumstances can a named executive officer receive payment under both agreements.

Post-Employment Compensation Table
The following table quantifies the potential payments to named executive officers under the contracts and plans discussed above for various termination scenarios. In each case, the termination is assumed to take place on October 31, 2010. The table shows only the value of the amounts payable for enhanced compensation and benefits in connection with each termination scenario.

									NQ
					Restricted			Health &	Deferred
	Severance	Pro-rated		Options	Stock	Performance		Welfare	Comp.	Retirement		Tax Gross-	Total
	Payment	Bonus		(Unvested)(1)	(Unvested)(1)	Units		Benefits(2)	(Unvested)	(SERP)(3)		Up	Benefit
Name	($)	($)		($)	($)	($)		($)	($)	($)		($)	($)
David D. Petratis Enhanced Retirement(4)	n/a	n/a		n/a	n/a	n/a		n/a	n/a	n/a		n/a	n/a
Death/Disability	—	1,400,000		1,657,479	1,434,565	618,333	(5)	—	249,807	4,047,522	(6)	n/a	9,407,706
Involuntary w/o Cause(7)	1,400,000	1,400,000	(8)	—	—	—		26,486	—	—		n/a	2,826,486
Termination after Change in Control(9)	4,200,000	700,000		1,657,479	2,489,175	530,000		107,809	249,807	1,246,620		2,723,332	13,904,222

Brent L. Korb Enhanced Retirement(4)	n/a	n/a		n/a	n/a	n/a		n/a	n/a	n/a		n/a	n/a
Death/Disability	—	509,844		577,705	660,457	186,667	(5)	—	—	738,684	(6)	n/a	2,673,357
Involuntary w/o Cause(7)	511,875	255,938		—	—	—		16,939	—	—		n/a	784,752
Termination after Change in Control(9)	1,791,563	255,938		577,705	1,041,556	160,000		77,478	—	790,158		1,207,745	5,902,143

Kevin P. Delaney Enhanced Retirement(4)	n/a	n/a		n/a	n/a	n/a		n/a	n/a	n/a		n/a	n/a
Death/Disability	—	431,005		505,839	663,262	156,667	(5)	—	—	719,797	(6)	n/a	2,476,570
Involuntary w/o Cause(7)	431,883	215,942		—	—	—		27,202	—	—		n/a	675,027
Termination after Change in Control(9)	1,511,591	215,942		505,839	955,006	133,333		80,282	—	1,097,580		—	4,499,573

Deborah M. Gadin(10) Enhanced Retirement(4)	n/a	n/a		n/a	n/a	n/a		n/a	n/a	n/a		n/a	n/a
Death/Disability	—	148,124		125,854	158,569	35,000	(5)	—	3,607	n/a		n/a	471,154
Involuntary w/o Cause	—	—		—	—	—		—	—	—		n/a	—
Termination after Change in Control(9)	519,697	74,242		125,854	234,260	30,000		64,494	3,607	n/a		245,176	1,297,330

Jairaj T. Chetnani(10) Enhanced Retirement(4)	n/a	n/a		n/a	n/a	n/a		n/a	n/a	n/a		n/a	n/a
Death/Disability	—	163,667		258,585	109,170	46,667	(5)	—	—	n/a		n/a	578,089
Involuntary w/o Cause	—	—		—	—	—		—	—	—		n/a	—
Termination after Change in Control(9)	574,000	82,000		258,585	192,634	40,000		56,876	—	n/a		248,753	1,452,848

(1)
Unvested stock options and restricted shares granted under the Quanex Building Products 2008 Omnibus Incentive Plan are forfeited except upon death, Disability, retirement (options only) or termination after a Change in Control.

(2)
Health & Welfare Benefits paid upon involuntary termination without Cause include company paid COBRA premiums. Health & Welfare Benefits paid upon termination after Change in Control includes continuation of all health & welfare benefits.

(3)	See Narrative to “Pension Benefit Table” for further description of SERP.

(4)	Messrs. Petratis, Korb, Delaney, Chetnani and Ms. Gadin have not reached the minimum retirement requirement of 55 years of age and five years of service with the Company as of October 31, 2010.

(5)
Executives are entitled to a prorata portion of their performance units based on actual performance for the full performance period upon their termination due to death or Disability. Since actual performance for the full performance period is unknown, actual performance through October 31, 2010 was used for purposes of these calculations.

(6)
These amounts represent the present value of the Retirement Benefit as of October 31, 2010. Retirement Benefit amounts for Messrs. Petratis, Korb and Delaney under the SERP are in the event of Disability only.

(7)	These benefits would be provided upon termination by the Company without Cause.

(8)
Mr. Petratis’ prorata bonus paid upon involuntary termination without Cause absent a Change in Control is determined by the Board of Directors pursuant to his Offer Letter. We assumed the Board of Directors would award Mr. Petratis with his actual 2010 bonus if he was terminated on the last day of the fiscal year.

(9)	These benefits would be provided upon termination by the Company without Cause as well as the Executives’ resignation for Good Reason in connection with a Change in Control.

(10)
Ms. Gadin and Mr. Chetnani do not have Severance Agreements. However, they could be entitled to severance benefits under the Quanex Severance Allowance Policy which is generally available to all employees.

Summary Compensation Table
The following table provides information about the compensation of Quanex Building Products Corporation’s Chief Executive Officer, its Chief Financial Officer, and the three other most highly compensated individuals who were officers during the fiscal year ending October 31, 2010.

							Change in
							Pension Value
							and	All
						Non-Equity	Nonqualified	Other
				Stock	Option	Incentive Plan	Deferred	Compen-
			Bonus	Awards	Awards	Compensation	Compensation	sation
		Salary	(2)	(3)	(3)	(4)	Earnings (5)	(6)	Total
Name/Principal Position	Year (1)	($)	($)	($)	($)	($)	($)	($)	($)
David D. Petratis	2010	700,000	—	565,729	881,814	1,400,000	277,246	69,780	3,894,569
Chairman of the Board,	2009	700,000	—	429,867	604,069	390,613	243,256	64,938	2,432,743
President and Chief	2008 QBP	233,333	750,000	1,010,750	551,550	500,000	47,114	225,093	3,317,840
Executive Officer	2008 Pred	—	—	—	—	—	—	—	—

Brent L. Korb	2010	339,896	—	175,068	273,064	509,844	57,751	32,620	1,388,243
Senior Vice President —	2009	325,000	—	133,110	187,032	136,017	104,726	27,753	913,638
Finance & Chief	2008 QBP	109,686	—	670,946	847,975	41,941	22,833	28,604	1,721,985
Financial Officer	2008 Pred	82,568	—	—	—	116,509	—	5,438	204,515

Kevin P. Delaney	2010	287,337	—	150,753	235,927	431,005	115,531	43,327	1,263,880
Senior Vice President —	2009	271,625	—	108,054	152,531	113,679	194,388	36,243	876,520
General Counsel &	2008 QBP	138,447	—	449,053	549,618	52,939	—	24,186	1,214,243
Secretary	2008 Pred	116,932	—	—	—	359,937	—	8,809	485,678

Jairaj T. Chetnani	2010	204,583	—	37,283	58,982	163,667	7,292	20,820	492,627
Vice President —	2009	183,333	—	64,099	103,833	40,921	6,245	152,708	551,139
Treasurer	2008 QBP	—	—	—	—	—	—	—	—
	2008 Pred	—	—	—	—	—	—	—	—

Deborah M. Gadin	2010	185,155	—	34,041	53,156	148,124	17,634	23,819	461,929
Vice President —	2009	174,250	—	24,273	34,198	38,894	20,165	16,876	308,656
Controller	2008 QBP	88,496	60,000	127,296	314,773	18,047	—	6,809	615,421
	2008 Pred	62,045	—	—	—	29,726	—	1,912	93,683

(1)
Quanex Building Products Corporation spun off from Quanex Corporation on April 23, 2008. Compensation for the named executive officers for the period from November 1, 2007 to April 22, 2008 relates to Quanex Corporation, the Company’s predecessor, and is denoted as “2008 Pred”. Compensation in 2008 from Quanex Corporation reflects some non-equity incentive plan compensation items specifically resulting from the spin-off transaction. Compensation for the named executive officers for the period from April 23, 2008 to October 31, 2008 relates to Quanex Building Products Corporation and is denoted as “2008 QBP”. Compensation for 2009 and 2010 relates to Quanex Building Products Corporation.

(2)
As an inducement to join the Company, Mr. Petratis was provided with certain sign-on incentives as of his hire date, July 1, 2008. One of said items was a “Make Whole” cash compensation of $750,000 for forfeited equity awards at his previous employer. Ms. Gadin received a retention bonus of $60,000 in 2008 as an incentive to retain her services during the strategic review process that resulted in the Company’s spin-off from Quanex Corporation.

(3)
These columns show respectively, the aggregate grant date fair value for restricted stock and stock options computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in computing the grant date fair values may be found in Note 14 to Quanex Building Products Corporation’s audited financial statements on Form 10-K for the year ended October 31, 2010. These values reflect the Company’s assumptions to determine the accounting expense for these awards and do not necessarily correspond to the actual value that may be recognized by named executive officers. For information regarding the restricted stock and option awards granted in fiscal 2010, please see the “Grants of Plan-Based Awards” table located on page 44.

Included in Mr. Korb’s 2008 QBP stock and option award amounts are $211,346 and $307,015, respectively, of grant date fair value that were forfeited in connection with Mr. Korb’s departure from the Company on June 13, 2008.

(4)
“2010” amounts represent payments made in December 2010 for performance from November 1, 2009 to October 31, 2010 for Annual Incentive Awards (AIA). “2009” amounts represent payments made in December 2009 for performance from November 1, 2008 to October 31, 2009 for Annual Incentive Awards (AIA). “2008 QBP” amounts represent payments made in December 2008 for performance from April 23, 2008 to October 31, 2008 for AIA. “2008 Pred” amounts consist of (a) AIA payments made in April 2008 for goals from November 1, 2008 to April 23, 2008, and (b) amounts paid out in April 2008 with respect to Performance Units granted in December 2005 and December 2006. These Performance Units were paid out in cash at target level pursuant to the Quanex Corporation / Quanex Building Products separation related agreements.

The AIA and Performance Unit payouts also include the dollar value of the portion of the amounts deferred under the Quanex Building Products Corporation or Quanex Corporation Deferred Compensation (“DC”) Plan, as applicable. Under the terms of each DC Plan, participants may elect to defer a portion of their incentive bonus to a mix of cash, or notional common stock units or investment accounts.

The amounts paid for the AIA and Performance Units, along with the respective deferred amounts, are as follows:

		Annual Incentive Awards		Performance Unit Payout
		Total	Deferred	Total	Deferred
Name	Year	($)	($)	($)	($)
Petratis	2010	1,400,000	700,000	—	—
	2009	390,613	—	—	—
	2008 QBP	500,000	500,000	—	—
	2008 Pred	—	—	—	—
Korb	2010	509,844	—	—	—
	2009	136,017	—	—	—
	2008 QBP	41,941	—	—	—
	2008 Pred	66,509	—	50,000	—
Delaney	2010	431,005	—	—	—
	2009	113,679	—	—	—
	2008 QBP	52,939	—	—	—
	2008 Pred	176,604	—	183,333	—
Chetnani	2010	163,667	—	—	—
	2009	40,921	40,921	—	—
	2008 QBP	—	—	—	—
	2008 Pred	—	—	—	—
Gadin	2010	148,124	29,625	—	—
	2009	38,894	—	—	—
	2008 QBP	18,047	7,219	—	—
	2008 Pred	29,726	—	—	—

Amounts reflected above as “2010”, “2009” and “2008 QBP” were deferred under the Quanex Building Products Corporation DC Plan, while the amounts reflected as “2008 Pred” were deferred under the Quanex Corporation DC Plan. Please see the “Compensation Discussion and Analysis” for a detailed discussion of the performance measures and related outcomes for payments of the awards.

(5)
The amounts in this column represent the change in actuarial present value of each individual’s accumulated benefit under all defined benefit pension plans. The change in pension value reflects the difference in the present value of accumulated benefits determined as of the end of the current reporting period compared to the end of the previous reporting period. For instance the change for fiscal 2010 would represent the difference between the value at October 31, 2010 and October 31, 2009. The key assumptions used to calculate the change in value are shown with the “Pension Benefits Table”. Negative changes in pension value for a fiscal year cannot be included in the Summary Compensation Table. Changes in pension value for certain individuals were negative for fiscal 2008; these negative amounts are follows:

		Change in Pension Value
		and Nonqualified Deferred
		Compensation Earnings
Name	Year	($)
Delaney	2008 QBP	(2,714)
	2008 Pred	(2,487)
Gadin	2008 QBP	(792)
	2008 Pred	(726)

No named executive officer received preferential or above-market earnings on deferred compensation.

(6)
The named executives receive various perquisites provided by or paid for by the Company. These perquisites can include life insurance, financial planning, personal use of automobiles, memberships in social and professional clubs, relocation reimbursement and gross-up payments equal to taxes payable on certain perquisites. Also included are the Company’s contributions under its 401(k) plan, a 20% match under its DC plan, a 15% match under its Employee Stock Purchase Program (ESPP), and dividends on unvested restricted stock. The Company temporarily suspended its matching contributions on its 401(k) plan, DC plan and under its ESPP effective April 1, 2009; however, the Board reinstated matching contributions on the 401(k) plan and ESPP effective February 1, 2010. In 2009, the Compensation Committee eliminated the tax gross-up payments on perquisites, effective December 31, 2009. The amounts reported in Other Annual Compensation for the named executives are:

All Other Compensation

						Life
						Insurance
						> $50,000		Relo-	Settle-		Deferred		Unvested
					Annual	&		cation	ment of		Compen-	ESPP	Re-
		Life			Club	Financial		Tax	Unused		sation	15%	stricted
		Insurance	Financial	Auto-	Member-	Planning	Relo-	Gross-	Vaca-	401K	Plan	Stock	Stock
		> $50,000	Planning	mobile	ship	Gross-Up	cation	Up	tion	Match	Match	Match	Dividends	Total
	Year	($)	($)	($)	($)	($)(1)	($)	($)	($)	($)	($)	($)	($)	($)
Petratis	2010	12,249	7,699	9,282	14,721	—	—	—	—	4,667	—	990	20,172	69,780
	2009	12,319	10,000	—	10,820	12,801	135	81	—	4,375	—	270	14,137	64,938
	2008 QBP	5,727	650	—	1,800	3,658	69,230	41,538	—	—	100,000	540	1,950	225,093
	2008 Pred	—	—	—	—	—	—	—	—	—	—	—	—	—
Korb	2010	1,887	600	11,706	4,921	—	—	—	—	5,414	—	—	8,092	32,620
	2009	1,884	600	11,607	4,567	1,425	—	—	—	2,031	—	—	5,639	27,753
	2008 QBP	1,547	600	9,755	1,132	1,231	—	—	11,877	1,494	—	68	900	28,604
	2008 Pred	—	—	—	—	—	—	—	—	4,256	—	90	1,092	5,438
Delaney	2010	4,983	7,500	12,809	5,090	—	—	—	—	5,525	—	—	7,420	43,327
	2009	4,573	2,895	12,642	4,950	4,283	—	—	—	1,656	—	—	5,244	36,243
	2008 QBP	3,218	1,699	11,357	3,298	2,820	—	—	—	—	—	—	1,794	24,186
	2008 Pred	—	—	—	1,295	—	—	—	—	5,750	—	—	1,764	8,809
Chetnani	2010	451	—	10,244	2,930	—	—	—	—	5,698	—	—	1,497	20,820
	2009	506	2,000	9,929	1,692	1,325	88,074	46,924	—	1,250	—	—	1,008	152,708
	2008 QBP	—	—	—	—	—	—	—	—	—	—	—	—	—
	2008 Pred	—	—	—	—	—	—	—	—	—	—	—	—	—
Gadin	2010	418	—	10,622	4,921	—	—	—	—	5,738	—	300	1,820	23,819
	2009	388	—	10,712	3,112	204	—	—	—	1,062	—	90	1,308	16,876
	2008 QBP	507	—	—	—	152	—	—	—	3,997	1,444	240	469	6,809
	2008 Pred	99	—	—	—	—	—	—	—	1,753	—	60	—	1,912

(1)	The Compensation Committee eliminated the tax gross-up payments on perquisites, effective December 31, 2009.

Grants of Plan-Based Awards
The following table discloses the estimated range of payouts that were possible for the fiscal year 2010 Annual Incentive Awards along with potential estimated range of payouts that will be possible with respect to Performance Units granted in December 2009. The table also shows the actual number of stock options and restricted stock awards granted during fiscal 2010 and their respective grant date fair value, as well as the number of Performance Units granted in fiscal 2010.
Grants of Plan-Based Awards

						All Other	All Other
						Stock	Option
						Awards:	Awards:	Exercise
						Number of	Number of	or Base	Grant Date	Grant Date
		Non-Equity	Estimated Future Payouts Under Non-			Shares of	Securities	Price of	Fair Value	Fair Value
		Incentive Plan	Equity Incentive Plan Awards (2)			Stock or	Underlying	Option	of Stock	of Option
		Awards (1)	Threshold	Target	Maximum	Units (3)	Options (3)	Awards	Awards (4) (5)	Awards (4)
Name	Grant Date	(#)	($)	($)	($)	(#)	(#)	($/Sh)	($)	($)
Petratis	2010		572,500	1,230,000	2,460,000	—	—	—	—	—
	12/2/2009	5,300	—	—	—	34,900	121,100	$16.21	565,729	881,814
Korb	2010		183,731	414,922	829,844	—	—	—	—	—
	12/2/2009	1,600	—	—	—	10,800	37,500	$16.21	175,068	273,064
Delaney	2010		158,876	355,503	711,006	—	—	—	—	—
	12/2/2009	1,400	—	—	—	9,300	32,400	$16.21	150,753	235,927
Chetnani	2010		50,458	121,833	243,666	—	—	—	—	—
	12/2/2009	400	—	—	—	2,300	8,100	$16.21	37,283	58,982
Gadin	2010		41,016	104,062	208,125	—	—	—	—	—
	12/2/2009	300	—	—	—	2,100	7,300	$16.21	34,041	53,156

(1)	The figures shown reflect Performance Units granted in December 2009 under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan.

(2)
The amounts shown reflect possible Annual Incentive Award (AIA) payments under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan for fiscal year 2010, under which the named executive officers were eligible to receive a cash bonus based on a target percentage of base salary. Additionally, these amounts reflect possible Performance Unit payments under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan for Performance Units granted in December 2009 under which the named executive officers are eligible to receive a cash payment three years from the grant date or in December 2012. The amounts actually paid to the named executive officers for 2010 pursuant to this program are reflected in the “Summary Compensation Table” herein.

The following table shows the range of return on invested capital ROIC goals set for determining AIA to our executives for the period from for fiscal 2010. Because of the economic downturn in the market, our ROIC targets were set at levels considered to be stretch goals, even though they were below historic levels. The Company set the ROIC goal based on the forecasted results of the operating divisions and the projected market for building products. For AIA purposes, ROIC is calculated as the total of the prior twelve months’ net income plus prior twelve months’ after-tax interest expense and capitalized interest, the sum of which is divided by the trailing five quarters’ average total debt (current and long term) and total stockholders’ equity. We set the target performance goals at a level that represents a reasonable chance of achievement based on the forecasted performance of the divisions. The target performance level is driven from our business budgeting process, which uses a number of assumptions about the state of our markets and material commodity prices to determine our relative financial performance (including expected sales, expected expenses and other factors). We recognize the volatility in the market through establishing a range of outcomes around the target.

Goal	Threshold	Target	Maximum	Actual Results
Return on Invested Capital (ROIC)	0.56%	2.55%	4.16%	5.83%

We also adopted a growth modifier based on relative market share gain for our AIA. Depending on the relative change in the Engineered Products Group revenue vs. the change in market New Housing Starts and Repair and Remodeling expenditures, the bonus payments could be adjusted within a range of +/- 25% depending on the level of outperformance/underperformance to the underlying market. This growth modifier was intended to balance growth and returns, and reward for market share expansion. The growth modifier cannot increase AIA awards above a participant’s existing maximum award opportunity.

Please see the “Compensation Discussion and Analysis” for more information regarding this program, performance units granted thereunder, and the related performance measures.

(3)
The amounts shown reflect grants of restricted stock awards and stock options made under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan. The stock options are granted at fair market value based on the closing share price as of the grant date.

(4)
The fair value shown in this column was calculated in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 14 to Quanex Building Products Corporation’s audited financial statements on Form 10-K for the year ended October 31, 2010.

(5)
Cash dividends are paid on unvested restricted stock. The dividend rate is not preferential and is equal to the rate paid on the Company’s common stock as disclosed in Part II, Item 5 of Quanex Building Products Corporation’s Form 10-K for the year ended October 31, 2010.

Outstanding Equity Awards
The following table provides information about the outstanding equity awards held by the named executive officers as of October 31, 2010:
Outstanding Equity Awards at October 31, 2010

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities						Market Value
	Underlying	Underlying				Number of Shares		of Shares or
	Unexercised	Unexercised		Option		or Units of Stock		Units of Stock
	Options	Options		Exercise	Option	That Have Not		That Have
	(#)	(#)		Price	Expiration	Vested		Not Vested (15)
Name	Exercisable	Unexercisable		($)	Date	(#)		($)
Petratis	—	121,100	(1)	16.21	12/2/2019	34,900	(8)	628,898
	66,533	133,067	(2)	7.83	12/3/2018	54,900	(9)	989,298
	66,666	33,334	(3)	15.55	7/1/2018	48,334	(10)	870,979
Korb	—	37,500	(1)	16.21	12/2/2019	10,800	(8)	194,616
	20,600	41,200	(2)	7.83	12/3/2018	17,000	(9)	306,340
	66,666	33,334	(4)	15.32	8/1/2018	30,000	(11)	540,600
Delaney	—	32,400	(1)	16.21	12/2/2019	9,300	(8)	167,586
	16,800	33,600	(2)	7.83	12/3/2018	13,800	(9)	248,676
	69,872	34,937	(5)	15.02	4/23/2018	29,897	(12)	538,744
Chetnani	—	8,100	(1)	16.21	12/2/2019	2,300	(8)	41,446
	4,433	8,867	(2)	7.83	12/3/2018	3,700	(9)	66,674
	7,291	14,584	(6)	7.49	12/1/2018	4,690	(13)	84,514
Gadin	—	7,300	(1)	16.21	12/2/2019	2,100	(8)	37,842
	3,766	7,534	(2)	7.83	12/3/2018	3,100	(9)	55,862
	28,666	14,334	(7)	16.32	6/16/2018	7,800	(14)	140,556
	7,666	3,834	(5)	15.02	4/23/2018	—		—

(1)
Ms. Gadin and Messrs. Petratis, Korb, Delaney and Chetnani’s stock options vest annually in equal installments over a three-year period. One-third of the stock options vested on December 2, 2010 with the remaining two-thirds vesting in equal installments on December 2, 2011 and December 2, 2012.

(2)
Ms. Gadin and Messrs. Petratis, Korb, Delaney and Chetnani’s stock options vest annually in equal installments over a three-year period. Two-thirds of the stock options vested in equal installments on December 3, 2009 and December 3, 2010, with the remaining one-third vesting on December 3, 2011.

(3)
Mr. Petratis’ stock options vest annually in equal installments over a three-year period. Two-thirds of the stock options vested in equal installments on July 1, 2009 and July 1, 2010 with the remaining one-third on July 1, 2011.

(4)
Mr. Korb’s stock options vest annually in equal installments over a three-year period. Two-thirds of the stock options vested in equal installments on August 1, 2009 and August 1, 2010 with the remaining one-third vesting on August 1, 2011.

(5)
Ms. Gadin and Mr. Delaney’s stock options vest annually in equal installments over a three-year period. Two-thirds of the stock options vested in equal installments on April 23, 2009 and April 23, 2010 with the remaining one-third vesting on April 23, 2011.

(6)
Mr. Chetnani’s stock options vest annually in equal installments over a three-year period. Two-thirds of the stock options vested in equal installments on December 1, 2009 and December 1, 2010 with the remaining one-third vesting on December 1, 2011.

(7)
Ms. Gadin’s stock options vest annually in equal installments over a three-year period. Two-thirds of the stock options vested in equal installments on June 16, 2009 and June 16, 2010 with the remaining one-third vesting on June 16, 2011.

(8)	Ms. Gadin and Messrs. Petratis, Korb, Delaney and Chetnani’s restricted stock awards fully vest on December 2, 2012, three years from the date of grant.

(9)	Ms. Gadin and Messrs. Petratis, Korb, Delaney and Chetnani’s restricted stock awards fully vest on December 3, 2011, three years from the date of grant.

(10)
40,000 of these restricted stock awards fully vest on July 1, 2011, three years from the date of grant. The remaining 16,667 restricted stock awards vest annually in equal installments over two years; accordingly one-half of the restricted shares vested on July 1, 2010 and the remaining will vest on July 1, 2011.

(11)	Mr. Korb’s restricted stock awards fully vest on August 1, 2011, three years from the date of grant.

(12)	Mr. Delaney’s restricted stock awards fully vest on April 23, 2011, three years from the date of grant.

(13)	Mr. Chetnani’s restricted stock awards fully vest on December 1, 2011, three years from the date of grant.

(14)	Ms. Gadin’s restricted stock awards fully vest on June 16, 2011, three years from the date of grant.

(15)
This column shows the total market value of the unvested stock awards as of October 31, 2010, based on the closing price per share of Quanex Building Products Corporation’s stock of $18.02 on October 31, 2010.

Option Exercises and Stock Vested in Fiscal 2010
The following table provides information regarding the value realized by the named executive officers upon the vesting of restricted stock awards during the fiscal year ended October 31, 2010. None of the named executive officers exercised stock options during fiscal 2010.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting(1)
Name	(#)	($)	(#)	($)
Petratis	—	—	8,333	144,411
Korb	—	—	—	—
Delaney	—	—	—	—
Chetnani	—	—	—	—
Gadin	—	—	—	—

(1)	The value realized upon vesting represents the number of shares of stock vesting times closing market price of a share of Quanex Building Products Corporation stock on the vesting date.
Pension Benefits
Our named executive officers are eligible to participate in our Salaried and Nonunion Employee Pension Plan, described below, that is generally available to all our employees. The named executive officers are also eligible to participate in certain plans, also described below, that are only available to a select group of management and highly compensated employees.
Salaried and Nonunion Employee Pension Plan
We have established the Quanex Building Products Salaried and Nonunion Employee Pension Plan (the “Pension Plan”), a noncontributory defined benefit pension plan intended to be a tax-qualified plan under Section 401(a) of the Internal Revenue Code, for the benefit of substantially all of our employees. With some exceptions, an employee is eligible to participate in the Pension Plan once that employee has completed one hour of service for us.
Under the Pension Plan, two main types of benefits are available to participants, depending upon when they began participating in the Quanex Corporation Salaried Employees’ Pension Plan. The employees who participated in that plan on or before December 31, 2006 are generally referred to as “Traditional Participants,” while employees who began participating in that plan after such date are generally referred to as “Cash Balance Participants”. Any employees who did not participate in that plan, but who began participating in the Pension Plan after its adoption, are considered Cash Balance Participants.
Under the Pension Plan, a Traditional Participant will receive a monthly single life annuity, payable following termination of employment at or after age 65, equal to the sum of (i) and (ii), less (iii), where:
(i) is the greater of (x) 1.5% of the Traditional Participant’s average monthly compensation for the five consecutive calendar years that lead to the highest monthly average multiplied by his whole and fractional years of benefit service earned with Quanex Corporation prior to November 1, 1985, or (y) the product of $9.00 and his years of benefit service earned with Quanex Corporation prior to November 1, 1985;
(ii) is the greater of (x) the sum of 1% of the Traditional Member’s average monthly compensation for the five consecutive calendar years that lead to the highest monthly average up to but not in excess of 1/12 of the Traditional Member’s Social Security covered compensation and 1.5% of the Traditional Member’s average monthly compensation for the five consecutive calendar years that lead to the highest monthly average in excess of 1/12 of the Traditional Member’s Social Security covered compensation, the total of which is then multiplied by his whole and fractional years of benefit service earned with Quanex Corporation and us from and after November 1, 1985 or (y) the product of $9.00 and the Traditional Member’s whole and fractional years of benefit service earned with Quanex Corporation and the Company from and after November 1, 1985; and

(iii) is the Traditional Participant’s monthly accrued benefit under any qualified defined benefit plan that was maintained at any time by Quanex Corporation to the extent that the Traditional Participant’s service taken into account for benefit accrual purposes under such other plan is taken into account as benefit service under the Pension Plan.
Traditional Participants are eligible for early retirement benefits when they attain age 55 with five years of service. The early retirement benefit is calculated (x) minus (y), where (x) is the sum of items (i) and (ii) immediately above, reduced by 5/9 of 1% for each of the first 60 months that the early retirement benefit payment commencement date precedes the Traditional Participant’s normal retirement date and further reduced by 5/18 of 1% for each of the months in excess of 60 that the payment commencement date precedes the Traditional Participant’s normal retirement date, and (y) is item (iii) immediately above, but determined as if the Traditional Participant’s benefit under such Quanex Corporation qualified defined benefit plan commences to be paid at the same time as the Pension Plan benefit, using the reduction factors used in connection with such Quanex Corporation qualified defined benefit plan. No current executive officers are presently eligible for retirement benefits under the Pension Plan.
Under the Pension Plan, a Cash Balance Participant receives upon termination of employment with us following at least three years of vesting:
The sum of the notional company contributions accrued under the Pension Plan through the date on which the Cash Balance Participant terminates employment with us, where such contribution generally equals 4% of the Cash Balance Participant’s compensation for the applicable year; plus
The sum of the interest credits on those notional company contributions accrued under the Pension Plan through the date on which the Cash Balance Participant terminates employment with us, where such contribution generally equals the interest rate on the 30-year Treasury security for the fifth month prior to the first day of the applicable year.
For purposes of both Traditional Participants’ benefits and Cash Balance Participants’ benefits, the compensation taken into account under the Pension Plan is generally comprised of salary and bonus compensation for the applicable year. In addition, for purposes of both Traditional Participants’ benefits and Cash Balance Participants’ benefits, actuarial equivalence is determined using (i) the mortality table prescribed by IRS Revenue Ruling 2007-67 and (ii) (x) for lump sum payments, an interest rate equal to the August phase in segment rate as prescribed by the Pension Protection Act of 2006 and (y) for all payment options other than lump sum payments, an interest rate equal to 6% per annum.
Supplemental Employee Retirement Plan
We provide additional retirement benefits to certain of our named executive officers under the Supplemental Employee Retirement Plan (the “SERP”). Eligibility to participate in the SERP is determined by the Board of Directors. Currently, the CEO, the SVP — Finance and CFO, and the SVP — General Counsel and Secretary are the only participants in the SERP.
Under the SERP, an eligible participant receives a monthly single life annuity (or actuarially equivalent optional form of payment) payable at age 65 equal to:
•	2.75% of the highest consecutive 36-month average of salary and bonus compensation from the last 60 months of employment,
•	multiplied by the named executive officer’s years of service (but not in excess of 20 years), and
•	reduced by (i) any benefits payable under the Pension Plan and (ii) 50% of the named executive officer’s Social Security benefits adjusted pro rata for years of service not in excess of 20 years.

The named executive officer is required to remain employed until he or she has accumulated five years of service in order to receive a benefit under the SERP. SERP participants are eligible for early retirement benefits when they attain age 55 with five years of service. The early retirement benefit is calculated based on average compensation and service at early retirement, and reduced by 5% for each year benefit commencement precedes age 65. No current executive officers are presently eligible for retirement benefits under the SERP.
Upon a named executive officer’s termination of employment after a change in control, he or she will be eligible to receive a lump sum payment in lieu of any other benefit payable from the SERP. The lump sum is equal to the present value of the SERP life annuity, which is payable immediately without reduction for early payment, based on the named executive officer’s years of service and compensation at date of termination. The SERP is administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code.
Restoration Plan
We provide additional retirement benefits to our executive officers who do not participate in the SERP under the Restoration Plan (the “Restoration Plan”). Eligibility to participate in the Restoration Plan is determined by a committee appointed by the Company’s Board of Directors. Currently, the VP — Treasurer, the VP — Controller, and the Company’s divisional leaders are the only participants in the Restoration Plan.
Under the Restoration Plan, an eligible participant will receive a lump sum actuarial equivalent of a monthly benefit for life payable at age 65 equal to:
•
the benefit payable to the named executive officer under the Pension Plan if the compensation taken into account under that plan were not capped at the amount required under Section 401(a)(17) of the Internal Revenue Code,

•	reduced by the benefit payable to the named executive officer under the Pension Plan taking into account only the amount of compensation allowed under Section 401(a)(17) of the Internal Revenue Code.
The specific elements of a named executive officer’s compensation taken into account for purposes of the Restoration Plan are the same as those items of compensation taken into account for purposes of the Pension Plan, described above.
The named executive officer must remain employed until he or she has accumulated five years of service in order to receive a benefit under the Restoration Plan. Restoration Plan participants are eligible for early retirement benefits when they attain age 55 with five years of service. The early retirement benefit is the actuarial equivalent of his lump sum benefit under the Restoration Plan, determined as of his or her early retirement date. No current executive officers are presently eligible for retirement benefits under the Restoration Plan. The Restoration Plan is administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code.

Historical Benefits Tables
The following table discloses the years of credited service of, present single-sum value of the accrued benefits as of October 31, 2010 for, and payments during fiscal year 2010 for the named executive officers under the SERP, the Pension Plan, and the Restoration Plan.

		Number of		Payments
		Years		During
		Credited	Present Value of	Last Fiscal
		Service	Accumulated Benefit	Year
Name	Plan Name	(#)	($)	($)
David D. Petratis	SERP (1)	2.33	541,370	—
	Pension Plan (2)	2.33	26,246	—
Brent L. Korb	SERP (1)	6.94	146,711	—
	Pension Plan (2)	6.94	55,133	—
Kevin P. Delaney	SERP (1)	7.28	374,954	—
	Pension Plan (2)	7.28	111,875	—
Jairaj T. Chetnani	Restoration Plan (3)	1.92	—	—
	Pension Plan (2)	1.92	13,537	—
Deborah M. Gadin	Restoration Plan (3)	5.22	1,523	—
	Pension Plan (2)	5.22	45,006	—

(1)
The SERP provides retirement benefits for certain designated officers in addition to those provided under the Pension Plan. The purpose of the SERP is to supplement those retirement benefits that a Participant may be entitled to receive as a salaried employee of the Company. The SERP pays a retirement benefit to eligible employees following retirement or termination of employment. As noted above, the benefit formula under the SERP equals: 2.75 percent of Final Average Earnings (defined as the highest 36 months of compensation during the last 60 months preceding retirement or termination) multiplied by Years of Service (not in excess of 20 years), less the sum of (1) the Participant’s Pension Plan Benefit, and (2) one-half of the Participant’s Social Security Benefit multiplied by a fraction (which shall not exceed one) the numerator of which is the Participant’s number of years of Service and the denominator of which is 20. The definition of “compensation” under the SERP includes W-2 wages modified by excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, BeneFlex dollars under the Company’s Medical Reimbursement Plan, and restricted stock awards and stock options; and modified further by including elective contributions under a cafeteria plan maintained by the Company that is governed by section 125 of the Code and elective contributions to any plan maintained by the Company that contains a qualified cash or deferred arrangement under section 401(k) of the Code.

Vesting in the SERP is based on 5 Years of Service. Early Retirement under the SERP requires a Participant to attain age 55 with 5 Years of Service. If the Participant retires prior to age 55, the accrued benefit is reduced 5% for each year (and fractional year) that the Participant’s benefit commencement precedes age 65.

Benefits under the SERP are paid under the following options:
•	Single Life Annuity
•	50%, 75%, or 100% Joint & Survivor Annuity
•	10 Year Certain and Life
•	Single Lump Sum

The SERP also pays a death benefit to the designated beneficiary if the Participant has retired or terminated employment, but has not commenced payment. In addition, the SERP pays a Disability Benefit. Should a Participant with six months of service terminate due to disability prior to early retirement, the SERP will pay a Disability Benefit until age 65 equal to 50 percent of the sum of his monthly Earnings in effect at the date of his Disability and the monthly equivalent of the average of his Incentive Awards for the prior three Plan Years, less the sum of (1) the Participant’s Qualified Plan Benefit; (2) the Participant’s Social Security Benefit; (3) the Participant’s benefit under the Company’s group long-term disability insurance plan; (4) the Participant’s benefit under an individual disability policy provided by the Company; and (5) the Participant’s benefit under the Company’s wage continuation policy plan. Benefits payable from the Plan are equal to the actuarial equivalent of the accrued benefit at date of distribution employing the Actuarial Equivalent definition from the Pension Plan. The Company has no policy for granting additional service under this plan.

(2)
The Pension Plan was established to provide retirement income to the Company’s non-union employees. It is an ERISA qualified pension plan. The Pension Plan pays a retirement benefit to eligible Participants equal to 1.5% of the Traditional Member’s Average Monthly Compensation (high 5 consecutive years of Earnings out of the 10 years preceding termination or retirement) times years and fractional years of Benefit Service earned prior to November 1, 1985 plus the sum of 1% of Average Monthly Compensation up to Social Security Covered Compensation and 1.5% of the Traditional Member’s Average Monthly Compensation in excess of Social Security Covered Compensation, the total of which is multiplied by years and fractional years of Benefit Service from, on and after November 1, 1985. Compensation is defined as earned income excluding deferred compensation. Compensation is limited by the compensation limits imposed under the Internal Revenue Code. For Cash Balance Participants, the Pension Plan pays the Account Balance with interest at date of termination. The contribution equals a certain percentage based on location, credited with interest. The Pension Plan pays a Death Benefit prior to retirement to the spouse, or to the estate, if no spouse. The Pension Plan does not provide for a Disability Retirement. The Pension Plan requires 5 Years of Vesting Service for Traditional Plan Participants and 3 Years of Service for Cash Balance Participants. Early Retirement under the Plan requires a Participant to have attained age 55 with 5 Years of Service. None of the named executive officers is currently eligible for an early retirement benefit under this plan. Benefits commencing prior to age 65 are reduced 5/9ths of 1% for each of the first 60 months, and an additional 5/18ths of 1% for each month in excess of 60 that benefits commence prior to age 65. The Company has no policy for granting additional service under this plan.

(3)
The Restoration Plan was established to provide a retirement pay supplement for a select group of management or highly compensated employees so as to retain their loyalty and to offer a further incentive to them to maintain and increase their standard of performance. The Restoration Plan pays a retirement benefit in the form of a lump sum to eligible employees following retirement or termination of employment. If a Participant terminates employment, an Actuarial Equivalent lump sum of the Participant’s Pension Plan Benefit that would be payable if the applicable limitation under section 401(a)(17) of the Code for each fiscal year of the Pension Plan commencing on or after November 1, 1994, was not limited (indexed for increases in the cost of living), less the Participant’s Pension Plan Benefit. Early Retirement under the Restoration Plan requires a Participant to have attained age 55 with 5 Years of Service. None of the named executive officers is currently eligible for an early retirement benefit under this plan. The Restoration Plan requires 5 Years of Service for vesting purposes for Traditional Plan Participants, and three years of Service requirement for Cash Balance Participants. In addition, the Plan also pays a death benefit to the designated beneficiary if the Participant has retired or terminated employment, but has not commenced payment. The Restoration Plan does not provide a Disability Benefit. The Company has no policy for granting additional service under this plan.

The following table discloses contributions, earnings and balances to the named executive officers under the Quanex Building Products Corporation Deferred Compensation Plan (the “DC Plan”) for the fiscal year ending October 31, 2010.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	FY 2010 (1)	in FY 2010 (2)	FY 2010 (3)	Distributions	10/31/2010 (4)
Name	($)	($)	($)	($)	($)
David D. Petratis	—	—	272,112	—	1,498,844
Brent L. Korb	—	—	—	—	—
Kevin P. Delaney	—	—	—	—	—
Jairaj T. Chetnani	40,921	—	6,284	—	47,205
Deborah M. Gadin	—	—	13,349	—	84,609

(1)
Executive contributions are incentive compensation earned for performance from November 1, 2008 to October 31, 2009 and deferred in December 2009, when they would have otherwise been paid, during fiscal 2010. The full amount shown in the executive contributions column for each executive was reported in the Summary Compensation Table.

(2)
The registrant contributions in previous years were the associated match by Quanex Building Products Corporation for these executive contributions. The Company temporarily suspended its matching contributions on the DC Plan effective April 1, 2009.

(3)
Aggregate earnings are not included as compensation in the current Summary Compensation Table. This item primarily reflects the change in market value of the deemed common stock held in each participant’s deferred compensation account.

(4)
The aggregate balance is as of 10/31/2010, and includes current and previous years’ executive and registrant contributions and the earnings on those contributions, less any withdrawals. The amounts reported in the aggregate balance at October 31, 2010 are reported in the Summary Compensation Table or were previously reported as compensation to the named executive officer in the Summary Compensation Table if such individual was included as a named executive officer in the respective previous years.

Qualified Defined Contribution Plans
Salaried and Nonunion Employee 401(k) Plan
The Salaried and Nonunion Employee 401(k) Plan (the “401(k) Plan”) is a defined contribution plan intended to be a tax-qualified plan under Section 401(a) of the Internal Revenue Code, for the benefit of substantially all of our employees. An employee is eligible to participate in the 401(k) Plan on the later of (i) the date we or our affiliate that employs the employee adopt the 401(k) Plan or (ii) the date the employee completes one hour of service for us.
Participants in the 401(k) Plan may contribute from 1% of compensation per payroll period up to a maximum percentage per payroll period to be determined by the Benefits Committee. In addition, any new participants who do not affirmatively elect otherwise have 3% of their compensation per payroll period automatically contributed to the 401(k) Plan. To the extent permitted by the committee, participants may also make after-tax contributions to the 401(k) Plan.
We have made matching contributions to each participant’s account equal to 50% of the pre-tax contributions the participant makes to the 401(k) Plan up to 5% of the participant’s eligible compensation. The Company temporarily suspended its matching contributions to the 401(k) Plan effective April 1, 2009, and reinstated the matching contributions effective February 1, 2010. We may, at our discretion, make profit-sharing contributions to the participants’ accounts.
Participants will always be 100% vested in their pre-tax and after-tax contributions to the 401(k) Plan. Company matching and profit-sharing contributions vest 20% per year and are 100% vested after five years. In addition, a participant will be 100% vested in all amounts under the 401(k) Plan in the event of (i) disability prior to termination of employment, (ii) retirement or (iii) death prior to termination of employment.
All distributions from the 401(k) Plan will be made in a single lump sum payment.
Stock Purchase Plans
Employee Stock Purchase Plan
The Employee Stock Purchase Plan (the “Stock Purchase Plan”) is designed to provide our eligible employees the opportunity to invest in our common stock through voluntary payroll deductions. In addition, participating employees receive a percentage match from us, thereby encouraging employees to share in our success and to remain in our service. The Stock Purchase Plan is not intended to meet the requirements of Section 423 of the Internal Revenue Code.

The Stock Purchase Plan is administered by Wells Fargo Shareowner Services (the “Bank”), who may be removed at our election.
Regular full time employees of the Company (or any of our subsidiaries with our consent) will be eligible to participate in the Stock Purchase Plan. Participation in the Stock Purchase Plan will be voluntary.
Contributions to the Stock Purchase Plan
Contributions to the Stock Purchase Plan consist of employees’ payroll deductions and an amount from us equal to 15% of those deductions. The Company temporarily suspended its 15% contribution effective April 1, 2009, and reinstated the contribution effective February 1, 2010. The Bank establishes an account under the Stock Purchase Plan as agent for each eligible employee electing to participate in the Stock Purchase Plan and credits the following sources of cash to each employee’s account for the purchase of full and fractional shares of common stock (“Plan Shares”):
•	such employee’s payroll deductions;
•	such employee’s 15% Company contribution;
•	cash dividends received from us on all shares in such employee’s Stock Purchase Plan account at the time a dividend is paid; and
•	cash resulting from the sale of any (i) rights to purchase additional shares of our stock or other securities of ours, or (ii) securities of any other issuer.
Participants generally may not add shares of common stock held in their name to their accounts. All shares are held in the name of the Bank or its nominee as Plan Shares subject to the terms and conditions of the Stock Purchase Plan.
Purchase of Plan Shares
The Bank applies cash credited to each participant’s account to the purchase of full and fractional Plan Shares and credits such Plan Shares to such participants’ accounts. The price at which the Bank is deemed to have acquired Plan Shares for accounts is the average price, excluding brokerage and other costs of purchase, of all Plan Shares purchased by the Bank for all participants in the Stock Purchase Plan during the calendar month. The Bank purchases Plan Shares in negotiated transactions or on any securities exchange where our common stock is traded. The purchases are on terms as to price, delivery and other matters, and are executed through those brokers or dealers, as the Bank may determine.
Stock Certificates
The Bank holds the Plan Shares of all participants in its name or in the name of its nominee evidenced by as many or as few certificates as the Bank determines. No certificates representing Plan Shares purchased for participants’ accounts are issued to any participant unless the participant makes a request in writing or until the participant’s account is terminated and the participant makes the election described below under “Termination and Withdrawal by Participants.” Certificates are not issued for less than 10 shares unless the participant’s account is terminated.
Voting of Plan Shares
The Bank will vote each participant’s Plan Shares as instructed by the participant on a form to be furnished by and returned to the Bank at least five days (or such shorter period as the law may require) before the meeting at which the Plan Shares are to be voted. The Bank will not vote Plan Shares for which no instructions are received.

Assignment or Sale
Except as otherwise described herein, participants cannot sell, pledge, or otherwise assign or transfer their accounts, any interest in their accounts or any cash or Plan Shares credited to their accounts. Any attempt to do so will be void.
Subject to the restrictions set forth below under “Restrictions on Resale,” each participant may request that the Bank sell:
•
all or part of such participant’s Plan Shares at any time, if the participant is employed by us or in connection with a division or subsidiary of ours immediately before we sell or otherwise dispose of that division or subsidiary and after such sale or other disposition the participant is no longer employed by us or our subsidiary; and

•	all or any part of such participant’s Plan Shares at any time after they have been held in the participant’s account for at least one year.
If a participant elects to sell all of his or her Plan Shares, such participant will be deemed to have terminated participation in the Stock Purchase Plan.
Termination and Withdrawal by a Participant
Participants may terminate their participation in the Stock Purchase Plan at any time by giving proper notice. Upon receipt of such notice, unless the participant has made a contrary election in written response to the Bank’s notice relating to such participant’s account, the Bank will send the participant a certificate or certificates representing the full Plan Shares accumulated in the participant’s account and a check for the net proceeds of any fractional share in the participant’s account. After the participant’s withdrawal, the sale by the participant of any shares of common stock issued to the participant upon such withdrawal is subject to the restrictions below under “Restrictions on Resale.” If a participant elects to terminate his or her participation in the Stock Purchase Plan, he or she may not rejoin the Stock Purchase Plan for a period of six months from the date of termination.
Restrictions on Resale
Our officers, directors and affiliates (as defined by the relevant securities laws) are subject to certain restrictions on resale that apply to sales by (i) the Bank on their behalf of shares of common stock pursuant to the Stock Purchase Plan and (ii) the participant, after he or she withdraws from the Stock Purchase Plan, of shares of common stock issued to the participant upon his or her withdrawal from the Stock Purchase Plan.
Nonqualified Defined Benefit and Other Nonqualified Deferred Compensation Plans
Our directors, executive officers, key management and highly compensated employees are eligible to participate in certain non-tax qualified plans described below.
2008 Omnibus Incentive Plan
We recognize the importance of aligning the interests of our directors, officers, and employees with those of our stockholders. This alignment of interests is reflected in the Quanex Building Products Corporation 2008 Omnibus Incentive Plan (the “Omnibus Plan”), which provides those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with us and our affiliates.
The Omnibus Plan provides for the granting of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, performance stock awards, performance unit awards, annual incentive awards, other stock-based awards and cash-based awards. Certain awards under the Omnibus Plan may be paid in cash or in our common stock. Eligibility will be determined by the Compensation Committee, which has exclusive authority to select the officer and employee participants to whom awards may be granted, and may determine the type, size and terms of each award. The Compensation Committee will also make all determinations that it decides are necessary or desirable in the interpretation and administration of the Omnibus Plan.

Deferred Compensation Plan
We maintain a Deferred Compensation Plan that allows certain highly compensated management personnel and directors to defer all or a portion of their directors’ fees, compensation under the Omnibus Plan and compensation under the Management Incentive Plan (the “MIP”).
Eligibility and Participation
The individuals who are eligible to participate in the Deferred Compensation Plan are all participants in the Omnibus Plan or the MIP, and all of our directors, subject to additional eligibility requirements for participation in the Deferred Compensation Plan as the Compensation Committee may determine from time to time.
Deferral Elections
A participant may elect, during the designated election periods, (1) the percentage of his bonus awarded to him under the MIP (an “Incentive Bonus”) earned during the applicable year to be deferred under the Deferred Compensation Plan; (2) the percentage of his compensation earned under the Omnibus Plan during the applicable year (“Omnibus Compensation”) to be deferred under the Deferred Compensation Plan; (3) the percentage of his director fees earned during the applicable year to be deferred under the Deferred Compensation Plan; (4) the percentage to be deferred in the form of deemed shares of common stock or other investment funds provided under the Deferred Compensation Plan; (5) the length of the period for deferral; and (6) the form of payment at the end of the period for deferral (either a lump sum, or quarterly or annual installment payments over a period of time of not less than three nor more than 20 years). All elections made are irrevocable once they are made for a given plan year, except for the election as to how the distribution is to be made or as otherwise permitted under applicable Internal Revenue Service guidance. That election can be changed if the change is made at least 12 months prior to the end of the deferral period, is not effective for at least 12 months and the scheduled payment is no earlier than five years after the date on which the payment would have otherwise have been made or commenced. If the election of the form of distribution is changed and an event causing distribution occurs within one year, the change in election will be ineffective and the original election will remain in effect.
The deferrals in the form of deemed shares of common stock elected by all participants in any plan year will not be allowed to exceed 3% of the shares of common stock outstanding on the first day of the plan year.
Company Match
If a participant elects to defer a portion of his Incentive Bonus, Omnibus Compensation or director fees under the Deferred Compensation Plan in the form of deemed shares of our common stock for a period of three full years or more, we provide a matching award of additional deemed shares of common stock equal to 20% of the amount deferred, excluding deferrals of long-term incentives, in the form of deemed shares of our common stock; however, the Company temporarily suspended its matching award effective April 1, 2009.
The Participant’s Account
Under the Deferred Compensation Plan, the committee will establish an account for each participant, which we will maintain. The account will reflect the amount of our obligation to the participant at any given time (comprised of the amount of compensation deferred for the participant under the Deferred Compensation Plan, the Company match, and the amount of income credited on each of these amounts). If the participant elects his deferral to be in the form of deemed shares of our common stock, the number of shares credited to his account as common stock will be the number of shares of our common stock that could have been purchased with the dollar amount deferred, without taking into account any brokerage fees, taxes or other expenses that might be incurred in such a transaction, based upon the closing quotation on the NYSE on the date the amount would have been paid had it not been deferred. In addition to the option to hold the account as deemed shares of common stock, the participant may choose from a variety of investment choices.

Dividends And Distributions On Our Common Stock.
When dividends or other distributions are declared and paid on our common stock, those dividends and other distributions will be accrued in a participant’s account based upon the shares of common stock deemed credited to the participant’s account. Such amounts credited to a participant’s account will vest at the same time the underlying deemed shares of common stock vest and will be subject to the same forfeiture restrictions. The dividends or other distributions, whether stock, property, cash or other rights, will be credited to the account as additional deemed shares of our common stock. For this purpose, all dividends and distributions not in the form of deemed shares of our common stock or cash will be valued at the fair market value as determined by the Compensation Committee.
Common Stock Conversion Election
At any time during a period commencing three years prior to the earliest time a participant could retire under the Pension Plan and ending on the participant’s normal retirement date as established under the Pension Plan, the participant will be allowed to elect a retirement date under the Pension Plan and may elect to have all deemed shares of common stock in his account converted to cash and deemed to be invested in the participant’s selected investment options. At any time which is at least three years after deemed common stock is credited to a participant’s account, the participant will be allowed to elect to have such deemed common stock converted to cash and deemed to be invested in the participant’s selected investment options.
Vesting
All deferrals of the Incentive Bonus, Omnibus Compensation and director fees will be 100% vested at all times, except in event of forfeiture as described below. Company matching contributions and dividends will be 100% vested after the earliest of (i) three years after the applicable deemed share of common stock is credited to the participant’s account, (ii) the participant’s death, (iii) the participant’s termination of employment due to disability or (iv) the participant’s retirement.
If the Compensation Committee finds that the participant was discharged by us for fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment by us that damaged us, for disclosing our trade secrets, or for competing directly or indirectly with us at any time during the first two years following his termination of employment, the entire amount credited to his account, exclusive of the total deferrals of the participant, will be forfeited. Notwithstanding the foregoing, such forfeitures will not apply to a participant discharged during the plan year in which a change of control occurs.
Distributions under the Deferred Compensation Plan
Upon a distribution or withdrawal, the balance of all amounts deemed invested in investment funds and the number of deemed shares of common stock credited to the participant and required to be distributed will be distributed in cash, whether the distribution or withdrawal is in a lump sum or in installments. The value per deemed share of common stock will be calculated based on the closing quotation for our common stock on the NYSE. Distributions will be made with respect to a participant’s interest in the Deferred Compensation Plan upon the expiration of the term of deferral as was previously elected by the participant or upon the participant’s earlier death or disability. A withdrawal may be made by the participant prior to an event causing distribution, in an amount needed to satisfy an emergency, in certain unforeseeable events of hardship beyond the control of the participant, as approved by the Compensation Committee.
The Deferred Compensation Plan will be administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code.

Common Stock Performance
The following graph compares the performance of the Company’s common stock to the performance of the Standard & Poor’s 500 Index (S&P 500), the Russell 2000 Index, and the Company’s peer group. Quanex Building Products Corporation was initially listed and began trading on the New York Stock Exchange on April 24, 2008. The graph assumes $100 invested on April 23, 2008 in Quanex Building Products Corporation common stock, in the S&P 500, Russell 2000 Index and in the Industry Peer Group. The companies included in the Industry Peer Group are American Woodmark Corp, Apogee Enterprises Inc, Builders Firstsource, Drew Industries Inc, Eagle Materials Inc, Gibraltar Industries Inc, Griffon Corp, Louisiana-Pacific Corp, Simpson Manufacturing Inc, Trex Co Inc, and Universal Forest Prods Inc.
INDEXED RETURNS
Quarters Ending

	Base
	Period
Company / Index	4/23/08	4/30/08	7/31/08	10/31/08	1/31/09	4/30/09	7/31/09	10/31/09	1/31/10	4/30/10	7/31/10	10/31/10
Quanex	100	113.18	102.74	61.23	56.93	69.01	80.26	100.59	108.96	128.98	119.69	122.90
S&P 500 Index	100	100.41	92.35	71.01	61.00	64.95	73.92	77.97	81.21	90.18	84.15	90.85
Russell 2000 Index	100	101.17	101.28	76.49	63.42	70.07	80.29	81.43	87.41	104.37	95.09	102.73
Peer Group	100	103.65	87.45	69.35	58.66	74.07	87.49	80.06	86.32	114.88	86.83	84.49

COMMON STOCK OWNERSHIP
The following table sets forth, as of January 1, 2011, the number and percentage of beneficial ownership of shares of Common Stock, Restricted Stock Units, shares of Common Stock credited under the Deferred Compensation Plan, and the amount of shares obtainable upon conversion of options exercisable (or exercisable within 60 days) for each current director and nominee for director of the Company, the executive officers named in the Summary Compensation Table on page 41 of this Proxy Statement, and all officers and directors as a group. Each of the directors and executive officers has sole voting and investment with respect to the securities listed by their name below.

			Common	Common
			Stock	Stock
		Restricted	Credited	Underlying
	Common Stock	Stock	Under	Exercisable
	Owned of Record	Units	DC Plan	Options(1)	Total	Percent

David D. Petratis	177,712	—	83,350	240,098	501,160	1.30%
Brent L. Korb	77,342	—	—	120,366	197,708	*
Kevin P. Delaney	73,734	—	—	114,272	188,006	*
Deborah M. Gadin	15,081	—	4,888	46,298	66,267	*
Jairaj T. Chetnani	12,590	—	2,625	26,149	41,364	*
Donald G. Barger	4,189	7,971	55,442	32,300	99,902	*
Susan F. Davis	25,182	5,698	15,352	32,300	78,532	*
William C. Griffiths	—	2,969	—	16,879	19,848	*
LeRoy D. Nosbaum	—	1,398	—	6,390	7,788	*
Joseph D. Rupp	—	5,698	—	32,300	37,998	*
Curtis M. Stevens	—	1,398	546	6,390	8,334	*
All Officers and Directors as a group	385,830	25,132	162,203	673,742	1,246,907	3.23%

*	Less than 1.0%

(1)	Includes options exercisable within 60 days.
Section 16(a) Beneficial Ownership Reporting Compliance
Under SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of the Company’s equity securities are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that all such SEC filing requirements were satisfied during the fiscal year ended October 31, 2010.

CORPORATE GOVERNANCE
The Company’s business is managed under the direction of the Board of Directors. The following corporate governance guidelines have been adopted by the Board of Directors as the framework within which directors and management can effectively pursue the Company’s objectives of adding to shareholder value. These guidelines reflect the practices and principles by which the Company operates. The Board periodically reviews and may update these guidelines and other corporate governance matters.
Corporate Governance Guidelines
The Board
1.
The business of Quanex Building Products Corporation (the “Company”) shall be managed by a Board of Directors (the “Board”) who shall exercise all the powers of the Company not reserved to the shareholders by statute, the Certification of Incorporation or the By-Laws of the Company.

2.	The Chief Executive Officer shall be a member of the Board
3.	The size of the Board, the classification of directors, the term of office, and the process for filling vacancies shall be in accordance with the Company’s Certificate of Incorporation and By-Laws.
4.
In its discretion from time to time and as vacancies may occur, the Board may choose to employ a leadership structure consisting of either (a) a joint Chairman of the Board and Chief Executive Officer with an independent Lead Director, or (b) a non-executive Chairman of the Board, who shall serve in the role of Lead Director, with a separate Chief Executive Officer.

Board Committees
5.
The Board shall at all times maintain an Audit Committee, a Nominating & Corporate Governance Committee, and a Compensation & Management Development Committee, which shall operate in accordance with applicable laws, their respective Charters as adopted and amended from time to time by the Board, and the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

6.
The membership of the Audit Committee, the Compensation & Management Development Committee, or the Nominating & Corporate Governance Committee shall meet the independence requirements of applicable laws, the New York Stock Exchange, and if deemed appropriate from time to time, meet the definition of “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, and “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.

7.	The Board may establish such other committees as it deems appropriate and delegate to such committees such authority permitted by applicable law and the Company’s By-Laws as the Board sees fit.
Board Procedure
8.	At each regular meeting of the Board, the Board shall meet in executive session, where non-management directors meet without management participation.
9.
The Board, in executive session, shall conduct an annual review of the performance of the Chief Executive Officer, taking into account the views and recommendations of the Chairman of the Compensation & Management Development Committee as set forth in the Committee’s Charter.

10.
The Board shall review policies and procedures developed by the Company and reviewed and approved by the Compensation & Management Development Committee, regarding succession to the position of Chief Executive Officer and positions of other corporate officers and key executives in the event of emergency or retirement.

11.
The Board shall conduct an annual Self-Assessment to determine whether it and its committees are functioning effectively. The full Board shall discuss the evaluation to determine what, if any, action could improve Board and Board committee performance.

Board Resources
12.
The Board shall establish methods by which interested parties may communicate directly with the Chairpersons of each Committee or with non-employee directors of the Board as a group and cause such methods to be published.

13.
The Company shall provide each director with complete access to the management of the Company, subject to reasonable notice to the Company and reasonable efforts to avoid disruption to the Company’s management, business and operations.

14.	The Board and Board committees, to the extent set forth in the applicable committee Charter, have the right to consult and retain independent legal and other advisors at the expense of the Company.
15.
The Board or the Company shall establish, or identify and provide access to, appropriate orientation programs, sessions or materials for newly-appointed directors of the Company for their benefit either prior to or within a reasonable period of time after their nomination or election as a director.

16.	The Board or the Company shall encourage directors to periodically pursue or obtain appropriate programs, sessions or materials as to the responsibilities of directors of publicly-traded companies.
Director Qualifications
17.	A majority of the members of the Board must qualify as independent directors in accordance with the applicable rules of the New York Stock Exchange.

18.	A director shall not stand for re-election after reaching 70 years of age.
19.
Directors shall promptly report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee.

20.
A director shall offer to resign from the Board if the Nominating & Corporate Governance Committee concludes that the director (a) no longer meets the Company’s requirements for service on the Board, or (b) has experienced a substantial reduction in responsibilities in full time employment. A director shall also offer to resign from the Board if the director has retired, been terminated, or has otherwise separated from an employer.

21.	No director shall serve as a director, officer or employee of a competitor of the Company.
22.	Non-employee directors shall not serve in a paid consulting role for the Company.
23.
Directors shall advise the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee promptly upon accepting any other public company directorship or any assignment to the Audit Committee or Compensation Committee of the board of directors of any public company of which such director is a member.

24.	Non-employee directors shall serve on the board of no more than three other public companies.
25.
A director who is also an officer of the Company shall not continue serving on the Board upon separation of employment with the Company, except in special instances to facilitate a transition of management.

26.	The Nominating & Corporate Governance Committee shall be responsible for establishing additional qualifications for directors, taking into account the composition and skills of the entire Board.
Director Responsibilities
27.	Directors should exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company in a manner consistent with their fiduciary duties.
28.	Directors are expected to attend all Board meetings and meetings of committees to which they are assigned, and at a minimum, 75 percent of such meetings each year.
29.	Directors are expected to prepare for all meetings of the Board or committees to which they are assigned by reviewing the materials that are sent to all directors in advance of meetings.
30.
Non-employee directors are expected to own, beneficially or otherwise, common shares or common share equivalents of the Company’s Common Stock valued at no less than $200,000, which shares or share equivalents may be accumulated over the first five years of service.

Director Compensation
31.
The Nominating & Corporate Governance Committee shall review and recommend for Board approval the form and amount of non-employee director compensation, including cash, equity-based awards and other director compensation.

32.
In determining non-employee director compensation, the Nominating & Corporate Governance Committee, may consult with appropriate advisers to determine levels of director compensation similar to the compensation of directors of similar companies.

33.	Non-employee directors shall be paid in equity and cash for their services, with a deferral option for fees paid in cash.
34.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, the amount of cash compensation for non-employee directors is as follows: Retainer — $50,000/year paid quarterly; Committee Member Retainer Fees — $7,500/year paid quarterly for membership on the Audit Committee and $5,000/year paid quarterly for membership on the Compensation or Governance Committees; Committee chair fees — $15,000/year paid quarterly for Audit Committee and $10,000/year paid quarterly for Compensation and Governance Committees; Lead Director fee of $20,000/year paid quarterly; and reimbursement for all travel and living expenses associated with meeting attendance.

35.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, new non-employee directors shall receive a one-time non-incentive stock option grant of 5,000 shares on his or her first anniversary of service on the Board.

36.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, on the last business day of each fiscal year, non-employee directors shall receive an annual non-incentive stock option grant of $50,000 in equivalent value.

37.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, on the last business day of each fiscal year, non-employee directors shall receive an annual restricted stock unit award of $25,000 in equivalent value.

38.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, non-employee directors shall not receive any remuneration from the Company other than as set forth in this Director Compensation section of the Corporate Governance Guidelines.

Role of Lead Director
39. The Lead Director shall preside at each executive session.
40.	The Lead Director shall be a member of the Executive Committee and shall have the following responsibilities:
a.	Chairing the Board in the absence of the Chairman;
b.	Acting as liaison between the Board and the Chairman, as requested by the Board;
c.	In concert with the Chairman, setting the agenda for board meetings, based on input from directors and the annual meeting plans;
d.	Ensuring that independent directors have adequate opportunity to meet in executive session without management present, and setting the agenda for, and moderating, all such sessions;
e.	Communicating to the Chief Executive Officer, as appropriate, the results of executive sessions among independent directors;

f.	Ensuring that the Board has adequate resources, including full, timely and relevant information, to support its decision making requirements;
g.	Organizing the Board’s evaluation of the Chairman and providing the Chairman with feedback related thereto;
h.
Working with the Chairman to ensure proper committee structure and membership, including the assignment of members and committee chairs, and appropriate succession planning related to members and committee chairs;

i.	Notifying the Chairman of the retention of outside advisors and consultants who report directly to the Board;
j.	Participating in one-on-one discussions with individual directors, as requested by the Nominating & Corporate Governance Committee;
k.	Leading the Board self-assessment process, in conjunction with the Nominating & Corporate Governance Committee;
l.	Working with the Chairman to form Special Committees of the Board, as necessary;
m.	Carrying out other duties as requested by the Board or the Nominating & Corporate Governance Committee.
Officer Responsibilities
41.	The Chief Executive Officer shall serve on the board of no more than one other public company.
42.	Other executive officers shall serve on the board of no more than one other public company.
43.
The Chief Executive Officer is expected to own, beneficially or otherwise, common shares or common share equivalents of the Company’s Common Stock of at least 400% of the value of his/her base salary within three years of serving in said role. Senior officers are expected to own, beneficially or otherwise, common shares or common share equivalents of the Company’s Common Stock of at least 200% of their base salary and officers 100% of their base salary under the same terms.

44.
To the extent permitted by law, and as determined by the Board in its judgment, the Company may require reimbursement of a portion of any cash performance-based bonus granted to the named executive officers and, if applicable, business unit leaders, where (a) the performance bonus payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement; and (b) a lower payment would have been made to the executive(s) based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the individual cash performance bonus for the relevant period exceeded the lower payment that would have been made based on the restated financial results. No reimbursement shall be required if such material restatement was caused by or resulted from any change in accounting policy or rules.

Amendment and Waiver
45.
The Quanex Corporate Governance Guidelines may be amended, modified, or waived by the Board and waivers of these Guidelines may also be granted by the Nominating & Corporate Governance Committee, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, the rules promulgated thereunder and the applicable rules of the New York Stock Exchange.

Communications with the Company
Quanex invites inquiries to the Company and its Board of Directors. Interested persons may contact the appropriate individual or department by choosing one of the options below.
General
Investor Information:
For Investor Relations matters or to obtain a printed copy of the Company Code of Ethics, Corporate Governance Guidelines or charters for the Audit, Compensation and Management Development, and Nominating and Corporate Governance Committees of the Board of Directors, send a request to the Company’s principal address below or inquiry@quanex.com. This material may also be obtained from the Company website at www.quanex.com by following the “Corporate Governance” link.
The Company’s required Securities Exchange Act filings such as annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports are available free of charge through the Company’s website, as soon as reasonably practicable after they have been filed with or furnished to the Securities and Exchange Commission (“SEC”) pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the “1934 Act”). Forms 3, 4 and 5 filed with respect to equity securities under Section 16(a) of the 1934 Act are also available on the Company’s website. All of these materials are located at the “Financial Information” link found on the Company’s website at www.quanex.com. They can also be obtained free of charge upon request to the Company’s principal address below or inquiry@quanex.com.
Communications with the Company’s Board of Directors:
Persons wishing to communicate to the Company’s Board of Directors or a specified individual director may do so by sending them in care of the Chairman of the Board of Directors at the Company’s principal address below, or by emailing the Company at hotline@quanex.com.
As noted in the Corporate Governance Guidelines, the Chairman of the Nominating and Corporate Governance Committee shall preside at each executive session of non-management directors. Any stockholder wishing to send communications to such presiding director, or non-management directors as a group, may do so by sending them in the care of Chairman, Nominating and Corporate Governance Committee, Quanex Building Products Corporation Board of Directors, at the Company’s principal executive offices.
Hotline
Accounting Issues:
Persons who have concerns or complaints regarding questionable accounting, internal accounting controls or auditing matters may submit them to the Senior Vice President — Finance and Chief Financial Officer at the Company’s principal address or via email at hotline@quanex.com.
Such communications will be kept confidential to the fullest extent possible. If the individual is not satisfied with the response, they may contact the Audit Committee of the Board of Directors of the Company. If concerns or complaints require confidentiality, then this confidentiality will be protected, subject to applicable laws.

Reporting Illegal or Unethical Behavior:
Employees, officers and directors who suspect or know of violations of the Company Code of Business Conduct and Ethics, or illegal or unethical business or workplace conduct by employees, officers or directors have an obligation to report it. If the individuals to whom such information is conveyed are not responsive, or if there is reason to believe that reporting to such individuals is inappropriate in particular cases, then the employee, officer or director may contact the Chief Compliance Officer, Chief Financial Officer, Director of Internal Audit, or any corporate officer in person, by telephone, letter to the Company’s principal address or e-mail below. Quanex also encourages persons who are not affiliated with the Company to report any suspected illegal or unethical behavior.
1) By Letter
Quanex Building Products Corporation
1900 West Loop South, Suite 1500
Houston, Texas 77027
2) By Telephone

Direct Telephone	(713) 877-5349
Toll Free Telephone	(800) 231-8176
Toll Free HOTLINE	(888) 704-8222
3) By Electronic Mail HOTLINE
hotline@quanex.com
Such communications will be kept confidential to the fullest extent possible. If the individual is not satisfied with the response, he or she may contact the Nominating and Corporate Governance Committee of the Board of Directors of the Company. If concerns or complaints require confidentiality, then this confidentiality will be protected, subject to applicable laws.

STRUCTURE AND COMMITTEES OF THE BOARD OF DIRECTORS
The Company’s Board consists of seven directors. The Company’s independent directors sit on all of the three primary committees and therefore the Audit, Management Development & Compensation, and Nominating & Corporate Governance Committees are all comprised solely of independent directors. Mr. Petratis became Chief Executive Officer of the Company in July 2008 and became the Company’s Chairman in December 2008. In addition, the Board selects a separate independent Lead Director.
The Board believes that this leadership structure is best for Quanex Building Products at the current time, as it appropriately balances the need for the CEO to run the company on a day-to-day basis with significant involvement and authority vested in an outside board member — the Lead Director. The Board believes that there are a number of important advantages to having the positions of Chairman and Chief Executive Officer held by the same person. The Chief Executive Officer is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside of the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between Management and the Board, which are essential to effective governance.
The Company’s independent directors meet in regularly scheduled executive sessions at each of the Company’s Board meetings, without management present and with the Lead Director presiding. The Lead Director, who is required to be independent, is actively engaged in facilitating communication with the individual directors and the Chief Executive Officer and provides guidance and counsel to Mr. Petratis on behalf of the independent directors. In addition, the Lead Director is responsible for chairing the Board in the absence of the Chairman; acting as liaison between the Board and the Chairman; assisting the Chairman in setting the agenda for board meetings, ensuring that there are adequate opportunities for executive sessions of the directors and communicating the results of all such sessions; participating in one-on-one discussions with individual directors as requested by the Governance Committee; and working with the Chairman to form Special Committees of the Board, if necessary.
During fiscal 2010, the Board of Directors met five times, and five times in executive session, while the Audit Committee met five times, the Compensation and Management Development Committee met four times, and the Nominating and Corporate Governance Committee met nine times. The Executive Committee did not meet. All directors attended more than 75% of the combined number of Board meetings and meetings of committees of which they are members. The Company’s Board of Directors holds a meeting immediately following each year’s annual meeting of stockholders. Therefore, members of the Company’s Board of Directors generally attend the Company’s annual meetings of stockholders. All the current members of the Board who were board members at the time of the meeting attended the 2010 stockholders’ meeting.
Audit Committee
The members of the Audit Committee are Messrs. Rupp, Stevens and Barger (Chairman), each of whom satisfies the independence requirements of the New York Stock Exchange and meets the definitions of “non-employee director” under Rule 16b-3 of the Securities and Exchange Act of 1934 and “outside director” under Section 162(m) of the Internal Revenue Code of 1986. In addition, Messrs. Rupp, Stevens and Barger have each been designated “audit committee financial experts” within the meaning of Item 401(h) of Regulation S-K.
The Audit Committee’s responsibilities to the Board are detailed in the written Audit Committee Charter adopted by the Company’s Board of Directors, which is posted on the Company’s website at www.quanex.com and incorporated in this Proxy Statement by reference. Interested Stockholders may also obtain a copy of the Audit Committee Charter, free of charge, by contacting the Company at the address or phone number listed in the section entitled “Communications with the Company”.

Audit Committee Report to Stockholders
We have reviewed and discussed the Company’s audited financial statements for the year ended October 31, 2010, with senior management and with Deloitte & Touche LLP, certified public accountants, the independent auditors and accountants for the Company. In addition, we have reviewed and discussed with senior management the design and effectiveness of the Company’s internal controls over financial reporting and have further reviewed and discussed the opinion and audit of Deloitte & Touche LLP regarding those controls.
We discussed with Deloitte & Touche LLP the matters required to be discussed by AU Section 380, Communication with Audit Committees, with respect to those statements. We have received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and have discussed with Deloitte & Touche LLP its independence in connection with its audit of the Company’s most recent financial statements. We have also reviewed and approved limited non-audit services rendered by Deloitte & Touche LLP and approved all fees paid for audit and non-audit services.
Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010. The Committee also evaluated and selected Deloitte & Touche LLP as independent auditors for fiscal year 2011.
The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall they be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.
Dated December 1, 2010
Audit Committee
Donald G. Barger, Jr., Chairman
Joseph D. Rupp
Curtis M. Stevens
Audit and Related Fees
The following table reflects fees for professional audit services rendered by Deloitte & Touche LLP for (i) the audit of our financial statements for the year ended October 31, 2010 and 2009; and (ii) fees billed for other services rendered by Deloitte & Touche LLP during these periods.

	FY 2010	FY 2009
Audit Fees(1)	$1,076,000	$1,232,000
Audit Related Fees(2)	30,000	23,000
Tax Fees(3)	50,000	42,000
Transaction Related Fees (4)	—	2,000
All Other Fees	—	—

Total	$1,156,000	$1,299,000

(1)
Audit Fees consist of professional services and related expenses rendered by Deloitte & Touche LLP for the audit of our annual financial statements, audit of internal controls and review of financial statements included in Forms 10-Q and Form 10-K.

(2)
Audit Related Fees include employee benefit audits as well as assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements and are not included in Audit Fees.

(3)	Tax Fees include professional services rendered by Deloitte & Touche LLP for tax return reviews and miscellaneous consulting.

(4)	Transaction Related Fees represent services provided by Deloitte & Touche LLP related to the spin-off and merger that occurred in April 2008.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Pursuant to its charter, the Audit Committee of our Board of Directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement between the Company and its independent auditors. Deloitte & Touche LLP’s engagement to conduct the audit of Quanex Building Products Corporation for fiscal 2010 was approved by the Audit Committee on December 2, 2009. Additionally, each permissible audit and non-audit engagement or relationship between the Company and Deloitte & Touche LLP entered into during fiscal 2009 and fiscal 2010 was reviewed and approved by the Audit Committee, as provided in its charter.
We have been advised by Deloitte & Touche LLP that substantially all of the work done in conjunction with its 2010 audit of the Company’s financial statements for the most recently completed fiscal year was performed by full-time employees and partners of Deloitte & Touche LLP. The Audit Committee has determined that the provisions of services rendered for all other fees, as described above, is compatible with maintaining independence of Deloitte & Touche LLP.
Compensation and Management Development Committee
The current members of the Compensation and Management Development Committee are Messrs. Griffiths and Nosbaum and Ms. Davis (Chairwoman). The Compensation and Management Development Committee’s responsibilities to the Board are detailed in the Compensation and Management Development Committee Charter, which is available on the Company’s website at www.quanex.com and incorporated in this Proxy Statement by reference. Interested Stockholders may also obtain a copy of the Compensation and Management Development Committee Charter, free of charge, by contacting the Company at the address and phone number listed in the section entitled “Communications with the Company”.
During the fiscal year ended October 31, 2010, each of Ms. Davis and Messrs. Griffiths and Nosbaum satisfied the independence requirements of the New York Stock Exchange and met the definitions of “non-employee director” under Rule 16b-3 under the Securities and Exchange Act of 1934 and “outside director” under Section 162(m) of the Internal Revenue Code of 1986.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serve as a member of the compensation committee or as a member of the board of directors of any other company of which any member of our compensation committee or board of directors is an executive officer.
Compensation Committee Report
The Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained elsewhere in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended October 31, 2010.
Dated December 1, 2010
Compensation and Management Development Committee
Susan F. Davis, Chairwoman
William C. Griffiths
LeRoy D. Nosbaum

Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are Ms. Davis and Messrs. Rupp and Griffiths (Chairman) each of whom satisfies the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission.
The Nominating and Corporate Governance Committee’s responsibilities to the Board are detailed in the Nominating and Corporate Governance Committee Charter available on the Company’s website at www.quanex.com and incorporated herein by reference. Interested Stockholders may also obtain a copy of the Nominating and Corporate Governance Committee Charter, free of charge, by contacting the Company at the address or phone number listed in the section entitled “Communications with the Company”.
The Nominating and Corporate Governance Committee develops and maintains qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of the Company. The Nominating and Corporate Governance Committee relies on the knowledge and relationships of the Company and its officers and directors, as well as third parties when it deems necessary, to identify and evaluate nominees for director, including nominees recommended by stockholders. Although the Company has no formal policy on diversity for board members, the board considers diversity of experience and background in an effort to ensure that the composition of our directors ensures a strong and effective board.
The Company’s Corporate Governance Guidelines set forth age limitations for directors and require that a majority of our directors be independent in accordance with the requirements of the New York Stock Exchange and Securities and Exchange Commission. In addition, the Corporate Governance Guidelines set forth the minimum qualifications for a director and provide that the Nominating and Corporate Governance Committee will be responsible for establishing additional qualifications for directors, taking into account the composition and skills of the entire Board. In general, persons considered for Board positions must have demonstrated leadership capabilities, be of sound mind and high moral character, have no personal or financial interest that would conflict with the interests of the Company, possess certain key attributes that benefit the Company, and be willing and able to commit the necessary time for Board and committee service.
Subject to certain exceptions as set out in its charter, the Nominating and Corporate Governance Committee is responsible for reviewing and pre-approving any financial arrangement, transaction or relationship (including indebtedness or guarantees of indebtedness), or series of similar transactions within a fiscal year, in which the Company is a participant, any related party has a direct or indirect material interest, and the amount involved is $100,000 or more. The Committee is further responsible for providing advance approval of any charitable contribution made on behalf of a related party or to an organization where a related party is an officer or director, if the amount involved is $10,000 or more within a fiscal year, and the Company is a direct or indirect participant.
Nomination of Directors
The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders of the Company in accordance with the rules and procedures set forth in the Committee’s charter and the Company’s Amended and Restated Bylaws. Under its charter, the Nominating and Corporate Governance Committee will consider nominees for director recommended by stockholders of the Company, provided such recommendations are addressed to the chairman of the Committee at the Company’s principal executive office and received by the Chairman of the Committee in accordance with the time limits set forth in the Company’s Bylaws. The Company’s Amended and Restated Bylaws in turn provide that, subject to certain limitations discussed below, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at the meeting. The Company’s Bylaws also provide that a stockholder must give written notice of such stockholder’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, which must be delivered to or mailed and received at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than 150 days prior to the first anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 60 days later than the anniversary date of the immediately preceding Annual Meeting, the notice must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is first disclosed to the public. Notwithstanding the foregoing, if an existing director is not standing for re-election to a directorship which is the subject of an election at such meeting, or if a vacancy exists as to a directorship which is the subject of an election, whether as a result of resignation, death, an increase in the number of directors, or otherwise, then a stockholder may make a nomination with respect to such directorship at any time not later than the close of business on the tenth day following the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to stockholders.

If a stockholder proposes to nominate a person for election as a director, the notice must set forth (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any subsequent provisions replacing such Act, rules or regulations), (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (C) a completed and signed questionnaire, representation and agreement as required by the Company’s Amended and Restated Bylaws. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Subject to the exceptions discussed above, written notice of a stockholder’s intent to nominate a person for director at the 2012 Annual Meeting must be given on or before November 26, 2011, and must be given after September 27, 2011.
There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by the committee or by a stockholder.
Dated December 1, 2010
Nominating and Corporate Governance Committee
William C. Griffiths, Chairman
Susan F. Davis
Joseph D. Rupp
Executive Committee
The current members of the Executive Committee are Messrs. Rupp, Barger and Petratis, who is Chairman. When necessary, this committee acts on behalf of the Board between regularly scheduled meetings of the Board of Directors. Mr. Rupp currently serves as the Board’s Lead Director.
Risk Oversight
Our Board is responsible for oversight of Quanex Building Products’ risk assessment and management process. The Board delegated to the Compensation Committee basic responsibility for oversight of management’s compensation risk assessment, and the Committee reports to the Board on its review. Our Board also delegated tasks related to risk process oversight to our Audit Committee, which reports the results of its review to the Board. In addition to the reports from the Audit and Compensation Committees, our Board periodically discusses risk oversight. The Company’s Director of Internal Audit reports directly to the Audit Committee and has direct and unrestricted access to the Committee. In addition, the Audit Committee meets in executive session at each of its meetings with the Director of Internal Audit, the Company’s General Counsel and representatives of the Company’s independent registered public accounting firm, Deloitte & Touche.

FURTHER INFORMATION
Principal Stockholders
The following table contains information regarding the beneficial ownership of each person or entity who is known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock. Unless otherwise indicated, all information contained in this table is current as of September 30, 2010. Such information is based upon information provided to the Company by such owners or their required SEC filings.

	Amount and
	Nature of
	Beneficial		Percent
Name and Address	Ownership		(%)
Fidelity Management & Research, LLC, 82 Devonshire St., Boston, MA 02109	3,723,160	(1)	9.6
State Street Global Advisors (US), One Lincoln Place, Boston, MA 02111	2,810,642	(2)	7.5
BlackRock Institutional Trust Company N.A., 400 Howard Street, San Francisco, CA 94105	2,908,365	(3)	7.1
Artisan Partners Limited Partnership, 875 East Wisconsin Avenue, Suite 80, Milwaukee, WI 53202	2,572,859	(4)	6.8
Keeley Asset Management Corp., 401 South LaSalle Street, Suite 1201, Chicago, IL 60605	1,877,500	(5)	5.0

(1)
Fidelity Management & Research, a wholly owned subsidiary of FMR LLC, has sole voting authority on 193,460 shares and investment discretion with respect to all shares. Fidelity reported this ownership amount as of November 15, 2010.

(2)	State Street Global Advisors (US) possesses shared voting authority on all shares.

(3)
BlackRock Institutional Trust Company N.A. (formerly Barclays Global Investors, a subsidiary of Barclays PLC), is an asset management subsidiary of BlackRock Inc., and possesses sole voting authority with respect to all shares.

(4)	Artisan Partners Limited Partnership, a subsidiary of Artisan Partners Holding LP, possesses shared voting authority with respect to 2,401,859 shares.

(5)	Keeley Asset Management Corp. possesses sole investment discretion and sole voting authority on all shares.
Other Matters and Stockholder Proposals
The Audit Committee has appointed the firm of Deloitte & Touche LLP as independent auditors for the year ending October 31, 2011. Representatives of Deloitte & Touche are expected to attend the meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their judgment on such matters.
The Company’s Amended and Restated Bylaws provide that, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days (which for the 2012 meeting would be November 26, 2011) nor more than 150 days (which for the 2012 meeting would be September 27, 2011) prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 60 days (which for the 2012 meeting would be April 24, 2012) later than the anniversary date of the immediately preceding Annual Meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is first disclosed to the public.

To be in proper form, a stockholder’s notice must set forth the following items:
(i) If the stockholder proposes to nominate a person for election as a director, the notice must set forth (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any subsequent provisions replacing such Act, rules or regulations), (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (C) a completed and signed questionnaire, representation and agreement as required by the Company’s Amended and Restated Bylaws.
(ii) If the stockholder proposes to bring any other matter before the Annual Meeting, the notice must set forth (A) a brief description of the business desired to be brought before the Annual Meeting, (B) the reasons for conducting such business at the Annual Meeting, (C) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Company, the language of the proposed amendment), (D) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (E) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and
(iii) In either case, the notice must also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address, as they appear on the Company’s books, of such stockholder proposing such proposal, and of such beneficial owner, if any, (B)(1) the class and number of shares of the Company which are directly or indirectly owned beneficially or of record by such stockholder and by such beneficial owner, (2) the existence and material terms of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Company (including, if applicable, any contract, arrangement, understanding or relationship pursuant to which any economic interest in the capital stock to be voted is beneficially owned by a person or persons other than the stockholder of record as of the record date), (3) any short interest in any security of the Company (as such term is defined in Section 3.4 of the Company’s Amended and Restated Bylaws), in each case with respect to the information required to be included in the notice pursuant to (1) through (3) above, as of the date of such notice and including, without limitation, any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household, (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), (D) a representation that the person is a holder of record or otherwise has the right to vote shares of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (E) if the person does not own any stock of record, a representation as to who owns the shares of stock the person intends to vote of record and the basis upon which the person has the right to vote the shares of stock, and (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominees or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination.
The Financial and Other Information required by Item 13 of Regulation 14A of the Securities and Exchange Act of 1934 is included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, and is incorporated herein by reference. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010 (including the financial statements, the financial statement schedules, and any exhibits), as filed with the Securities and Exchange Commission, are available at no charge to stockholders of record upon written request to the address set forth above in the section entitled “Communications with the Company”.
Houston, Texas
January 24, 2011

Annex A
Proposed Amendment to the
Quanex Building Products Corporation
2008 Omnibus Incentive Plan
The Board of Directors of Quanex Building Products Corporation, a Delaware corporation, pursuant to the right reserved in the Company’s 2008 Omnibus Incentive Plan, as previously approved by the stockholders of the Company (the “Plan”), hereby amends the Plan to be effective on the date of, and subject to, the approval of this amendment to the Plan by the stockholders of the Company, as follows:
Sections 4.2(a)(i) and 4.2(a)(ii) of the Plan are amended to read as follows:
“(i) The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is [2,751,350**] Shares, comprising [351,350**] Shares available under the Plan immediately prior to the date of approval of the amendment to the Plan approved by the stockholders of the Company at the Company’s 2011 Annual Meeting of Stockholders (the “2011 Approval Date”), and 2,400,000 new Shares approved for issuance under the Plan as of the 2011 Approval Date.
(ii) The aggregate number of shares of Stock with respect to which Full Value Awards may be granted under the Plan is 1,000,000.”
**Note: As of January 7, 2011, there were 351,350 Shares available for grant under the Plan. The number of shares available for grant as of February 23, 2011, may be higher or lower than this number, depending on grants and/or forfeitures that transpire before that date. The total number of shares that would be available under the Plan if this Amendment is adopted will be equal to the number of shares available for grant as of February 23, 2011, increased by 2,400,000.

Annex B
QUANEX BUILDING PRODUCTS CORPORATION
2008 OMNIBUS INCENTIVE PLAN
AS AMENDED EFFECTIVE FEBRUARY 24, 2011

Annex B

ARTICLE I ESTABLISHMENT, PURPOSE AND DURATION	1

1.1 Establishment	1
1.2 Purpose of the Plan	1
1.3 Duration of Plan	1

ARTICLE II DEFINITIONS	2

2.1 Affiliate	2
2.2 Annual Incentive Award	2
2.3 Award	2
2.4 Award Agreement	2
2.5 Board	2
2.6 Cash-Based Award	2
2.7 Change in Control of the Company	2
2.8 Code	3
2.9 Committee	3
2.10 Company	3
2.11 Corporate Change	3
2.12 Covered Employee	3
2.13 Director	3
2.14 Disability	3
2.15 Dividend Equivalent	4
2.16 Effective Date	4
2.17 Employee	4
2.18 Fair Market Value	4
2.19 Fiscal Year	4
2.20 Full Value Award	4
2.21 Holder	4
2.22 Minimum Statutory Tax Withholding Obligation	4
2.23 Option	4
2.24 Option Price	4
2.25 Other Stock-Based Award	4
2.26 Performance-Based Compensation	4
2.27 Performance Goals	4
2.28 Performance Stock Award	4
2.29 Performance Unit Award	5
2.30 Period of Restriction	5
2.31 Permissible under Section 409A	5
2.32 Plan	5
2.33 Restricted Stock	5
2.34 Restricted Stock Award	5
2.35 RSU	5
2.36 RSU Award	5
2.37 SAR	5
2.38 Section 409A	5
2.39 Stock	5
2.40 Substantial Risk of Forfeiture	5
2.41 Termination of Employment	5

ARTICLE III ELIGIBILITY AND PARTICIPATION	6

3.1 Eligibility	6
3.2 Participation	6

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Annex B

ARTICLE IV GENERAL PROVISIONS RELATING TO AWARDS	7

4.1 Authority to Grant Awards	7
4.2 Dedicated Shares; Maximum Awards	7
4.3 Non-Transferability	8
4.4 Requirements of Law	8
4.5 Changes in the Company’s Capital Structure	8
4.6 Election Under Section 83(b) of the Code	11
4.7 Forfeiture for Cause	11
4.8 Forfeiture Events	11
4.9 Award Agreements	11
4.10 Amendments of Award Agreements	12
4.11 Rights as Stockholder	12
4.12 Issuance of Shares of Stock	12
4.13 Restrictions on Stock Received	12
4.14 Compliance With Section 409A	12

ARTICLE V OPTIONS	13

5.1 Authority to Grant Options	13
5.2 Option Agreement	13
5.3 Option Price	13
5.4 Duration of Option	13
5.5 Amount Exercisable	13
5.6 Exercise of Option	13

ARTICLE VI STOCK APPRECIATION RIGHTS	14

6.1 Authority to Grant SAR Awards	14
6.2 General Terms	14
6.3 SAR Agreement	14
6.4 Term of SAR	14
6.5 Exercise of SAR	14
6.6 Payment of SAR Amount	14
6.7 Termination of Employment	14

ARTICLE VII RESTRICTED STOCK AWARDS	15

7.1 Restricted Stock Awards	15
7.2 Restricted Stock Award Agreement	15
7.3 Holder’s Rights as Stockholder	15

ARTICLE VIII RESTRICTED STOCK UNIT AWARDS	16

8.1 Authority to Grant RSU Awards	16
8.2 RSU Award	16
8.3 RSU Award Agreement	16
8.4 Dividend Equivalents	16
8.5 Form of Payment Under RSU Award	16
8.6 Time of Payment Under RSU Award	16

ARTICLE IX PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS	17

9.1 Authority to Grant Performance Stock Awards and Performance Unit Awards	17
9.2 Performance Goals	17
9.3 Time of Establishment of Performance Goals	17
9.4 Written Agreement	17
9.5 Form of Payment Under Performance Unit Award	18
9.6 Time of Payment Under Performance Unit Award	18
9.7 Holder’s Rights as Stockholder With Respect to a Performance Stock Award	18
9.8 Increases Prohibited	18

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Annex B

ARTICLE X ANNUAL INCENTIVE AWARDS	19

10.1 Authority to Grant Annual Incentive Awards	19
10.2 Covered Employees	19
10.3 Written Agreement	19
10.4 Form of Payment Under Annual Incentive Award	19
10.5 Time of Payment Under Annual Incentive Award	19
10.6 Increases Prohibited	19

ARTICLE XI OTHER STOCK-BASED AWARDS	20

11.1 Authority to Grant Other Stock-Based Awards	20
11.2 Value of Other Stock-Based Award	20
11.3 Payment of Other Stock-Based Award	20
11.4 Termination of Employment	20

ARTICLE XII CASH-BASED AWARDS	21

12.1 Authority to Grant Cash-Based Awards	21
12.2 Value of Cash-Based Award	21
12.3 Payment of Cash-Based Award	21
12.4 Termination of Employment	21

ARTICLE XIII SUBSTITUTION AWARDS	22

ARTICLE XIV ADMINISTRATION	23

14.1 Awards	23
14.2 Authority of the Committee	23
14.3 Decisions Binding	23
14.4 No Liability	23

ARTICLE XV AMENDMENT OR TERMINATION OF PLAN	24

15.1 Amendment, Modification, Suspension, and Termination	24
15.2 Awards Previously Granted	24

ARTICLE XVI MISCELLANEOUS	25

16.1 Unfunded Plan/No Establishment of a Trust Fund	25
16.2 No Employment Obligation	25
16.3 Tax Withholding	25
16.4 Gender and Number	26
16.5 Severability	26
16.6 Headings	26
16.7 Other Compensation Plans	26
16.8 Retirement and Welfare Plans	26

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Annex B

16.9 Other Awards	26
16.10 Successors	26
16.11 Law Limitations/Governmental Approvals	26
16.12 Delivery of Title	26
16.13 Inability to Obtain Authority	26
16.14 Investment Representations	27
16.15 Persons Residing Outside of the United States	27
16.16 Arbitration of Disputes	27
16.17 Governing Law	27
16.18 Section 162(m) Stockholder Approval	27

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Annex B
ARTICLE I
ESTABLISHMENT, PURPOSE AND DURATION
1.1 Establishment. The Company hereby establishes an incentive compensation plan, to be known as the “Quanex Building Products Corporation 2008 Omnibus Incentive Plan,” as set forth in this document. The Plan permits the grant of Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Annual Incentive Awards, Cash-Based Awards and Other Stock-Based Awards. The Plan shall become effective as of the Effective Date.
1.2 Purpose of the Plan. The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its Affiliates.
1.3 Duration of Plan. The Plan shall continue indefinitely until it is terminated pursuant to Section 15.1. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

Annex B
ARTICLE II
DEFINITIONS
The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.
2.1 “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
2.2 “Annual Incentive Award” means an Award granted to a Holder pursuant to Article X.
2.3 “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Annual Incentive Awards, Other Stock-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan.
2.4 “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.
2.5 “Board” means the board of directors of the Company.
2.6 “Cash-Based Award” means an Award granted pursuant to Article XII.
2.7 “Change in Control of the Company” means the occurrence of any of the following after the Effective Date:
(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “ Covered Person”) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of the common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a) of this Section 2.7, the following acquisitions shall not constitute a Change in Control of the Company: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.7; or
(b) individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Board; or

Annex B
(c) the consummation of (xx) a reorganization, merger or consolidation or sale of the Company, or (yy) a disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, direct or indirectly, more than 80 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination, were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or
(d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
2.8 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
2.9 “Committee” means the Compensation Committee of the Board.
2.10 “Company” means Quanex Building Products Corporation, a Delaware corporation, or any successor (by reincorporation, merger or otherwise).
2.11 “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).
2.12 “Covered Employee” means an Employee who is a “covered employee,” as defined in section 162(m) of the Code and the regulations or other guidance promulgated by the Internal Revenue Service under section 162(m) of the Code, or any successor statute.
2.13 “Director” means a director of the Company who is not an Employee.
2.14 “Disability” means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for Employees as then in effect; or in the event that the Holder is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for Employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

Annex B
2.15 “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.
2.16 “Effective Date” means the later of (a) the date the Plan is approved by the Board, (b) the date the Plan is approved by the stockholder(s) of the Company and (c) the effective date of the Company’s first effective registration statement filed under the Securities Act of 1933, as amended.
2.17 “Employee” means a person employed by the Company or any Affiliate as a common law employee.
2.18 “Fair Market Value” of the Stock as of any particular date means (1) if the Stock is traded on a stock exchange, the closing sale price of the Stock on that date as reported on the principal securities exchange on which the Stock is traded, or (2) if the Stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if the Stock is not so traded, (b) if no closing price or bid and asked prices for the stock was so reported on that date or (c) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.
2.19 “Fiscal Year” means the Company’s fiscal year.
2.20 “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of shares of stock.
2.21 “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.
2.22 “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state and local taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.
2.23 “Option” means a “nonqualified stock option” to purchase Stock granted pursuant to Article V that does not satisfy the requirements of section 422 of the Code.
2.24 “Option Price” shall have the meaning ascribed to that term in Section 5.3.
2.25 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article XI.
2.26 “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.
2.27 “Performance Goals” means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award are based.
2.28 “Performance Stock Award” means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

Annex B
2.29 “Performance Unit Award” means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.
2.30 “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.
2.31 “Permissible under Section 409A” means with respect to a particular action (such as, the grant, payment, vesting, settlement or deferral of an amount or award under the Plan) that such action shall not subject the compensation at issue to be subject to the additional tax or interest applicable under Section 409A.
2.32 “Plan” means the Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as set forth in this document as it may be amended from time to time.
2.33 “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.
2.34 “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.
2.35 “RSU” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.
2.36 “RSU Award” means an Award granted pursuant to Article VIII.
2.37 “SAR” means a stock appreciation right granted under the Plan pursuant to Article VI.
2.38 “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.
2.39 “Stock” means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company’s stockholders). In addition, for purposes of the Plan and the Awards, the term Stock shall also be deemed to include any rights to purchase (“Rights”) any junior participating preferred stock of the Company that may then be trading together with the Stock as provided in any agreement entered into by the Company relating to the Rights.
2.40 “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.
2.41 “Termination of Employment” means the termination of the Award recipient’s employment relationship with the Company and all Affiliates.

Annex B
ARTICLE III
ELIGIBILITY AND PARTICIPATION
3.1 Eligibility. The persons who are eligible to receive Awards under the Plan other than Annual Incentive Awards are key Employees and Directors. The persons who are eligible to receive Annual Incentive Awards under the Plan are key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company.
3.2 Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the Employees and Directors to whom Awards shall be granted and shall determine the nature and amount of each Award.

Annex B
ARTICLE IV
GENERAL PROVISIONS RELATING TO AWARDS
4.1 Authority to Grant Awards. The Committee may grant Awards to those key Employees and Directors as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.
4.2 Dedicated Shares; Maximum Awards.
(a) Number of Shares of Stock Dedicated under the Plan for Awards.
(i) The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is [2,751,350**], comprising [351,350**] Shares available under the Plan immediately prior to the date of approval of the amendment to the Plan approved by the stockholders of the Company at the Company’s 2011 Annual Meeting of Stockholders (the “2011 Approval Date”), and 2,400,000 new Shares approved for issuance under the Plan as of the 2011 Approval Date.
(ii) The aggregate number of shares of Stock with respect to which Full Value Awards may be granted under the Plan is 1,000,000.
(b) Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:
(i) The maximum number of shares of Stock with respect to which Options may be granted to an Employee during a Fiscal Year is 350,000.
(ii) The maximum number of shares with respect to which SARs may be granted to an Employee during a Fiscal Year is 350,000.
(iii) The maximum aggregate number of shares of Stock with respect to which Restricted Stock and Performance Stock Awards may be granted to a Participant during a Fiscal Year is 175,000.
(iv) The maximum number of shares of Stock with respect to which Performance Unit Awards payable in Stock may be granted to an Employee during a Fiscal Year is 175,000.
(v) The maximum value of cash with respect to which Performance Unit Awards payable in cash may be granted to an Employee during a Fiscal Year, determined as of the dates of Grants of the Performance Unit Awards, is $2,500,000.
[**Note: As of January 7, 2011, there were 351,350 Shares available for grant under the Plan. The number of shares available for grant as of February 23, 2011, may be higher or lower than this number, depending on grants and/or forfeitures that transpire before that date. The total number of shares that would be available under the Plan if this Amendment is adopted will be equal to the number of shares available for grant as of February 23, 2011, increased by 2,400,000.]

Annex B
(vi) The maximum amount that may be paid to an Employee under Annual Incentive Award(s) granted to an Employee during a Fiscal Year is $2,500,000.
(c) Share Usage. Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. The number of shares of Stock stated in this Section 4.2 shall also be increased by such number of shares of Stock as become subject to substitute Awards granted pursuant to Article XIII; provided, however, that such increase shall be conditioned upon the approval of the stockholders of the Company to the extent stockholder approval is required by law or applicable stock exchange rules. If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. If shares of Stock are tendered in payment of an Option Price of an Option, such shares of Stock will not be added to the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of shares of Stock, the shares of Stock allocable to such portion of the Award may again be subject to an Award granted under the Plan. When a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.
4.3 Non-Transferability. Except as specified in the applicable Award Agreements or in domestic relations court orders, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section 4.3 shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.
4.4 Requirements of Law. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.
4.5 Changes in the Company’s Capital Structure.
(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

Annex B
(b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.
(c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):
(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;
(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

Annex B
(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;
(4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or
(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).
Any adjustment effected by the Committee under Section 4.5 shall be designed to provide the Holder with the intrinsic value of his or her Award, as determined prior to the Corporate Change, or, if applicable, equalize the Fair Market Value of the Award before and after the Corporate Change.
In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.
(d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

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(e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.
(f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.
4.6 Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer or General Counsel of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer or General Counsel of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.
4.7 Forfeiture for Cause. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate or (b) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.
4.8 Forfeiture Events. The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.
4.9 Award Agreements. Each Award shall be embodied in a written agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a Change in Control of the Company on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

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4.10 Amendments of Award Agreements. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.
4.11 Rights as Stockholder. A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU, a Performance Stock Unit, or an Other Stock-Based Award until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.
4.12 Issuance of Shares of Stock. Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.
4.13 Restrictions on Stock Received. The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.
4.14 Compliance With Section 409A. Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A.

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ARTICLE V
OPTIONS
5.1 Authority to Grant Options. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.
5.2 Option Agreement. Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) the Option Price, (b) the duration of the Option, (c) the number of shares of Stock to which the Option pertains, (d) the exercise restrictions, if any, applicable to the Option and (e) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan.
5.3 Option Price. The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.3, the Committee shall determine the Option Price for each grant of an Option under the Plan.
5.4 Duration of Option. An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder’s Termination of Employment or severance of affiliation relationship with the Company.
5.5 Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.
5.6 Exercise of Option. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written or electronic notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of shares of Stock with respect to which the Option is to be exercised and (3) the address to which any certificate representing such shares of Stock should be mailed. For the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless or net exercise (if approved in advance by the Committee or an executive officer of the Company, and in such form as permitted by the Committee) or (c) any other form of payment which is acceptable to the Committee and permitted by applicable law.

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ARTICLE VI
STOCK APPRECIATION RIGHTS
6.1 Authority to Grant SAR Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
6.2 General Terms. Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR.
6.3 SAR Agreement. Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.
6.4 Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant.
6.5 Exercise of SAR. A SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
6.6 Payment of SAR Amount. Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
6.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

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ARTICLE VII
RESTRICTED STOCK AWARDS
7.1 Restricted Stock Awards. The Committee may make Awards of Restricted Stock to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.
7.2 Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.
7.3 Holder’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

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ARTICLE VIII
RESTRICTED STOCK UNIT AWARDS
8.1 Authority to Grant RSU Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.
8.2 RSU Award. An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a share of Stock.
8.3 RSU Award Agreement. Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.
8.4 Dividend Equivalents. An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.
8.5 Form of Payment Under RSU Award. Payment under an RSU Award shall be made in either cash or shares of Stock as specified in the applicable Award Agreement.
8.6 Time of Payment Under RSU Award. A Holder’s payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

Annex B
ARTICLE IX
PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS
9.1 Authority to Grant Performance Stock Awards and Performance Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Stock or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.
9.2 Performance Goals. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. The Performance Goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Goals, which may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, total stockholder return, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, stockholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions and cost ratios (per employee or per customer), or the achievement of specified milestones or the completion of specified projects identified as contributing substantially to the Company’s success or value or the attainment of the Company’s strategic goals. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Stock or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.
9.3 Time of Establishment of Performance Goals. With respect to an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation, a Performance Goal for a particular Performance Stock Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.
9.4 Written Agreement. Each Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

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9.5 Form of Payment Under Performance Unit Award. Payment under a Performance Unit Award shall be made in cash and/or shares of Stock as specified in the Holder’s Award Agreement.
9.6 Time of Payment Under Performance Unit Award. A Holder’s payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.
9.7 Holder’s Rights as Stockholder With Respect to a Performance Stock Award. Subject to the terms and conditions of the Plan, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock.
9.8 Increases Prohibited. None of the Committee or the Board may increase the amount of compensation payable under a Performance Stock or Performance Unit Award. If the time at which a Performance Stock or Performance Unit Award will vest or be paid is accelerated for any reason, the number of shares of Stock subject to, or the amount payable under, the Performance Stock or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

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ARTICLE X
ANNUAL INCENTIVE AWARDS
10.1 Authority to Grant Annual Incentive Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Annual Incentive Awards under the Plan to key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company in such amounts and upon such terms as the Committee shall determine. The amount of any Annual Incentive Awards shall be based on the attainment of such Performance Goals as the Committee may determine.
10.2 Covered Employees. The Performance Goals upon which the payment or vesting of an Annual Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation must meet the requirements of Sections 9.2, 9.3, 9.8 and 9.9 as applied to such Annual Incentive Award. In interpreting Plan provisions applicable to Performance Goals with respect to Covered Employees, it is intended that the Plan will generally conform with the standards of section 162(m) of the Code and Treasury Regulations section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions to the extent the Award is intended to qualify as Performance-Based Compensation as described under section 162(m) of the Code. Prior to the payment of any compensation to a Covered Employee based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.
10.3 Written Agreement. Each Annual Incentive Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.
10.4 Form of Payment Under Annual Incentive Award. Payment under an Annual Incentive Award shall be made in cash.
10.5 Time of Payment Under Annual Incentive Award. A Holder’s payment under an Annual Incentive Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Annual Incentive Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.
10.6 Increases Prohibited. None of the Committee or the Board may increase the amount of compensation payable under an Annual Incentive Award. If the time at which an Annual Incentive Award will be paid is accelerated for any reason, the amount payable under the Annual Incentive Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

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ARTICLE XI
OTHER STOCK-BASED AWARDS
11.1 Authority to Grant Other Stock-Based Awards. The Committee may grant to eligible persons other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.2 Value of Other Stock-Based Award. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.
11.3 Payment of Other Stock-Based Award. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.
11.4 Termination of Employment. The Committee shall determine the extent to which a Holder’s rights with respect to Other Stock-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan

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ARTICLE XII
CASH-BASED AWARDS
12.1 Authority to Grant Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine.
12.2 Value of Cash-Based Award. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.
12.3 Payment of Cash-Based Award. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.
12.4 Termination of Employment. The Committee shall determine the extent to which a Holder’s rights with respect to Cash-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

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ARTICLE XIII
SUBSTITUTION AWARDS
Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.

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ARTICLE XIV
ADMINISTRATION
14.1 Awards. The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.
14.2 Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.
The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in this Section 14.2. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.
14.3 Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its stockholders, its Affiliates, Holders and the estates and beneficiaries of Holders.
14.4 No Liability. Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, an Affiliate’s, the Committee’s or the Board’s roles in connection with the Plan.

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ARTICLE XV
AMENDMENT OR TERMINATION OF PLAN
15.1 Amendment, Modification, Suspension, and Termination. Subject to Section 15.2, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.
15.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

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ARTICLE XVI
MISCELLANEOUS
16.1 Unfunded Plan/No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
16.2 No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.
16.3 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 16.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title and interest in such shares of Stock shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

Annex B
16.4 Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.
16.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
16.6 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.
16.7 Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees or Directors.
16.8 Retirement and Welfare Plans. Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.
16.9 Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.
16.10 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
16.11 Law Limitations/Governmental Approvals. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
16.12 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a)obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b)completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
16.13 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

Annex B
16.14 Investment Representations. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.
16.15 Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a)determine which Affiliates shall be covered by the Plan; (b)determine which persons employed outside the United States are eligible to participate in the Plan; (c)amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d)establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable—any subplans and modifications to Plan terms and procedures established under this Section 16.15 by the Committee shall be attached to the Plan document as Appendices; and (e)take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other applicable law.
16.16 Arbitration of Disputes. Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.
16.17 Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
16.18 Section 162(m) Stockholder Approval. Payments of cash or Stock under the Plan are generally intended to meet the requirements of section 162(m) of the Code. Accordingly, the Plan shall be put before the stockholders of the Company for its approval, solely for purposes of meeting the requirements of section 162(m) of the Code, at or before the first regularly scheduled meeting of the stockholders of the Company that occurs more than 12 months after the date the Company becomes a separate publicly held corporation. However, if the Plan is not approved for purposes of section 162(m) of the Code at or before the first regularly scheduled meeting of the stockholders of the Company that occurs more than 12 months after the date the Company becomes a separate publicly held corporation, the Plan shall remain in effect and payments made under the Plan shall be subject to the limitations under section 162(m) of the Code. In such case, if the Company determines that section 162(m) of the Code may not allow the Company to take a deduction for part or all of any Performance-Based Compensation payable under the Plan, then, unless a Change in Control has occurred after the Effective Date, the payment of such Performance-Based Compensation otherwise payable hereunder will be delayed (or deferred under the Company’s Deferred Compensation Plan, if the Holder is a participant in such plan) to the extent any such payment would not be deductible by the Company by reason of section 162(m) of the Code. The Committee may waive the mandatory delay (or deferral) required by this Section 16.18 with respect to a Holder who is not a member of the Committee but such waiver shall only be made on an individual basis. If the Plan is approved at or before the first regularly scheduled meeting of the stockholders of the Company that occurs more than 12 months after the date the Company becomes a separate publicly held corporation, this Section 16.18 automatically shall be deleted from the Plan.

Annex B
CERTIFICATE
The undersigned, officer of Quanex Building Products Corporation (the “Company”), certifies that the board of directors of the Company adopted and approved certain amendments to the 2008 Omnibus Incentive Plan on the _____ day of ________ 2010 and the stockholder(s) of the Company adopted and approved certain amendments to the 2008 Omnibus Incentive Plan on the _____ day of ________ 2011.
WITNESS my hand this _____ day of ________ 2011.

Kevin P. Delaney
Senior Vice President — General Counsel and Secretary

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

COMPANY #
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
The Board of Directors recommends the following votes: Items 1, 2, 4 and 5 — FOR; Item 3 — 1 Year.

1.	To elect three directors to serve until the Annual Meeting of Stockholders in 2014	01 Susan F. Davis 02 Joseph D. Rupp 03 Curtis M. Stevens	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To provide a non-binding advisory vote approving the Company’s executive compensation program;		☐	For	☐	Against	☐	Abstain

3.	To provide a non-binding advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future; ☐	1 Year	☐	2 Years	☐	3 Years	☐	Abstain

4.	To approve an amendment to the Company’s 2008 Omnibus Incentive Plan to increase the number of shares available for grant under the Plan;		☐	For	☐	Against	☐	Abstain

5.	To ratify the appointment of Deloitte & Touche LLP as the Company’s external auditors; and		☐	For	☐	Against	☐	Abstain

6.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Proxy Card.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.
Date
Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis-trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quanex Building Products Corporation, a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, 1900 West Loop South, Suite 1500, Houston, Texas, on February 24, 2011, at 8:00 a.m., C.S.T.
Notice of Internet Availability of Proxy Materials: You can access and review the Annual Report and Proxy Statement on the Internet by going to the following Quanex Building Products Corporation website: http://www.quanex.com/ir_annual_reports.html

Quanex Building Products Corporation 1900 West Loop South, Suite 1500 Houston, TX 77027	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 24, 2011.
The Board of Directors has fixed the close of business on January 7, 2011, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company’s principal executive offices, will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting, and will be made available at the time and place of the meeting during the whole time thereof.
By signing the proxy, you revoke all prior proxies and appoint William C. Griffiths and Donald G. Barger, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
Please execute your vote promptly. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting and wish to vote in person.
The Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2010, accompanies this Notice.
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.eproxy.com/nx	1-800-560-1965
Mark, sign and date your proxy
Use the Internet to vote your proxy	Use a touch-tone telephone to	card and return it in the
until 12:00 p.m. (CT) on	vote your proxy until 12:00 p.m.	postage-paid envelope provided.
February 23, 2011.	(CT) on February 23, 2011.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.
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